As filed with the Securities and Exchange Commission on November 2, 1995
                                                  Registration No. 33-_____

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM S-4

                         REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                            ________________

                             UNITED CAROLINA
                          BANCSHARES CORPORATION
          (Exact name of registrant as specified in its charter)

  North Carolina                   6025                        56-0954530
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)    Classification Code No.)  Identification No.)
                         _________________________

                          127 West Webster Street
                      Whiteville, North Carolina 28472
                                (910) 642-5131
             (Address, including Zip Code, and telephone number,
      including area code, of registrant's principal executive offices)
                         _________________________

                        HOWARD V. HUDSON, JR., Esq.
                  United Carolina Bancshares Corporation
                           127 West Webster Street
                      Whiteville, North Carolina  28472
                                (910) 642-5131
        (Name, address, including Zip Code, and telephone number,
                   including area code, of agent for service)

                                  Copies to:
       William R. Lathan, Jr., Esq.           Ronald D. Raxter, Esq.
           Raymond W. Hines, Esq.            The Sanford Law Firm, PLLC
            Ward and Smith, P.A.               234 Fayetteville Street
             1001 College Court                       Suite 100
             Post Office Box 867           Raleigh, North Carolina  27602
         New Bern, North Carolina 28563              (919) 755-1800
              (919) 633-1000

Approximate date of commencement of the proposed sale of the securities to the public:
 As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with

             General Instruction G, check the following box.  [ ]


                      CALCULATION OF REGISTRATION FEE

Title of Each                       Proposed        Proposed
  Class of                          Maximum          Maximum        Amount of
Securities to      Amount to     Offering Price     Aggregate     Registration
be Registered    be Registered     Per Share     Offering Price      Fee (1)
Common Stock,
$4.00 par value     393,900     Not Applicable     $6,770,342        $2,335

(1) In accordance with Rule 457(f), the registration fee is based upon the book value as of September 30, 1995, ($19.56) of a share of the common stock of Seaboard Savings Bank, Inc., SSB.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                    UNITED CAROLINA BANCSHARES CORPORATION

       Cross-Reference Sheet Pursuant to Item 501 of Regulation S-K

  Item  of  Form  S-4
  Caption in Prospectus/Proxy Statement

  PART I - INFORMATION REQUIRED IN THE PROSPECTUS

A. INFORMATION ABOUT THE TRANSACTION

  1.  Forepart of  Registration Statement
      and Outside  Front  Cover  Page  of
      Prospectus . . . . . . . . . . . .    Facing Page of Registration
                                            Statement; Cross-Reference Sheet;
                                            Outside Front Cover  Page  of
                                            Prospectus

 2.  Inside Front and Outside Back Cover
     Pages of Prospectus  . . . . . . .     Inside Front Cover Page of
                                            Prospectus; Available Information;
                                            Incorporation of Certain Documents
                                            by Reference

 3.  Risk Factors, Ratio of Earnings
     to Fixed Charges and Other
     Information . . . . . . . . . . . .    Summary - Summary  of  Merger;
                                            Selected Financial Information and
                                            Unaudited Comparative Per Share
                                            Data

 4.  Terms of the Transaction . . . . .     Summary - Summary  of   Merger;
                                            Proposal 1: The Merger - General, -
                                            Conversion of Seaboard Stock and
                                            Seaboard Options; Exchange Rate, -
                                            Background of and Reasons for the
                                            Merger, - Fairness Opinion,  -
                                            Accounting Treatment, - Certain
                                            Income Tax Consequences; Capital
                                            Stock of Bancshares and Seaboard;
                                            Appendix C

 5.  Pro Forma Financial Information  .     Not Applicable

 6.  Material Contracts with the Company
     Being Acquired . . . . . . . . . .     Proposal 1: The Merger - Interests
                                            of Certain Persons With Respect to
                                            the Merger

 7.  Additional Information Required for
     Reoffering  by Persons  and Parties
     Deemed to be Underwriters  . . . .     Not Applicable

 8.  Interests  of Named Experts  and
     Counsel  . . . . . . . . . . . . .     Tax and Legal Matters

 9.  Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities  . . . . . . . . .     Indemnification

B. INFORMATION ABOUT THE REGISTRANT

10.  Information  with  Respect  to  S-3
     Registrants  . . . . . . . . . . .     Not Applicable

11.  Incorporation of Certain
     Information by Reference . . . . .     Incorporation of Certain Documents
                                            by Reference

12.  Information with Respect  to S-2 or
     S-3 Registrants  . . . . . . . . .     Not Applicable

13.  Incorporation of Certain
     Information by Reference . . . . .     Not Applicable

14.  Information with Respect to
     Registrants Other Than  S-2 or  S-3
     Registrants  . . . . . . . . . . .     Not Applicable

C. INFORMATION   ABOUT  THE   COMPANY  BEING  ACQUIRED

15.  Information  with  Respect  to  S-3
     Companies  . . . . . . . . . . . .     Not Applicable

16.  Information with Respect  to S-2 or
     S-3 Companies  . . . . . . . . . .     Not Applicable

17.  Information    with    Respect   to
     Companies Other  than  S-2  or  S-3
     Companies  . . . . . . . . . . . .     Seaboard Savings Bank, Inc., SSB -
                                            General, - Financial Statements;
                                            Management's Discussion and
                                            Analysis of Seaboard's Financial
                                            Condition and Results of
                                            Operations; Capital Stock of
                                            Bancshares and Seaboard -
                                            Differences in Capital Stock  of
                                            Bancshares and Seaboard; Selected
                                            Financial Information and Unaudited
                                            Comparative Per Share Data; Market
                                            and Dividend Information Regarding
                                            Seaboard Stock and Bancshares Stock

D. VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents or
     Authorizations are to be Solicited     Summary - Special  Meeting   of
                                            Shareholders, - Summary of Merger;
                                            Proposal 1: The Merger - Interests
                                            of Certain Persons With Respect to
                                            the Merger; Rights of Dissenting
                                            Shareholders; Appendix B; United
                                            Carolina Bancshares Corporation and
                                            United Carolina Bank - Beneficial
                                            Ownership of Securities; Seaboard
                                            Savings Bank, Inc., SSB -
                                            Beneficial Ownership of Securities

19.  Information if Proxies, Consents or
     Authorizations are not to be
     Solicited or in an Exchange Offer.     Not Applicable

                         [SEABOARD LETTERHEAD]


                         ______________, 1995


To:   The Shareholders of Seaboard Savings Bank, Inc., SSB

A Special Meeting of Shareholders (the "Special Meeting") of Seaboard Savings Bank, Inc., SSB ("Seaboard") will be held on __________, ________, 1996, at 7:00 p.m., local time, at the main office of Seaboard located at 433 U.S. Highway 64 East, Plymouth, North Carolina. At this important meeting, shareholders will be asked to approve the agreement pursuant to which Seaboard will be merged (the "Merger") with and into United Carolina Bank ("UCB"), the commercial bank subsidiary of United Carolina Bancshares Corporation ("Bancshares").

If the Merger is consummated, each outstanding share of Seaboard common stock (other than shares held by dissenting shareholders), will be converted into and exchanged for 0.9104 shares of Bancshares' common stock, $4.00 par value per share (subject to adjustment as described in the accompanying Prospectus/Proxy Statement).

In connection with the Merger, you also will be voting upon a proposed amendment (the "Charter Amendment") to the provisions of Section 8 of
Seaboard's Amended and Restated Certificate  of Incorporation.   Section 8
currently prohibits the acquisition by any person of more than 10% of any class of an equity security of Seaboard until May 10, 1996. To consummate the Merger, both the Agreement and the Charter Amendment must be approved at the Special Meeting.

Detailed information about the proposed Merger, Seaboard, UCB, Bancshares and the Charter Amendment are set forth in the accompanying Prospectus/Proxy Statement. You are urged to study the Prospectus/Proxy Statement before casting your vote on the Merger and the Charter Amendment. The Board of Directors of Seaboard has received a written opinion of The Meritas
Group, Inc. that the terms of the Merger are fair, from a financial point of view, to the shareholders of Seaboard.

Your Board of Directors believes the Merger with UCB is in the best interests of Seaboard and its shareholders and has unanimously approved the Agreement and the Charter Amendment. Accordingly, your Board unanimously recommends that you vote FOR approval of the Agreement and the Charter Amendment.

Your vote is important, regardless of the number of shares you own. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Seaboard common stock
entitled  to vote  at the  Special Meeting.   Consequently,  failure to
vote will have the same effect as a vote against the Merger. Therefore, on behalf of your Board of Directors, I urge you to complete, date and sign the accompanying appointment of proxy and return it promptly in the enclosed, postage paid envelope as soon as possible to ensure that your shares will be voted at the Special Meeting. This will not prevent you from attending the Special Meeting and voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

On behalf of the Board of Directors, I urge you to vote FOR approval of the Agreement and the Charter Amendment.

                                         Sincerely,


                                         Samuel J. Styons
                                         President and Chief Executive Officer

                    SEABOARD SAVINGS BANK, INC., SSB

                        433 U.S. Highway 64 East
                     Plymouth, North Carolina 27962

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

   NOTICE is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Seaboard Savings Bank, Inc., SSB ("Seaboard") will be held at 7:00 p.m. on __________, January ____, 1996, at
Seaboard's Main Office located at 433 U.S. Highway 64 East, Plymouth, North Carolina.

The purposes of the meeting are:

1. Proposal to Approve the Merger. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of September 19, 1995, and the related Plan of Merger included therein (collectively, the "Agreement"), among Seaboard, United Carolina Bank ("UCB") and United Carolina Bancshares Corporation ("Bancshares") (a copy of which is attached as Appendix A to the Prospectus/Proxy Statement which accompanies this Notice), and to approve the transactions described therein, including, without limitation, the merger of Seaboard into UCB (the "Merger") with the result that the outstanding shares of Seaboard's common stock, no par value per share ("Seaboard Stock"), will be converted into shares of Bancshares' common stock, $4.00 par value per share, all as more fully described in the accompanying Prospectus/Proxy Statement;

2. Proposal to Approve Charter Amendment. To consider and vote upon a proposal to approve and adopt an amendment (the "Charter Amendment"), all as more fully described in the accompanying
      Prospectus/Proxy Statement, to the  provisions  of   Seaboard's
      Amended  and   Restated  Certificate   of Incorporation that
      currently prohibit the acquisition by any person of more than 10% of any class of an equity security of Seaboard for a period of three years from May 10, 1993.

3. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.
      Management of Seaboard is not aware of any other matters which may properly come before the Special Meeting.

   UNDER NORTH CAROLINA LAW, EACH HOLDER OF SEABOARD STOCK HAS THE RIGHT TO DISSENT FROM THE MERGER AND TO DEMAND PAYMENT OF THE FAIR VALUE OF HIS OR HER SHARES OF SEABOARD STOCK IN THE EVENT THE MERGER IS APPROVED AND CONSUMMATED. A SHAREHOLDER'S RIGHT TO DISSENT IS CONTINGENT UPON STRICT COMPLIANCE WITH THE REQUIREMENTS OF ARTICLE 13 OF THE NORTH CAROLINA BUSINESS CORPORATION ACT. THE FULL TEXT OF
ARTICLE 13 IS ATTACHED AS APPENDIX B TO THE PROSPECTUS/PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE AND IS INCORPORATED HEREIN BY REFERENCE.

  EACH SHAREHOLDER IS INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, TO INSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING, EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED APPOINTMENT OF PROXY IN THE ENCLOSED PREPAID ENVELOPE. SIGNING AND RETURNING AN APPOINTMENT OF PROXY WILL NOT AFFECT A SHAREHOLDER'S RIGHT TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON.

                                         By Order of the Board of Directors


                                         Beth B. Harrell
                                         Secretary/Treasurer

December ___, 1995

   SEABOARD'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE TO APPROVE THE AGREEMENT AND THE CHARTER AMENDMENT.

                               PROSPECTUS
                             UNITED CAROLINA
                          BANCSHARES CORPORATION

                              393,900 Shares

                               Common Stock
                              Par Value $4.00

                         _________________________

                              PROXY STATEMENT
                   For Special Meeting of Shareholders of
                      Seaboard Savings Bank, Inc., SSB
                       to be Held on January ___, 1996
                         _________________________


   This Prospectus relates to shares of the common stock, $4.00  par
value per share   ("Bancshares   Stock"),   of  United   Carolina
Bancshares Corporation ("Bancshares") that will be issued in connection with the proposed merger (the "Merger") of Seaboard Savings Bank, Inc., SSB ("Seaboard") into United Carolina Bank ("UCB"). Bancshares is a North Carolina corporation which is registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") as a bank holding company and which is the parent company of
UCB.   As described in the Agreement and Plan of  Reorganization and
Merger dated as of September 19, 1995, and the related Plan of Merger included therein (collectively, the "Agreement") among Seaboard, Bancshares and UCB, it is proposed that Seaboard be merged into UCB and, upon consummation of the Merger, that the outstanding shares of Seaboard's common stock, no par value per share ("Seaboard Stock"), be converted into and exchanged for shares of Bancshares Stock. (See "PROPOSAL 1: THE MERGER.")

   Seaboard's   shareholders  are   entitled  to   exercise   their
statutory dissenters' rights in accordance with North Carolina law. (See "RIGHTS OF DISSENTING SHAREHOLDERS.") In lieu of issuing fractional shares of Bancshares Stock, cash will be distributed to each Seaboard shareholder otherwise entitled to receive a fractional share in an amount equal to that fraction multiplied by the "market
value" of  one whole share  of Bancshares Stock.   (See "PROPOSAL 1:
THE MERGER--Treatment of Fractional Shares.")

   This Prospectus also serves as Seaboard's Proxy Statement in connection with the solicitation of appointments of proxy by the Board of Directors to be used at a Special Meeting of Seaboard's shareholders (the "Special Meeting"), including any adjournments thereof, to be held on January ___, 1996, for the purposes described herein. (See "SUMMARY--Special Meeting of Shareholders.")

   The Prospectus/Proxy Statement and the accompanying form of appointment of proxy are first being mailed to shareholders of Seaboard on or about December ___, 1995.

                            ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS/PROXY STATEMENT.  ANY REPRESENTATION TO
                   THE CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------

   The date of this Prospectus/Proxy Statement is December ___, 1995.

   No person is authorized to give any information or make any representation other than those contained in this Prospectus/Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized by Bancshares, UCB or Seaboard. This Prospectus/Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase the securities offered by this Prospectus/Proxy Statement in any jurisdiction in which such offer is not authorized or to or from any person to whom it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this Prospectus/Proxy Statement regarding Bancshares and its affiliates has been furnished by Bancshares, and the information contained herein regarding Seaboard has been furnished by Seaboard. Neither the delivery of this Prospectus/Proxy Statement nor any distribution of the securities being offered hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Bancshares, UCB or Seaboard since the date of this Prospectus/Proxy Statement or that the information contained herein or in the documents incorporated by reference is correct as of any time subsequent to the date hereof.

   THE SHARES OF BANCSHARES STOCK OFFERED HEREBY ARE NOT DEPOSITS OF ANY BANK OR FINANCIAL INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
                    ______________________________

                         TABLE OF CONTENTS


                                                   Page                                                       Page
AVAILABLE INFORMATION . . . . . . . . . . . . . . .  3        CAPITALIZATION . . . . . . . . . . . . . . . . . 28
INCORPORATION OF CERTAIN                                       UNITED CAROLINA BANCSHARES
 DOCUMENTS BY REFERENCE  . . . . . . . . . . . . .   3          CORPORATION AND UNITED
SUMMARY . . . . . . . . . . . . . . . . . . . . . .  4          CAROLINA BANK . . . . . . . . . . . . . . . .  28
 Special Meeting of Shareholders . . . . . . . . .   4          General . . . . . . . . . . . . . . . . . . .  28
 Summary of Merger . . . . . . . . . . . . . . . .   5          Recent Events . . . . . . . . . . . . . . . .  29
 Summary of the Charter Amendment  . . . . . . . .   8          Beneficial Ownership of Securities  . . . . .  30
SELECTED FINANCIAL INFORMATION AND                             SEABOARD SAVINGS BANK, INC., SSB  . . . . . . . 31
 UNAUDITED COMPARATIVE PER SHARE DATA  . . . . . .   9          General . . . . . . . . . . . . . . . . . . .  31
PROPOSAL 1:  THE MERGER . . . . . . . . . . . . . . 12          Financial Statements  . . . . . . . . . . . .  31
 General . . . . . . . . . . . . . . . . . . . . .  12          Beneficial Ownership of Securities  . . . . .  31
 Conversion of Seaboard Stock and                              MANAGEMENT'S DISCUSSION AND
 Seaboard Options; Exchange Rate . . . . . . . . .  12          ANALYSIS OF SEABOARD'S FINANCIAL
 Surrender and Exchange of Certificates  . . . . .  12          CONDITION AND RESULTS OF OPERATIONS . . . . .  32
 Treatment of Fractional Shares  . . . . . . . . .  13         REGULATION AND SUPERVISION  . . . . . . . . . . 39
 Background of and Reasons for the Merger  . . . .  13         CAPITAL STOCK OF BANCSHARES
 Recommendation  . . . . . . . . . . . . . . . . .  15          AND SEABOARD  . . . . . . . . . . . . . . . .  48
 Fairness Opinion  . . . . . . . . . . . . . . . .  15          Capital Stock of Bancshares . . . . . . . . .  48
 Required Shareholder Approval . . . . . . . . . .  17          Differences in Capital Stock of
 Required Regulatory Approvals . . . . . . . . . .  17           Bancshares and Seaboard . . . . . . . . . .   49
 Conduct of Business Pending Merger . . . . . . . . 17         INDEMNIFICATION . . . . . . . . . . . . . . .   51
 Dividends . . . . . . . . . . . . . . . . . . . .  17         TAX AND LEGAL MATTERS . . . . . . . . . . . .   52
 Prohibition on Solicitation . . . . . . . . . . .  18         EXPERTS . . . . . . . . . . . . . . . . . . .   53
 Accounting Treatment . . . . . . . . . . . . . . . 18         OTHER MATTERS . . . . . . . . . . . . . . . . . 53
 Certain Income Tax Consequences . . . . . . . . .  18         PROPOSALS OF SHAREHOLDERS . . . . . . . . . . . 53
 Conditions to Merger  . . . . . . . . . . . . . .  19         CONSOLIDATED FINANCIAL STATEMENTS
 Waiver; Amendment of Agreement  . . . . . . . . .  20           OF SEABOARD SAVINGS BANK,
 Termination of Agreement  . . . . . . . . . . . .  20           INC., SSB, AND SUBSIDIARY . . . . . . . . .   F-1
 Closing Date and Effective Time . . . . . . . . .  21         APPENDIX A - Agreement and Plan of
 Interests of Certain Persons With Respect                       Reorganization and Merger . . . . . . . . .   A-1
   to the Merger . . . . . . . . . . . . . . . . .  21         APPENDIX B - Article 13 of the
 Restrictions on Resale of Bancshares Stock                      North Carolina Business
   Received by Certain Persons . . . . . . . . . .  23           Corporation Act Relating to the
 Expenses  . . . . . . . . . . . . . . . . . . . .  23           Rights of Dissenting Shareholders . . . . .   B-1
RIGHTS OF DISSENTING SHAREHOLDERS . . . . . . . . . 23         APPENDIX C - Opinion of
PROPOSAL 2:  THE CHARTER AMENDMENT  . . . . . . . . 25           The Meritas Group, Inc. . . . . . . . . . .   C-1
MARKET AND DIVIDEND INFORMATION   . . . . . . . . . 26


                              AVAILABLE INFORMATION

   Bancshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, in accordance therewith, files proxy statements, reports and other information with the
Securities and Exchange  Commission (the  "Commission").   Proxy  statements,
reports and other information filed by Bancshares can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and
at the Commission's   Regional Offices located in Chicago (Citicorp Center,
Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511) and in
New York (7 World Trade Center, Suite 1300, New York, New York 10048). Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates.

   Bancshares has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act"),
with respect to the Bancshares  Stock offered hereby.   As permitted by the
rules and regulations of the Commission, this Prospectus/Proxy Statement does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, all of which may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, upon payment of the prescribed fees.

   AS FURTHER DESCRIBED BELOW, THIS PROSPECTUS/PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO BANCSHARES WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THOSE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS), WILL BE PROVIDED WITHOUT CHARGE TO ANY BENEFICIAL OWNER OF SHARES OF SEABOARD STOCK UPON A REQUEST TO HOWARD V. HUDSON, JR., SECRETARY, UNITED CAROLINA BANCSHARES CORPORATION, P. O. BOX 632, WHITEVILLE, N. C. 28472, TELEPHONE (910) 642-5131. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE SPECIAL MEETING, ANY SUCH REQUEST SHOULD BE MADE BY ____________, 199____.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents previously filed by Bancshares with the Commission (SEC File No. 0-5583) are incorporated by reference into this Prospectus/Proxy
Statement: (i) Bancshares' Annual Report on Form 10-K for the fiscal year ended December 31, 1994, (ii) Bancshares' Quarterly Reports on Form 10-Q for the
quarters ended  March 31, 1995,  June 30,  1995,   and  September   30,  1995
(iii) Bancshares' Current Reports on Form 8-K dated May 22, 1995 and
October 19, 1995; and (iv) the description of Bancshares Stock contained in its Registration Statement on Form 10, as amended by Bancshares' subsequent reports filed under the 1934 Act.

   In  addition,  all  other  documents  filed   by  Bancshares
pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to final adjournment of the Special Meeting shall be deemed to be incorporated by reference into this Prospectus/Proxy Statement. Any statements contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by
reference herein  modifies or supersedes such statement.   Any  such
statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

                                     SUMMARY

Special Meeting of Shareholders

      General. This Prospectus/Proxy Statement is being furnished in connection with the solicitation by Seaboard's Board of Directors of appointments of proxy for use at the Special Meeting, and at any adjournments thereof.

      Date, Place  and Time.   The Special Meeting  will be held on
January ___, 1996, at 7:00 p.m. local time, at Seaboard's main office located at 433 U.S. Highway 64 East, Plymouth, North Carolina.

      Purposes of Special Meeting. The purposes of the Special Meeting are (i) to consider and vote on a proposal to approve the Agreement, a copy of which is attached as Appendix A to this Prospectus/Proxy Statement and is incorporated herein by reference,
(ii) to consider and vote on a proposal to amend Section 8 of Seaboard's Amended and Restated Certificate of Incorporation to exempt the Agreement from the current prohibition against the acquisition by any person of more than 10% of any class of an equity security of Seaboard for a period of three years from May 10, 1993 (the "Charter Amendment"), and (iii) to transact such other business
as  may  properly come  before the  Special  Meeting.   (See PROPOSAL 1:
THE MERGER" and "PROPOSAL 2:  THE CHARTER AMENDMENT.")

      Solicitation  and  Voting  of Proxies.    The  persons  named to
represent shareholders as  proxies at  the Special  Meeting are Samuel
J. Styons, Gwen L. Edmondson and Beth B. Harrell (the "Proxies"). Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted by the Proxies in accordance with the directions contained therein. If no directions are given, such shares will be voted by the Proxies "FOR" Proposals 1
and 2.   On such  other matters  that may  properly come  before the
Special Meeting, the Proxies will be authorized to vote in accordance with their best judgment.

      Record Date. The close of business on ______________, 1995 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only those shareholders of record on the Record Date will be eligible to vote on the matters described herein.

      Voting Securities.   The  voting securities of  Seaboard are the
shares of Seaboard Stock, of which 305,507 shares were issued and outstanding on the Record Date. As of September 30, 1995, the directors and executive officers of Seaboard and their affiliates beneficially owned and were entitled to vote approximately 24% of the outstanding shares of Seaboard Stock. The directors and executive officers of Seaboard are expected to vote their shares in favor of the Agreement
and  the Charter  Amendment.   Information  as  to the  nature  of such
persons' beneficial ownership is included in the section of this Prospectus/Proxy Statement entitled "SEABOARD SAVINGS BANK, INC., SSB
-  Beneficial Ownership of Securities."

      Votes Required for Approval. At the Special Meeting, each shareholder will be entitled to cast one vote for each share of Seaboard Stock held of record on the Record Date on each matter submitted for voting. The affirmative vote of the holders of a majority of the outstanding shares of Seaboard Stock is required to
approve the Agreement.   To approve  the Charter Amendment,  the number
of votes cast in person and by proxy at the Special Meeting in favor of the Charter Amendment must exceed the number of votes
cast  against  it.    Because the affirmative vote  of an absolute
majority of all outstanding shares of Seaboard Stock is required to approve the Agreement, abstentions, broker nonvotes and shares otherwise not voted at the Special Meeting will have the same effect
as votes  against  the Agreement.    Provided a  quorum  is present  at
the Special Meeting, abstentions, broker nonvotes and shares otherwise not voted will have no effect on the voting with respect to the
Charter  Amendment.   In  order to consummate  the  Merger, both  the
Agreement and the Charter Amendment must be approved by Seaboard's shareholders at the Special Meeting.

      Revocation  of Appointment  of  Proxy.   Any  shareholder who
executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Seaboard either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Special Meeting and announcing his intention to vote in person.

      Proxy Solicitation Expenses.   Except under certain circumstances
involving a wrongful termination or breach of the Agreement, the cost of soliciting proxies will be deemed to be incurred and shall be paid
50% by Seaboard  and 50%  by Bancshares.   In addition to  the use of
the mail, appointments of proxy may be solicited personally or by telephone by Seaboard's officers, directors and employees, none of whom will be compensated separately for any such solicitation activities.

Summary of the Merger

      The following is a brief summary of information about the Agreement (a copy of which is attached as Appendix A to this Prospectus/Proxy Statement) and the transactions described therein and is not intended to be a complete statement of all material facts
regarding the  Merger.   This  summary is  qualified in  its entirety by
reference to the more detailed information contained elsewhere herein (see "PROPOSAL 1: THE MERGER"), the accompanying Appendices, and the other documents referred to or incorporated herein by reference.

      Parties to the Merger. Bancshares is a North Carolina business corporation which is registered with the Federal Reserve as a bank holding company and is the parent company of UCB. UCB is a North Carolina commercial bank. Bancshares' and UCB's principal offices are located at 127 West Webster Street (Post Office Box 632), Whiteville, North Carolina 28472, and their telephone number is (910) 642-5131. (See "UNITED CAROLINA BANCSHARES CORPORATION AND UNITED
CAROLINA BANK.")   At September  30, 1995,  Bancshares' consolidated
financial statements reflected total assets of $3.8 billion, total deposits of $3.4 billion and total stockholders' equity of $292.3 million.

      Seaboard is a North Carolina capital stock savings bank. Its principal office is located at 433 U.S. Highway 64 East (Post Office Box 127), Plymouth, North Carolina 27962, and its telephone number is
(919) 793-5188.  (See "SEABOARD SAVINGS  BANK, INC.,  SSB.")   At
September 30, 1995, Seaboard's consolidated financial statements reflected total assets of $47.7 million, total deposits of $40.3 million, and total stockholders' equity of $6.0 million.

      Effect of Merger.  The  Merger is provided for  in the Agreement
which  has been entered into  among Bancshares, UCB  and Seaboard.   At
the time the Merger becomes effective (the "Effective Time"), Seaboard will be merged into and its corporate existence will be combined with that of UCB, Seaboard will cease to exist as a separate corporation, and UCB will be the surviving corporation and continue to conduct business under its charter and with its then current management. (See "PROPOSAL 1: THE MERGER--General.")

      Conversion  of Seaboard  Stock.   At the  Effective Time,  each
outstanding share of Seaboard Stock (other than shares as to which Seaboard's shareholders exercise their "Dissenters' Rights" under North Carolina law) will be converted into, and thereafter may be exchanged for, 0.9104 of a share (the "Exchange Rate") of Bancshares Stock. However, if the average closing price of Bancshares Stock on the Nasdaq National Market for the 30 consecutive trading days immediately preceding the date of the final order of the Federal Deposit Insurance Corporation ("FDIC") approving the Merger (the "30-Day Average") is greater than $38.50 per share, then the Exchange Rate will be adjusted to equal the ratio (rounded to four decimal places) produced by dividing $35.05 by the 30- Day Average, and if the 30-Day Average is less than $25.00 per share, then the Exchange Rate will be adjusted to equal the ratio (rounded to four decimal places) produced by dividing $22.76 by the 30-Day Average. (See "PROPOSAL 1: THE MERGER--Conversion of Seaboard Stock and Seaboard Options; Exchange Rate.")

      Treatment of  Fractional Shares.   In lieu of issuing  fractional
shares of Bancshares Stock, cash will be distributed to each Seaboard shareholder otherwise entitled to receive a fractional share in an amount equal to that fraction multiplied by the "market value" of one whole share of Bancshares Stock. (See "PROPOSAL 1: THE MERGER-- Treatment of Fractional Shares.")

      Recommendations  and Reasons.   SEABOARD'S  BOARD OF  DIRECTORS
UNANIMOUSLY RECOMMENDS THAT   SEABOARD'S  SHAREHOLDERS   VOTE  TO
APPROVE  THE   AGREEMENT. Seaboard's Board of Directors has adopted  the
Agreement and believes the  Merger is  in the  best  interests  of
Seaboard and its shareholders and unanimously recommends that Seaboard's shareholders vote FOR approval of the Agreement. The Board of  Directors considered a  variety of factors in  approving the
Agreement, including without limitation (i) the amount
and nature of the consideration to be received by Seaboard's shareholders,
(ii) the greater liquidity in and potential for increases in the value of Bancshares Stock as compared to Seaboard Stock, (iii) Bancshares' cash dividend and earnings record, (iv) the treatment of Seaboard's
officers  and  employees,   (v) the  more  efficient  and  profitable
operation of  Seaboard through economies of scale,  and (vi) the ability
to offer expanded  services to  Seaboard's  customers.   (See  "PROPOSAL
1: THE MERGER--Recommendation," and "--Background of and Reasons for the Merger.")

      Fairness  Opinion.   Seaboard's  Board  of Directors  retained
The Meritas Group, Inc. ("Meritas") to provide it with an opinion of the fairness of the Merger to Seaboard's shareholders from a financial point of view. After a review of a variety of relevant factors, Meritas has given the Board of Directors a written opinion dated December ___, 1995 (the "Fairness Opinion", a copy of which is attached as Appendix C to this Prospectus/Proxy Statement) to the effect that the consideration to be received by Seaboard's shareholders in connection with the Merger as provided in the Agreement is fair from a financial point of view. For its services, Seaboard has agreed to pay Meritas a $5,000 retainer and fees of $5,000 each for its advisory services in connection with the Board of Directors' consideration of the Merger proposal and for the Fairness Opinion. Seaboard also has agreed to reimburse Meritas for its out-of-pocket expenses incurred in connection with activities contemplated by its engagement and to indemnify Meritas against certain liabilities that may arise in
connection with its engagement.   Seaboard's and Bancshares' respective
obligations to consummate the Merger are conditioned on Seaboard's receipt from Meritas immediately prior to consummation of the Merger of a letter stating that it remains Meritas' opinion that the terms of the Merger are fair to Seaboard's shareholders from a financial point of view. (See "PROPOSAL 1: THE MERGER--Fairness Opinion.")

      Required Approval  of Seaboard's Shareholders.   Under North
Carolina law, the Agreement must be approved by the affirmative vote of a majority of the total outstanding shares of Seaboard Stock, and the Charter Amendment must be approved by the affirmative vote of a majority of the votes cast, in person or by proxy, at the Special
Meeting.   Both the Charter Amendment  and the Agreement  must be
approved in order to consummate the Merger. (See "PROPOSAL 1: THE MERGER" and "PROPOSAL 2: THE CHARTER AMENDMENT.")

      Required  Regulatory Approvals.   The Merger is subject  to
approval by the North Carolina Commissioner of Banks (the "Commissioner"), the North Carolina State Banking Commission (the "Banking Commission"), the Administrator of the North Carolina Savings Institutions Division (the "Administrator"), and the FDIC. Applications for all such required approvals have been filed and are pending. While no assurances are or can be given, Bancshares and Seaboard believe
that all such  required regulatory  approvals  will be  obtained.   (See
"PROPOSAL  1: THE MERGER--Required Regulatory Approvals.")

      Conditions to Merger.    In addition to required regulatory and
shareholder approvals,  consummation of  the Merger  is conditioned upon
the  fulfillment of certain  other   conditions  described   in  the
Agreement,   including  without limitation, (i) receipt of an opinion to the effect that, among other things, for federal income tax purposes the Merger will constitute a "reorganization" as defined in
(section mark)368(a)(1)(A) of the Internal  Revenue Code of 1986, as amended (the "Code"); (ii) receipt of the Fairness Opinion and receipt of written confirmation of the Fairness Opinion immediately prior to the Effective Time; (iii) receipt by Bancshares of an opinion of KPMG Peat Marwick LLP to the effect that the Merger qualifies for pooling-of-interests accounting treatment, and (iv) certain other conditions customary in transactions of this nature. Further, Seaboard's ability to consummate the Merger is subject to approval of
the Charter Amendment.   (See "PROPOSAL 1: THE MERGER--Conditions to
Merger.")

      Waiver and Amendment. Prior to the Effective Time, any provision of the Agreement (other than provisions relating to regulatory approvals and other approvals required by law) may be waived by the party entitled to the benefits of such provision. Additionally, the Agreement may be amended, modified or supplemented by Bancshares, UCB and Seaboard at any time prior to the Effective Time, and whether before or after approval by Seaboard's shareholders, by an agreement in writing approved by a majority of
the members  of their respective Boards  of Directors.   However, except
as otherwise provided in the Agreement, following approval of the Agreement by Seaboard's shareholders, no such amendment may change the
Exchange Rate  without shareholder approval of such change.   (See
"PROPOSAL 1: THE MERGER--Waiver; Amendment of Agreement.")

      Termination  of the  Agreement.   The Agreement may  be terminated
and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by Seaboard's shareholders, by the mutual agreement of

Bancshares, UCB and Seaboard, and may be terminated by either Bancshares or Seaboard under certain circumstances described in the Agreement. (See "PROPOSAL 1: THE MERGER--Termination of Agreement.")

      Effective  Time.    Assuming the  receipt  of  all  required
approvals,  it currently  is expected that  the Merger  will become
effective during  the first quarter of  1996.   (See "PROPOSAL  1: THE
MERGER--Closing Date and Effective Time.") The Board of Directors of either Seaboard or UCB may terminate the Agreement if the Effective Time shall not have occurred by June 30, 1996. (See "PROPOSAL 1: THE MERGER--Termination of Agreement.")

      Directors and  Officers.   Following the  Effective  Time,
Bancshares' and UCB's then current directors and executive officers will continue to serve for the remainder of their respective terms of office as the directors and executive officers of Bancshares and UCB.

      Interests  of  Certain  Persons.    In  order  to assure  itself
of their assistance and continued services during the transition period following the Effective Time, (i) at the Effective Time UCB will enter into an employment agreement with each of Samuel J. Styons (who serves as a director of Seaboard and its President and Chief Executive Officer) and with Donald A. Hall (who serves as a director of Seaboard and as Executive Vice President of Seaboard's wholly-owned subsidiary), and (ii) Seaboard's directors (other than directors who also are employees of Seaboard or who do not desire to serve as such) will be appointed to serve as local advisory directors of UCB for one of UCB's branch offices in Seaboard's former geographic market and will receive directors' fees for a period of one year in amounts approximately equal to the amounts of fees they received, respectively,
for  services as  directors of  Seaboard in  1995.     Also at  the
Effective Time, (i) certain outstanding options to purchase Seaboard Stock will be converted into options to purchase Bancshares Stock, (ii) certain outstanding, unvested stock awards held by Seaboard's officers, employees and directors will become vested, and (iii) UCB will assume Seaboard's obligations under a Supplemental Income Agreement currently in effect between Seaboard and Mr. Styons. (See "PROPOSAL 1: THE MERGER--Interests of Certain Persons With Respect to the Merger.")

      Accounting Treatment. It is a condition to the Agreement that the Merger be accounted for as a pooling-of-interests for accounting and financial reporting purposes. Generally, among other criteria, if the number of fractional shares, shares repurchased by Seaboard or by Bancshares, shares of Seaboard shareholders who exercise their dissenters' rights, and the like acquired for cash, together would represent more than 10% of the shares to be issued by Bancshares in connection with the Merger, the Merger will not qualify for the pooling-of- interests method of accounting. If the Merger will not qualify for the pooling- of-interests method of accounting for any reason, Bancshares will be entitled to terminate the Agreement and abandon the Merger. (See "PROPOSAL 1: THE MERGER--Accounting Treatment," "--Termination of Agreement," and "RIGHTS OF DISSENTING SHAREHOLDERS.")

      Income Tax Consequences. Seaboard and Bancshares have received an opinion (the "Tax Opinion") from KPMG Peat Marwick LLP, tax advisors to Bancshares, to the effect that the Merger will constitute a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, with no gain or loss being recognized by Seaboard's shareholders upon the conversion and exchange of shares of Seaboard Stock into shares of Bancshares Stock (except with respect to cash received in lieu of fractional shares of Bancshares Stock or in redemption of shares of Seaboard Stock as to which dissenters' rights are exercised). Because of the complexity of federal income tax laws and because tax consequences may vary depending on a shareholder's individual circumstances or tax status, it is recommended that each of Seaboard's shareholders consult his or her own tax advisor concerning the federal (and applicable state, local or other) tax consequences of the Merger. (See "PROPOSAL 1: THE MERGER--Certain Income Tax Consequences.")

      Rights  of Dissenting Shareholders.   Subject  to certain
conditions, each Seaboard shareholder has the right under North Carolina law to assert dissenters' rights and to receive the "fair value" of his
or her shares of Seaboard  Stock in cash ("Dissenters' Rights").   Any
shareholder who desires to assert Dissenters' Rights must, among other things, (i) give to Seaboard, before the vote on the Agreement is taken, timely written notice of his or her intent to demand payment for his or her shares if the Merger is consummated, (ii) not vote his or her shares in favor of the Agreement, (iii) demand payment and deposit his or her share certificates by the date set forth in and in accordance with the terms and conditions of a "dissenters' notice" sent
to such  shareholder by Seaboard, and (iv) otherwise  satisfy   the
requirements  specified  in   Appendix B  to  this Prospectus/Proxy
Statement.   Assuming  shareholder approval and  consummation of the
Merger,  a
shareholder who properly exercises Dissenters' Rights will be offered the amount Seaboard estimates to be the fair value of his or her shares of Seaboard Stock, plus accrued interest to the date of payment, and will be paid such amount in cash provided the shareholder agrees in writing  to accept such amount  in  full satisfaction  of  his  or
her  demand.    In order  to  exercise Dissenters' Rights, a shareholder
must follow carefully all steps prescribed in Appendix B. (See "RIGHTS
OF DISSENTING SHAREHOLDERS" and Appendix B.) A shareholder who returns a signed appointment of proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the Agreement and the Charter Amendment and will not be entitled to assert Dissenters' Rights.

      Differences in Capital  Stock of  Bancshares and Seaboard.   In
connection with the Merger, Seaboard's shareholders (other than shareholders who exercise Dissenters' Rights) will become shareholders
of Bancshares.   There are certain differences  between the  rights  of
shareholders of Bancshares as opposed to shareholders of Seaboard. Shareholders should consider carefully the differences in Bancshares Stock and Seaboard Stock under the governing instruments of those
corporations and  North Carolina  law.   (See  "CAPITAL STOCK  OF
BANCSHARES  AND SEABOARD   Differences in Capital Stock of Bancshares
and Seaboard.")

      Resales of Bancshares Stock Received in Merger. The shares of Bancshares Stock into which Seaboard Stock will be converted in the Merger will be freely transferable by the holders thereof except in the case of shares held by persons who may be deemed to be "Affiliates" of Seaboard or Bancshares under applicable federal securities laws. Generally, Seaboard's Affiliates include its directors, executive officers, principal shareholders and other persons who may be deemed to "control" Seaboard. (See "PROPOSAL 1: THE MERGER--Restrictions on Resale of Bancshares Stock Received by Certain Persons.")

Summary of the Charter Amendment

      Section 8 of Seaboard's Amended and Restated Certificate of Incorporation provides that, until May 10, 1996, no person shall directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of Seaboard's equity
securities.   In order  to consummate  the Merger, it will be necessary
to amend Section 8 to rescind the provisions of section 8 as they apply to the Merger. Therefore, in addition to a proposal to approve the Agreement, Seaboard's Board of Directors will submit a proposal at the Special Meeting to approve the Charter Amendment which provides for an exception to the above prohibitions as they apply only to the Merger and only pursuant to the terms of the Agreement as described in this Prospectus/Proxy Statement. If approved by the shareholders at the Special Meeting, the Charter Amendment will not become effective until filed with and approved by the Administrator. The Charter Amendment must be approved by the affirmative vote of the holders of a  majority of the votes cast, in person or by proxy, on the
Charter Amendment at the Special Meeting. SEABOARD'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SEABOARD'S SHAREHOLDERS VOTE TO APPROVE
THE  AGREEMENT.   (See  "PROPOSAL 2:  THE CHARTER AMENDMENT.")

  SELECTED FINANCIAL INFORMATION AND UNAUDITED COMPARATIVE PER SHARE DATA

United Carolina Bancshares Corporation

      The following table sets forth certain selected historical consolidated financial information for Bancshares at the date and for the periods indicated. This selected financial information has been derived from and should be read in conjunction with Bancshares' audited consolidated financial statements and interim unaudited financial statements, including the related notes thereto, which are
incorporated  by reference  in this Prospectus/Proxy  Statement.   (See
"INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.") Management believes such unaudited consolidated financial statements as of and for the nine months ended September 30, 1995 and 1994 include all adjustments (which consist only of normal recurring accruals) necessary for a fair presentation of such results for such interim periods. Results for the nine months ended September 30, 1995, are not necessarily indicative of results that may be expected for any other interim period or for the full year.


                                    As of and for the
                                       nine months                                   As of and for the
                                   ended September 30,                            year ended December 31,
                                       (unaudited)

                                    1995          1994          1994          1993         1992          1991         1990

                                                       (Dollars in thousands except per share amounts)

Summary of operations:
  Interest income . . . . . . . . . . $  210,509    $  169,849     $  231,856   $  206,452    $  211,795   $  234,722    $  242,349
  Interest expense  . . . . . . . . .     93,355        62,525         87,021       78,701        91,805      122,807       137,489
    Net interest income . . . . . . .    117,154       107,324        144,835      127,751       119,990      111,915       104,860
  Provision for credit losses . . . .      4,400         2,771          3,371        4,993        11,920       14,616        17,540
    Net interest income after
      provision for credit losses . .    112,754       104,553        141,464      122,758       108,070       97,299        87,320
  Noninterest income  . . . . . . . .     33,355        32,445         43,405       41,671        38,982       35,999        32,099
  Noninterest expenses, excluding
    restructuring charges . . . . . .     93,894        94,618        125,699      115,970       105,655      100,204        91,829
  Restructuring charges . . . . . . .                                  11,906
  Income before income taxes  . . . .     52,215       42,380         47,264       48,459        41,397       33,094        27,590
    Income tax provision  . . . . . .     19,027        15,316         17,198       15,842        12,968        9,713         7,352
  Income before cumulative
    effects of changes in
    accounting methods  . . . . . . .     33,188        27,064         30,066       32,617        28,429       23,381        20,238
    Cumulative effects of changes
    in accounting methods . . . . . .                     (316)          (316)         855
  Net income  . . . . . . . . . . . . $   33,188    $   26,748     $   29,750   $   33,472    $   28,429   $   23,381    $   20,238


Per share data:
  Income before cumulative
    effects of changes in
    accounting methods  . . . . . . .  $     2.25    $     1.85     $     2.05   $     2.23    $     1.96   $     1.61    $     1.39
  Net income  . . . . . . . . . . . .  $     2.25    $     1.83     $     2.03   $     2.29    $     1.96   $     1.61    $     1.39
  Cash dividends declared . . . . . .  $      .72    $      .62     $      .84   $      .76    $      .66   $      .61    $      .60
  Book value at end of year . . . . .  $    19.79    $    18.11     $    17.92   $    17.22    $    15.69   $    14.37    $    13.09

Balance sheet data at year-end:
  Total assets  . . . . . . . . . . .  $3,776,643    $3,239,041     $3,331,638   $3,132,849    $2,874,077   $2,679,227    $2,649,379
  Total earning assets  . . . . . . .   3,513,520     3,001,018      3,085,570    2,873,901     2,644,736    2,451,087     2,297,705
  Loans, net of unearned income . . .   2,635,535     2,355,912      2,418,158    2,226,425     1,897,906    1,818,847     1,713,244
  Total deposits  . . . . . . . . . .   3,398,206     2,885,753      2,940,599    2,811,656     2,540,843    2,424,742     2,412,647
  Stockholders' equity  . . . . . . .  $  292,315    $  266,063     $  263,489   $  251,915    $  228,437   $  208,942    $  190,256


Average balance sheet data:
  Total assets  . . . . . . . . . . .  $3,545,516    $3,160,194     $3,190,756   $2,932,951    $2,780,564   $2,657,284    $2,531,947
  Total earning assets  . . . . . . .   3,314,108     2,942,498      2,973,425    2,721,807     2,580,599    2,415,833     2,290,184
  Loans, net of unearned income . . .   2,550,155     2,300,535      2,319,309    2,019,087     1,864,292    1,760,035     1,692,848
  Total deposits  . . . . . . . . . .   3,179,590     2,809,092      2,836,243    2,606,340     2,476,963    2,406,175     2,291,256
  Stockholders' equity  . . . . . . .  $  275,989    $  257,212     $  259,584   $  239,488    $  217,779   $  197,891    $  184,647
Performance ratios:
  Income before cumulative
    effects of changes in
    accounting methods as a
    percent of:
      Average stockholders'
         equity  . . . . . . . . . . .      16.08%(1)     14.07%(1)      11.58%       13.62%        13.05%       11.82%      10.96%

      Average total assets  . . . . .       1.25%(1)      1.15%(1)         .94%        1.11%         1.02%         .88%        .80%

    ____________________________________________
    (1)      Annualized.

Seaboard Savings Bank, Inc., SSB

      The following table sets forth certain selected historical consolidated financial information for Seaboard at the dates and for the periods indicated. This selected financial information has been derived from and should be read in conjunction with Seaboard's audited consolidated financial statements and interim unaudited financial statements, including the related notes thereto, which accompany
this   Prospectus/Proxy  Statement.    (See   "CONSOLIDATED  FINANCIAL
STATEMENTS OF SEABOARD SAVINGS BANK, INC., SSB, AND SUBSIDIARY.") Management believes that such unaudited consolidated financial statements include all adjustments (which consist only of normal recurring accruals) necessary for a fair presentation of such results for such interim periods. Results for the nine months ended September 30, 1995, are not necessarily indicative of results that may be expected for any other interim period or for the full year.


                                    As of and for the
                                       nine months                                   As of and for the
                                   ended September 30,                            year ended December 31,
                                       (unaudited)
                                         1995          1994            1994        1993(1)        1992(1)      1991(1)       1990(1)
                                                       (Dollars in thousands except per share amounts)
Summary of operations:
  Interest income . . . . . . . . . .  $  2,735     $   2,334      $     3,149   $    2,913    $    2,961   $    3,070    $    3,025
  Interest expense  . . . . . . . . .     1,519         1,021            1,426        1,384         1,651        2,025         2,159
    Net interest income . . . . . . .     1,216         1,313            1,723        1,529         1,310        1,045           866
  Provision for credit losses . . . .        50            17               42           80            83           51            46
    Net interest income after
      provision for credit losses . .     1,166         1,296            1,681        1,449         1,227          994           820
  Noninterest income  . . . . . . . .       443           345              453          473           385          399           434
  Noninterest expenses  . . . . . . .     1,229         1,174            1,589        1,266         1,087          969           865
  Income before income taxes  . . . .       380           467              545          656           525          424           389
    Income tax provision  . . . . . .       123           180              228          236           202          156           133
  Net income  . . . . . . . . . . . .  $    257     $     287       $      317   $      420    $      323   $      268    $      256

Per Share Data:
  Net income  . . . . . . . . . . . .  $   0.79     $    0.91       $     1.00   $     1.38    $       --   $       --    $       --
  Cash dividends declared . . . . . .  $    .30     $    0.30       $     0.40   $      .20    $       --   $       --    $       --
  Book value at end of year . . . . .  $  19.56     $   18.92       $    18.71   $    18.20    $       --   $       --    $       --

Balance sheet data at year-end:
  Total assets  . . . . . . . . . . .  $ 47,672     $  43,270       $   43,499   $   37,815    $   33,628   $   31,349     $  30,212
  Total earning assets  . . . . . . .    43,968        38,902           40,446       35,501        31,439       29,585        27,790
  Loans receivable, net . . . . . . .    36,899        34,149           34,527       29,138        27,219       26,704        25,697
  Total deposits  . . . . . . . . . .    40,291        34,767           35,354       30,809        29,846       28,808        27,148
  Stockholders' equity  . . . . . . .  $  5,976     $   5,761       $    5,697   $    5,540    $    2,414   $    2,091     $   1,823

Average balance sheet data:
  Total assets  . . . . . . . . . . .  $ 46,225     $  39,854       $   40,057   $   36,843    $   32,489   $   30,781     $  29,619
  Total earning assets  . . . . . . .    42,065        37,850           37,748       34,218        31,302       29,360        28,720
  Loans receivable, net . . . . . . .    36,493        31,979           32,431       27,998        27,020       26,274        26,223
  Total deposits  . . . . . . . . . .    38,687        33,767           33,146       31,626        29,561       28,064        26,440
  Stockholders' equity  . . . . . . .  $  5,910     $   5,704       $    5,618   $    3,977    $    2,263   $    1,987     $   1,695

Performance ratios:
  Net Income as a percentage of:
    Average stockholders' equity  . .      4.34% (2)     5.03% (2)        5.64%       10.56%        14.27%       13.49%       15.10%
    Average total assets  . . . . . .       .56% (2)      .72% (2)         .79%        1.05%          .99%         .87%         .86%

    ____________________________________________

    (1)      Seaboard converted to  a stock  savings bank on  May 10,
 1993.   Earnings per  share amounts in  1995 and  1994 are based  upon weighted average number of  shares and dilutive stock  options assumed
 to be outstanding.   The earnings per  share computation for 1993
 assumes that the shares issued in the conversion had been outstanding since January 1, 1993, but does not include any assumed earnings which would have been generated prior to May 10, 1993, the date of the conversion.
  (2)      Annualized.

Comparative Per Share Data

     The following tables set forth Bancshares' and Seaboard's book values, cash dividends declared and net income per share at the date and for the periods presented (i) on an historical basis, and (ii) on a pro forma combined and equivalent per share of Seaboard Stock basis (each assuming that the Merger became effective on the specified dates and was accounted for as a "pooling-of-interests"). The following information does not include the effects of a recently announced merger by Bancshares which is not considered to be material. See "UNITED CAROLINA BANCSHARES CORPORATION AND UNITED CAROLINA BANK--Recent Events."


Book value per common share:                         At September 30, 1995        At December 31, 1994
  Bancshares . . . . . . . . . . . . . . . . .               $19.79                        $17.92
  Seaboard . . . . . . . . . . . . . . . . . .               19.56                          18.71
  Pro forma combined . . . . . . . . . . . . .               19.82                          17.97
  Equivalent per share for Seaboard (1). . . .               18.04                          16.36


(1) Equivalent per share amount is calculated by multiplying the pro forma combined amount by the Exchange Rate of 0.9104 of a share of Bancshares Stock for each share of Seaboard Stock.


                                                        Nine months ended                       Year ended December 31,
                                                        September 30, 1995                  1994          1993          1992

Cash dividends per common share:
    Bancshares . . . . . . . . . . . . . . . . . .            $  .72                       $ .84        $ .76          $ .66
    Seaboard . . . . . . . . . . . . . . . . . . .               .30                         .40          .20             --
    Pro forma combined . . . . . . . . . . . . . .               .71                         .83          .75            .66
    Equivalent per share for Seaboard (1). . . . .               .65                         .76          .68            .60


Income per common share before cumulative effect of
a change in  accounting method:
    Bancshares . . . . . . . . . . . . . . . . . .              $2.25                      $2.05        $2.23           $1.96
    Seaboard . . . . . . . . . . . . . . . . . . .                .79                       1.00         1.38              --
    Pro forma combined . . . . . . . . . . . . . .               2.23                       2.03         2.22            1.98
    Equivalent per share for Seaboard (1). . . . .               2.03                       1.85         2.02            1.80


(1) Equivalent per share amounts are calculated by multiplying the pro forma combined amounts by the Exchange Rate of 0.9104 of a share of Bancshares Stock for each share of Seaboard Stock.

     The following table sets forth (i) on an historical basis, the closing price per share of Bancshares Stock on the Nasdaq National Market on July 21, 1995 (the last trading date prior to the public announcement of the Merger), and (ii) the market value of a share of Seaboard Stock on that date, and (iii) the equivalent pro forma market value of Seaboard Stock on that date (assuming that the Merger became effective on that date and was accounted for as a pooling-of-interests). On , 1995, the last reported sale price for Bancshares Stock on the Nasdaq National Market was $______. The last trade price of Seaboard Stock known to management of Seaboard prior to that date was $______. (See "MARKET AND DIVIDEND INFORMATION REGARDING SEABOARD STOCK AND BANCSHARES STOCK.")

                                                    At July 21, 1995
Bancshares Stock (1) . . . . . . . . . . . . . . . . . . $ 31.25
Seaboard Stock (1) . . . . . . . . . . . . . . . . . . . $ 16.00
Equivalent pro forma Seaboard Stock (2). . . . . . . . . $ 28.45

______________________
(1)  The price shown for Bancshares Stock is the closing price on the
     Nasdaq National Market on the indicated date.  The value shown for the Seaboard Stock is the last trade price of Seaboard Stock known to management of Seaboard prior to July 21, 1995.
(2)  The equivalent pro forma amount is calculated by multiplying the closing price of Bancshares Stock on July 21, 1995, by the Exchange
     Rate.
                                   11

PROPOSAL 1:  THE MERGER

     The following is a summary of information about the Merger and certain of the important terms and conditions of the Agreement and related matters and is not intended to be a complete description of all material facts regarding the Merger. This summary is subject to and qualified in all respects by reference to the Agreement attached hereto as Appendix A, the statutes regarding Dissenters' Rights attached hereto as Appendix B, and to the other Appendices to this Prospectus/Proxy
Statement (each of which is incorporated herein by reference).  Each
Seaboard Shareholder is urged to read the Agreement, this Prospectus/Proxy Statement and the other Appendices in their entirety.

General

     At the Special Meeting, a proposal will be introduced for Seaboard's shareholders to approve the Agreement. The Agreement provides for the Merger of Seaboard into UCB and the conversion and exchange of the outstanding shares of Seaboard Stock (other than shares held by Seaboard shareholders who exercise their Dissenters' Rights) into and for newly issued shares of Bancshares Stock. At the Effective Time, (i)
Seaboard will be merged into and its existence will be combined with that of UCB, and Seaboard will cease to exist as a separate entity, (ii)
Seaboard's shareholders (other than shareholders who exercise their Dissenters' Rights) will become shareholders of Bancshares, and (iii)
UCB will be the surviving corporation in the Merger and will continue to exist (under the management of its current officers and directors) as a wholly-owned subsidiary of Bancshares and to conduct its business as a North Carolina banking corporation under the supervision and regulation of the Commissioner and the FDIC. (See "--Conversion of Seaboard Stock and Seaboard Options; Exchange Rate" and "RIGHTS OF DISSENTING
SHAREHOLDERS.") Seaboard's deposit accounts will become deposit accounts of UCB and will continue to be insured by the FDIC to the maximum amount permitted by law.

Conversion of Seaboard Stock and Seaboard Options; Exchange Rate

     At the Effective Time, and without any action on the part of Bancshares, Seaboard or Seaboard's shareholders, each share of Seaboard
Stock held of record by Seaboard's shareholders (other than shares as to which a shareholder properly exercises Dissenters' Rights) automatically will be converted into and become, and thereafter may be exchanged for,
0.9104 of a newly issued share of Bancshares Stock.  (See "RIGHTS OF
DISSENTING SHAREHOLDERS.") However, if the 30-Day Average is greater than $38.50 per share, then the Exchange Rate will be adjusted to equal the ratio (rounded to four decimal places) produced by dividing $35.05 by the 30-Day Average, and if the 30-Day Average is less than $25.00 per share, then the Exchange Rate will be adjusted to equal the ratio
(rounded to four decimal places) produced by dividing $22.76 by the 30-Day Average. If there is a change in the number of outstanding shares of Bancshares Stock or Seaboard Stock prior to the Effective Time as a result of a stock dividend, stock split, reclassification or other subdivision or combination of outstanding shares, then an appropriate and proportionate adjustment will be made in the Exchange Rate as necessary to eliminate any dilutive or antidilutive effect of such change in outstanding shares. Management of Bancshares and Seaboard currently are not aware of any change (completed or proposed) in the outstanding shares of Bancshares Stock or Seaboard Stock such as would result in an adjustment in the Exchange Rate.

     At the Effective Time, all rights with respect to then outstanding options held by certain employees and directors of Seaboard to purchase shares of Seaboard Stock ("Seaboard Options"), whether or not then exercisable, will be converted into (at the Exchange Rate) and will become rights with respect to Bancshares Stock, and Bancshares will assume Seaboard's obligations with respect to each such Seaboard Option in accordance with the terms of the applicable stock option plan and agreement under which such Seaboard Option was granted. (See
"--Interests of Certain Persons With Respect to the Merger.")

Surrender and Exchange of Certificates

     Following the Effective Time, all certificates formerly evidencing shares of Seaboard Stock ("Old Certificates") will evidence the right of the registered holders thereof to receive and may be exchanged for certificates ("New Certificates") evidencing the number of whole shares of Bancshares Stock into which such holders' shares of Seaboard Stock will have been converted.

                                   12

     As of the Effective Time, Seaboard's stock transfer books will be closed and no further transfer of Seaboard Stock or of an Old
Certificate will be recognized or registered on Seaboard's stock transfer records. As soon as possible following the Effective Time, Seaboard's shareholders will receive transmittal forms with instructions for forwarding their Old Certificates for surrender to Bancshares' exchange agent (the "Exchange Agent"). Upon proper surrender to the Exchange Agent of their Old Certificates (together with properly completed transmittal forms), each Seaboard shareholder will be entitled to receive (i) New Certificates representing the number of whole shares of Bancshares Stock into which his or her shares of Seaboard Stock will have been converted, together with cash for any fractional share (see
"--Treatment of Fractional Shares"), or (ii) in the case of a shareholder properly exercising his or her Dissenters' Rights, the amount of cash determined as provided in Article 13 of the North Carolina Business
Corporation Act.  (See "RIGHTS OF DISSENTING SHAREHOLDERS.")

     Until surrendered as described above, each Old Certificate will be deemed for all corporate purposes to evidence only the right to receive the number of shares of Bancshares Stock to which the Seaboard shareholder will have become entitled. However, after the Effective
Time and regardless of whether they have surrendered their Old
Certificates, Seaboard's shareholders will be entitled to vote and to receive any dividends or other distributions (for which the record date is after the Effective Time) on the number of whole shares of Bancshares
Stock into which their Seaboard Stock has been converted; provided, however, that no such dividends or other distributions will be paid to the holders of such Old Certificates unless and until the Old
Certificates are surrendered.  Upon surrender and exchange of each Old
Certificate, there will be paid the amount, without interest thereon, of dividends and other distributions, if any, which became payable on the shares of Bancshares Stock represented by such certificate after the Effective Time but had not been paid to the record owner thereof.

     Shareholders whose Old Certificates have been lost, stolen or destroyed will be required to furnish to Bancshares evidence satisfactory to the Exchange Agent of ownership of such Old Certificates and of such loss, theft or destruction, and to furnish appropriate and customary indemnification (which may include an indemnity bond) in order to receive the New Certificates and cash to which they are entitled.

     SEABOARD'S SHAREHOLDERS SHOULD NOT FORWARD THEIR OLD CERTIFICATES
TO THE EXCHANGE AGENT UNTIL THEY RECEIVE INSTRUCTIONS TO DO SO.

Treatment of Fractional Shares

     No fraction of a share of Bancshares Stock, or any script or certificate representing any such fractional share, will be issued in connection with the Merger, and no right to vote or to receive any dividend or other distribution shall attach to any such fractional share. At the Effective Time, Bancshares will deliver cash to the Exchange Agent in an amount equal to the aggregate "market value" of all such fractional shares. Each Seaboard shareholder who otherwise would be entitled to receive a fraction of a share of Bancshares Stock shall, upon the surrender and exchange of his or her Old Certificates, and in lieu of such fractional share, be entitled to receive cash (without interest) from the Exchange Agent in an amount equal to that fraction multiplied by the "market value" of one whole share of Bancshares Stock.
As used above, "market value" shall be equal to the average of the closing prices of Bancshares Stock on the Nasdaq National Market for the ten consecutive trading days immediately preceding the Closing Date (as defined below).

Background of and Reasons for the Merger.

     Since its organization in 1937, Seaboard has operated as a community-oriented financial institution serving the Plymouth, North
Carolina market area. This community-oriented banking philosophy has allowed it to compete effectively and profitably with the other banking institutions in its local market. During the last ten years, however, competition has dramatically increased with other types of financial institutions offering services traditionally offered only by banks, with an increase in public demand for a broader range of consumer services from community banking institutions, and with the imposition of additional regulations by banking regulators. These changes have forced
Seaboard's Board of Directors regularly to evaluate its strategic alternatives. As a result of these deliberations, Seaboard converted to stock ownership in 1993 in order to increase its capital and thereby its ability to offer additional competitive services. Before and after its stock conversion, Seaboard's President was approached by UCB regarding a possible merger. Seaboard initially declined to pursue discussions with UCB because it desired to retain its independence and, after the stock conversion, was subject to regulatory restrictions on any merger.

                                   13


     Even before its stock conversion, Seaboard had begun to provide services beyond those offered by traditional thrift institutions
(savings accounts and fixed-rate mortgage loans held in portfolio) by introducing checking accounts, variable-rate mortgage loans and various consumer loan products. After the stock conversion, Seaboard began to sell certain of its mortgage loans into the secondary mortgage market.
Seaboard, while remaining profitable, recognized that its existing markets had limited growth potential and that any significant growth would have to come from new markets. Seaboard was unsuccessful it its attempts to purchase branch offices from UCB and other financial institutions. Ultimately, in 1994, Seaboard elected to open a new branch in Williamston, North Carolina. The costs of constructing the new branch and attracting deposits and loans were significant and resulted in depressed earnings until the branch matured. During this time period, UCB again approached Seaboard's President about a possible merger. The Board of Directors engaged an investment advisor and sought the advice of special legal counsel. However, Seaboard was still subject to regulatory restrictions on any merger and its Board of Directors elected to defer any further merger discussions until after the Williamston branch was operational. Seaboard continued to receive unsolicited expressions of interest in a merger from various other banking institutions.

     While continuing to remain profitable, by the end of 1994, Seaboard recognized that remaining an independent institution may not best serve the long-term interests of Seaboard and its shareholders. Seaboard's existing markets were not experiencing significant growth, the Williamston denovo branching experience demonstrated that expansion into new markets on a denovo basis involved high fixed costs and depressed earnings, the opportunities to purchase existing branch offices from another financial institution were not available, and the opportunity to merge with another community financial institution in or adjacent to its markets was also unavailable. Seaboard Stock is lightly traded, and, therefore, Seaboard's shareholders have limited ability to sell their stock. To increase shareholder value, Seaboard's Board of Directors determined it needed to expand the banking services currently offered to include commercial lending to obtain loan growth in its existing market and to acquire more banking technology to provide competitive banking services in its local market. Since it has no experience in commercial lending, Seaboard would have been required to add senior staff experienced in commercial lending. In addition, banking technology is expensive and involves significant staff training. The risk of these responses to competitive pressures was that Seaboard would lose the benefits of its high capital levels and low cost structure.

     Considering these and other factors, in May 1995, after UCB again approached Seaboard about a possible merger, Seaboard requested that UCB prepare a formal offer for a merger. After a discussion of various issues with Seaboard's President, certain members of UCB's senior management met with Seaboard's Board of Directors on July 14, 1995, and presented a proposal to merge Seaboard into UCB. Seaboard again engaged its investment advisor and sought the advice of special legal counsel.
The Board of Directors believed that UCB's proposal was a high offer and that, considering the expected costs of increasing its loan penetration or its markets, Seaboard could not create greater shareholder value from independent operations in the foreseeable future. Seaboard's financial advisor gave the Board of Directors an opinion that the UCB proposal was fair, from a financial viewpoint, to Seaboard's shareholders. The Board of Directors also believed that the merger would give shareholders the opportunity for growth in a widely traded stock and ownership in a company with a good history of cash dividends and earnings. Seaboard's special counsel indicated that a merger with UCB appeared to be a permissible action under North Carolina law if the prior approval of the Administrator was obtained. Therefore, on July 20, 1995, the Board of
Directors approved the signing of a Letter of Intent with UCB and Bancshares.

     The Board of Directors considered it important to recognize the contribution of its employees to the profitability of Seaboard.  UCB offered Seaboard's employees greater professional opportunities, personal growth and potential rewards for those individuals who remained with UCB and severance compensation for those who did not.  The Board of
Directors also considered the ability of UCB to offer a broader and more sophisticated range of consumer and commercial services to its markets and a much larger lending limit.  UCB also has the ability to acquire new banking technology in a cost-efficient manner with economies of scale.  In addition, the Board of Directors believed that Seaboard was in a position to offer UCB market share that would enhance other UCB acquisitions and that this value was unique to UCB and would not be as significant to other potential merger candidates considering the characteristics of Seaboard's market area.  Therefore, the UCB proposal was in the best interests of the shareholders, the employees and the customers of Seaboard.  Following negotiation of these and other issues and a review of the corporate records of UCB and Bancshares, on
September 14, 1995, Seaboard's Board of Directors approved the signing of the Agreement.
                                   14

Recommendation

     SEABOARD'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SEABOARD'S SHAREHOLDERS VOTE TO APPROVE THE AGREEMENT. Seaboard's Board of Directors has adopted the Agreement and believes the Merger is in the best interests of Seaboard and its shareholders and unanimously recommends that Seaboard's shareholders vote FOR approval of the Agreement.

Fairness Opinion

     Engagement of Financial Advisor. Seaboard has retained Meritas to act as its financial advisor in connection with the Merger. Meritas was chosen by Seaboard's Board of Directors on the basis of Meritas' experience in the valuation of securities in connection with mergers and acquisitions. Meritas is a financial consulting firm that is engaged, among other things, in the evaluation of thrift and banking institutions and their securities, the negotiation and structuring of merger and acquisition transactions, and other financial advisory matters for financial institutions. Except as described herein, Meritas is not affiliated in any way with Seaboard, Bancshares or their respective affiliates.

     Representatives of Meritas attended meetings with Seaboard's management and Board of Directors to consider the proposed Merger, including a meeting held on July 20, 1995, at which the proposed terms of the Merger were reviewed and approved. At that meeting, Meritas rendered its oral opinion that, as of that date, the consideration of
0.9104 of a share of Bancshares Stock for each share of Seaboard Stock was fair, from a financial point of view, to the holders of Seaboard
Stock; and, Meritas also has delivered the Fairness Opinion to Seaboard's Board of Directors dated December ___, 1995 to the same effect. Meritas has agreed to update and confirm the Fairness Opinion immediately prior to the Effective Time. No limitations were imposed by Seaboard's Board of Directors upon Meritas with respect to the investigations made or procedures followed by it in rendering the Fairness Opinion. The full text of the Fairness Opinion, which sets forth certain assumptions made, matters considered and limitations on review undertaken, is attached as Appendix C to this Prospectus/Proxy
Statement and should be read by the shareholders of Seaboard in its entirety. The summary of the Fairness Opinion set forth in this Prospectus/Proxy Statement is qualified in its entirety by reference to the text of the Fairness Opinion which is incorporated herein by reference.

     In arriving at the Fairness Opinion, Meritas reviewed certain publicly available business and financial information relating to Bancshares and Seaboard. Meritas also reviewed certain other information provided to it by Bancshares and Seaboard, and discussed with Seaboard's management the respective businesses and prospects of Bancshares and Seaboard. Meritas also considered certain financial and stock market data of Bancshares and Seaboard, compared that information with similar data for other publicly held bank holding companies, thrifts and thrift holding companies and considered the financial terms of certain other comparable transactions which have recently been announced or effected, as further discussed below. Meritas also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria as it deemed relevant. In connection with its review, Meritas did not independently verify any of the foregoing information and Meritas relied on such information as being complete and accurate in all material respects. In addition, Meritas did not make an independent evaluation or appraisal of the assets of Bancshares or Seaboard. In connection with evaluating the Merger, Meritas was not requested to and did not solicit other third party indications of interest in acquiring all or any part of Seaboard.

     The Fairness Opinion is directed to Seaboard's Board of Directors only, and is directed only to the fairness, from a financial point of view, of the Exchange Rate. The terms of the Merger were arrived at by negotiations between management officials of Seaboard and Bancshares.
Meritas made recommendations to Seaboard regarding terms of the Merger.
However, the Fairness Opinion does not address Seaboard's underlying business decision to effect the Merger or constitute an endorsement of the Merger or a recommendation as to how any shareholder of Seaboard should vote at the Special Meeting.

     The receipt of the Fairness Opinion is a condition precedent to Seaboard's consummating the Merger, but was one of many factors taken into consideration by Seaboard's Board of Directors in making its determination to approve the Merger. The opinion of Meritas does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Seaboard or the effect of any other business combination in which Seaboard might engage.

                                   15

     In connection with rendering the Fairness Opinion and preparing its various presentations to Seaboard's Board of Directors, Meritas performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Meritas in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a summary description. Accordingly, notwithstanding the separate factors summarized below, Meritas believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Fairness Opinion. In performing its analyses, Meritas made numerous assumptions with respect to regulatory factors, industry performance, business and economic conditions and other matters, many of which are beyond Seaboard's or Bancshares' control. The analyses performed by Meritas are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Comparable Transaction Analysis. Meritas performed an analysis of prices paid for selected thrifts and thrift holding companies in order to obtain a valuation range based upon recent transactions similar to the Merger. Multiples of market value, book value, adjusted book value, tangible book value, trailing twelve months earnings and annualized latest quarter earnings as well as deposit premiums implied by the consideration to be received by Seaboard's shareholders in the Merger were compared with certain multiples paid in comparable transactions.
Comparable transactions were considered to include transactions involving bank holding company acquisitions of thrifts or thrift holding companies. The comparable transactions included the following pending or recently consummated transactions: Winton Financial Corporation purchase of Blue Chip Savings Bank; SGL, Inc. purchase of Am-First
Financial Corporation; Security Bank purchase of United Bank, S.B.;
BancorpSouth, Inc. purchase of First Federal Bank for Savings; Centura
Bank purchase of Cleveland Federal Savings Bank; First Federal Financial
Corporation of Kentucky purchase of Bullitt Federal Savings Bank; First
Citizens Bancshares, Inc. purchase of First Republic Savings Bank FSB;
AmSouth Bancorp purchase of Community Federal Savings Bank; Washington
Federal Savings Bank purchase of Capital Bancshares; and First Financial
Bancorp buying Highland Federal Savings Bank.

     Based on the Exchange Rate (0.9104 of a share of Bancshares Stock quoted at $35.75 for each share of Seaboard Stock as of October 31,
1995), the analysis yielded a range of transaction values (i) to book value of .99X to 1.86X with a median of 1.47X (compared to 1.66X for the Merger), (ii) to tangible book value of .99X to 1.86X with a median of 1.47X (compared to 1.66X for the Merger), (iii) to trailing twelve months earnings of 6.8X to 17.5X with a median of 15.5X (compared to 34.7X for the Merger). Additionally, Meritas examined the consideration paid less tangible equity as a function of core deposits yielding a range of values of between 0.08% and 11.95% with a median of 7.73% compared to 11.71% for the Merger.

     Peer Group Financial Comparison. Meritas compared historical stock price data, earnings and dividend data and financial ratios for Bancshares to the corresponding data and ratios of Colonial BancGroup
(Alabama), First Commercial Corporation (Arkansas), First National
Bancorp (Georgia), Whitney Holding Company (Louisiana), Citizens Bancorp
(Maryland), BancorpSouth, Inc. (Mississippi), Hancock Holding Company
(Mississippi), Trustmark Corporation (Mississippi), Centura Banks, Inc.
(North Carolina), and One Valley Bancorp of West Virginia, Inc. (West
Virginia) (the "Index Group"). Such data and ratios included non-performing assets to total assets; Tier 1, risk-based and total capital ratios; net interest margins; non-interest expense ratios;
return on average assets and return on average equity for the four quarters ended June 30, 1995; price to book value and price to earnings;
and dividend yield. The financial data and ratios were computed as of June 30, 1995, and the historical stock price data was computed as of September 30, 1995. For the 52-week period ended September 30, 1995, the index of the price of Bancshares Stock traded as high as 122.3%, as low as 109.8% and on October 31, 1995, closed at 119.5% of the Index
Group composite price index.

     Fees.  For its services, Seaboard has agreed to pay Meritas a
$5,000 retainer and fees of $5,000 each for its advisory services in connection with the Board of Directors' consideration of the Merger proposal and for the Fairness Opinion. Seaboard also has agreed to reimburse Meritas for its out-of-pocket expenses incurred in connection with activities contemplated by its engagement and to indemnify Meritas against certain liabilities that may arise in connection with its engagement.
                                   16

Required Shareholder Approval

     The Agreement must be approved by Seaboard's shareholders before the Merger may be consummated. Under North Carolina law, the affirmative vote at the Special Meeting of the holders of at least a majority of the total outstanding shares of Seaboard Stock is required to approve the Agreement. Additionally, in order to consummate the Merger, the Charter Amendment also must be approved by Seaboard's shareholders at the Special Meeting. (See PROPOSAL 2: THE CHARTER
AMENDMENT.") To approve the Charter Amendment, the number of votes cast in person and by proxy at the Special Meeting in favor of the Charter
Amendment must exceed the number of votes cast against it.

Required Regulatory Approvals

     The Merger is subject to approval by the Commissioner, the Banking
Commission and the FDIC.  Additionally, the Administrator must approve
Bancshares' acquisition of Seaboard. Under regulations issued by the Administrator, no person may acquire beneficial ownership of more than 10% of Seaboard Stock until May 10, 1996, without the prior written approval of the Administrator. The Administrator will grant approval only upon a finding that (i) the acquisition is supported by the Board of Directors of Seaboard, (ii) the person acquiring the Seaboard Stock is of good character and integrity, possesses satisfactory managerial skills, and will serve as a source of strength to the resulting entity after the acquisition, and (iii) the interests of the public will not be adversely affected. Seaboard has requested the Administrator's approval for 100% of the Seaboard Stock to be acquired by Bancshares. While the Board of Directors of Seaboard unanimously approved the Merger and believes that Bancshares qualifies under the Administrator's regulations, no assurances can be given that the Administrator will approve Bancshares' acquisition of 100% of the Seaboard Stock.

     The Agreement provides that UCB's obligation to consummate the Merger is conditioned on receipt of all requisite regulatory approvals.
In addition, such approvals may not contain any terms or conditions that are reasonably considered by Bancshares or UCB to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of the Agreement to Bancshares and UCB as to render consummation of the Merger inadvisable. Applications for all required regulatory approvals have been filed and currently are pending.
Although no assurances are or can be given that such approvals will be obtained, Bancshares and Seaboard have no reason to believe that any such regulatory approval will not be obtained.

     After final FDIC approval is received, a 15 to 30-day waiting period is required prior to consummation of the Merger to allow the United States Department of Justice to review the transaction for antitrust considerations.

Conduct of Business Pending the Merger

     The Agreement provides that, during the period from the date of the Agreement to the Effective Time, except as provided in the Agreement, Seaboard will conduct its business in the regular and usual course in substantially the same manner as such business previously has been conducted and, to the extent consistent with such business and within its ability to do so, Seaboard will, among other things, preserve intact its business organization, retain the services of its officers and employees and preserve its business relationships. The Agreement also provides that, prior to the Effective Time, and except in the ordinary course of business or as otherwise permitted by the Agreement or as required by applicable law or regulation, Seaboard will not, among other prohibited actions, (i) incur indebtedness for borrowed money, (ii) sell, transfer, mortgage, pledge or otherwise dispose of any of its properties or assets, or acquire any significant assets, (iii) increase the compensation or benefits of any of its employees, (iv) settle any claim, action or proceeding against it involving monetary damages, (v) make any change in its capital stock, or issue, sell, purchase, redeem or retire shares of such stock, (vi) amend its charter or bylaws, (vii) grant or issue any additional options, (viii) enter into any new employment agreements or adopt any new employee benefit plans, (ix) change its accounting practices, (x) acquire or open any new branch offices, or (xi) enter into any contract other than in the ordinary course of its business.

Dividends

     The Agreement provides that Seaboard will not declare or pay any dividends or make any other distributions on its capital stock. However, if the Merger is not consummated prior to the January 1996 record date for Bancshares'
                                   17

regular fourth quarter cash dividend, then, prior to the Effective Time, and to the extent permitted by applicable law, Seaboard may declare and pay a cash dividend of $0.10 per share on the outstanding shares of Seaboard Stock, and, if the Merger is not consummated prior to the April
1996 record date for Bancshares' regular first quarter cash dividend, Seaboard may declare and pay an additional cash dividend of $0.10 per share on the outstanding shares of Seaboard Stock.

Prohibition on Solicitation

     The Agreement provides that Seaboard will not, directly or indirectly, encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity other than Bancshares or UCB relating to a merger or other acquisition of Seaboard or the purchase or acquisition of any Seaboard Stock or any significant part of Seaboard's assets, or provide assistance to any person in connection with any such offer. Further, Seaboard will not disclose to any person or entity any information not customarily disclosed to the public concerning Seaboard or its business.

Accounting Treatment

     The Agreement contemplates that the Merger be treated as a "pooling-of-interests" for accounting purposes. Accordingly, at the Effective Time and under generally accepted accounting principles, the consolidated assets and liabilities of Seaboard will be reported on the books of Bancshares at their respective book values and Bancshares' consolidated financial statements for periods prior to the Effective
Time will be restated to reflect Seaboard's consolidated assets, liabilities and operations for such periods.

     Among other requirements, in order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (at least
90%) of the outstanding shares of Seaboard Stock must be exchanged for Bancshares Stock. Generally, if the number of fractional shares of Bancshares Stock resulting from the Merger for which cash is paid, shares repurchased by Seaboard or by Bancshares, and shares of holders of Seaboard Stock who exercise their dissenters' rights together represent more than 10% of the shares to be issued by Bancshares in connection with the Merger, then the Merger will not qualify for the pooling-of-interests method of accounting. Bancshares' and UCB's obligations to consummate the Merger are conditioned on receipt by Bancshares of assurances from its independent accountants, KPMG Peat
Marwick LLP, in form and content satisfactory to Bancshares, to the effect that the Merger will qualify to be treated as a pooling-of-interests for accounting purposes. If the Merger does not qualify for pooling-of-interests accounting treatment, then Bancshares and UCB would be entitled to terminate the Agreement and abandon the Merger. (See "--Conditions to Merger.")

Certain Income Tax Consequences

     The following is a summary discussion of the material federal income tax consequences of the Merger to Seaboard's shareholders. The summary is based on the law as currently constituted and is subject to change in the event of changes in the law, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which could be given retroactive effect.

     THIS SUMMARY IS NOT A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES
OF THE MERGER.  The summary does not address any foreign, state or local tax consequences, except for certain North Carolina income tax consequences, nor does it address all aspects of federal income taxation that may apply to the Merger.  Also, the Tax Opinion does not address income tax considerations that may affect the treatment of a participant in a Seaboard stock option plan or a Seaboard shareholder who acquired
Seaboard Stock pursuant to such a plan.  Each Seaboard shareholder's individual circumstances may affect the tax consequences of the Merger to such shareholder.  Therefore, Seaboard's shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger and the exchange of their Seaboard Stock for shares of Bancshares Stock (including, without limitation, tax return reporting requirements, the application and effect of federal, foreign, state and local and other tax laws, and the implications of any proposed changes in the tax laws).
                                   18

     Bancshares and Seaboard have received an opinion of KPMG Peat
Marwick LLP (the "Tax Opinion"), tax advisors to Bancshares, which reaches certain conclusions with respect to certain federal and North
Carolina income tax consequences of the Merger. Where appropriate or useful, this discussion will refer to the Tax Opinion and particular conclusions expressed therein. Additionally, the facts upon which the Tax Opinion is based are set forth in such Tax Opinion which is an exhibit to Bancshares' Registration Statement. (See "AVAILABLE
INFORMATION.") However, the Tax Opinion represents only that advisor's best judgment as to the matters expressed therein and has no binding effect on the Internal Revenue Service (the "IRS") or any official status of any kind. There is no assurance that the IRS could not successfully contest in the courts an opinion expressed by the advisor as set forth in the Tax Opinion or that legislative, administrative or judicial decisions or interpretations may not be forthcoming that would significantly change the opinions set forth in the Tax Opinion. The IRS will not currently issue private letter rulings concerning a transaction's qualification under certain types of reorganizations or certain federal income tax consequences resulting from such qualification. Accordingly, no private letter ruling has been, nor is it anticipated that such a ruling will be, requested from the IRS with respect to the Merger.

     The Tax Opinion concludes that:

                 (i)     The Merger will constitute a tax-free
reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code;

                (ii)     No gain or loss will be recognized by
Bancshares, UCB or Seaboard by reason of the Merger;

               (iii)     No gain or loss will be recognized by
Seaboard's shareholders upon their receipt of Bancshares Stock
(including any fractional share interests to which they may be entitled) solely in exchange for their holdings of Seaboard Stock;

                (iv) The tax basis in the Bancshares Stock received by a Seaboard shareholder (including any fractional share interests to which they may be entitled) will be the same as the tax basis in the Seaboard Stock surrendered in exchange therefor;

                 (v)     The holding period for Bancshares Stock
received by a Seaboard shareholder (including any fractional share interests to which they may be entitled) in exchange for Seaboard Stock will include the period during which the shareholder held the Seaboard
Stock surrendered in the exchange, provided that the Seaboard Stock was held as a capital asset at the Effective Time;

                (vi) The receipt of cash in lieu of a fractional share of Bancshares Stock will be treated as if the fractional share of Bancshares Stock was distributed as part of the exchange to the Seaboard shareholder and then redeemed by Bancshares, resulting in capital gain or loss measured by the difference, if any, between the amount of cash received for such fractional share and the shareholder's basis in the fractional share; and,

               (vii) Cash received by a Seaboard shareholder who exercises his or her Dissenters' Rights will be treated as having been received by the shareholder as a distribution in redemption of his or her stock. If the redemption meets one of the four tests set forth in
Section 302 of the Code, it will result in capital gain or loss measured by the difference, if any, between the amount of cash received and the shareholder's basis in the stock. If the redemption does not meet one of the four tests of Section 302, such distribution will be treated as a dividend pursuant to Section 301.

     The Tax Opinion also concludes that the Merger will be treated in substantially the same manner for North Carolina income tax purposes as for federal income tax purposes.

     SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN ORDER
TO MAKE AN INDIVIDUAL EVALUATION OF THE FEDERAL, STATE OR LOCAL TAX
CONSEQUENCES OF THE MERGER.

Conditions to Merger

     Consummation of the Merger is subject to various conditions described in the Agreement, including without limitation: (i) approval of the Agreement by Seaboard's shareholders; (ii) receipt of all required regulatory approvals
                                   19

without the imposition by any regulatory agency of a condition to any such approval that is considered by Bancshares or UCB to be materially disadvantageous or burdensome or to impact the economic or business benefits of the Merger so adversely that it would not be advisable to consummate it; (iii) receipt of the Tax Opinion; (iv) receipt of the Fairness Opinion and confirmation of the Fairness Opinion immediately prior to the Effective Time; (v) satisfaction of all requirements for the shares of Bancshares Stock to be issued in connection with the Merger to be listed on the Nasdaq National Market as of the Effective
Time; and (vi) execution of employment agreements with certain officers of Seaboard and its wholly-owned subsidiary as of the Effective Time.

     Bancshares' and Seaboard's separate obligations under the Agreement are subject to various other conditions described in the Agreement, including without limitation: (i) the absence of a material adverse change in the financial condition, results of operations or business of the other party; (ii) compliance by the other party with all laws and regulations applicable to the transactions described in the Agreement;
(iii) the absence of any violation or breach by the other party of any of its obligations, covenants, agreements, representations or warranties under the Agreement; and (iv) the receipt of certain certificates and opinions of the other party's senior officers and legal counsel.

     Additionally, Bancshares' obligations are subject to certain additional conditions, including without limitation: (i) receipt of a written agreement as to certain matters from persons who are considered
"Affiliates" of Seaboard (see "--Restrictions on Resale of Bancshares
Stock Received by Certain Persons"); (ii) receipt by Bancshares of certain assurances satisfactory to it to the effect that the Merger may be treated as a "pooling-of-interests" for accounting purposes; and
(iii) that the aggregate of certain of Seaboard's expenses associated with the Merger not exceed $100,000.

Waiver; Amendment of Agreement

     Prior to the Effective Time, any provision of the Agreement (other than provisions relating to regulatory approvals and other approvals required by law) may be waived by the party entitled to the benefits of such provision. Additionally, the Agreement may be amended, modified or supplemented by Bancshares, UCB and Seaboard at any time prior to the Effective Time, and whether before or after approval by Seaboard's shareholders, by an agreement in writing approved by a majority of the members of their respective Boards of Directors. However, except as otherwise provided in the Agreement, following approval of the Agreement by Seaboard's shareholders, no such amendment may change the Exchange
Rate without shareholder approval of such change.

Termination of Agreement

     The Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by Seaboard's shareholders, upon the mutual agreement of Bancshares, UCB and Seaboard, and may be terminated by either Bancshares or Seaboard if, among other things: (i) the other party shall have violated or failed to perform fully any of its obligations, covenants or agreements in any material respect; (ii) any of the other party's representations or warranties shall have been false or misleading in any material respect when made, or if there has occurred any event or development or there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading; (iii) Seaboard's shareholders fail to ratify and approve the Agreement, or the Special Meeting is not held, on or before March 31, 1996; (iv) any condition to the obligations of the terminating party is not satisfied or effectively waived, or the Merger has not become effective, by June 30, 1996 (or such later date as shall be mutually agreeable to Bancshares, UCB and Seaboard).

     Additionally, Bancshares and UCB may terminate the Agreement if, based on the advice of their legal counsel or consultants, they believe
Seaboard, or UCB as the successor to Seaboard, could incur or become responsible or liable at any time or over a period of time in an amount of as much as $50,000 for expenses or monetary damages on account of any and all remediation, corrective action or damages relating to any discharge, disposal, release or emission by any person of any "hazardous substance" on, from or relating to any real property belonging to Seaboard or serving as collateral for any of Seaboard's loans, or relating to any condition or event with respect to any such real property which constitutes a violation of any "environmental laws."

     In the event of the termination and abandonment of the Merger pursuant to the termination provisions thereof, the Agreement will become void and have no effect, except that certain provisions of the
Agreement relating to expenses,
                                   20

indemnification and confidentiality of information obtained pursuant to the Agreement or in connection with the negotiation thereof will survive any such termination and abandonment.

Closing Date and Effective Time

     Following and subject to the fulfillment of all conditions described in the Agreement, the closing of the Merger will be held on a date specified by Bancshares (the "Closing Date") within 30 days after the expiration of required waiting periods following receipt of regulatory approvals. The Effective Time of the Merger will be the date and time specified in Articles of Merger filed with the North Carolina
Secretary of State  (or, if a time is not so specified, then at the time
Articles of Merger are so filed). However, in no event may the Effective Time be more than 10 days following the Closing Date. Although there is no assurance as to whether or when the Merger will occur, it currently is expected that the Merger will become effective during the first quarter of 1996.

Interests of Certain Persons With Respect to the Merger

     Certain members of Seaboard's management and Board of Directors have certain interests in the Merger that are in addition to their interests as shareholders of Seaboard generally. Seaboard's Board of Directors was aware of these interests and considered them, among other things, in adopting the Agreement and recommending the transactions contemplated thereby.

     Indemnification. Pursuant to the Agreement, from and after the Effective Time UCB will indemnify the present and former officers and directors of Seaboard and its wholly-owned subsidiary against liabilities arising from actions or omissions in their official capacities as officers and directors occurring on or prior to the Effective Time to the extent they would have had a right to indemnification from Seaboard or its subsidiary.

     Employment Agreements. In order to assure itself of their assistance and continued services during the transition period following the Effective Time, UCB has agreed to enter into an employment agreement with Samuel J. Styons (who currently serves as a director and as President and Chief Executive Officer of Seaboard) and with Donald A.
Hall (who currently serves as a director of Seaboard and as Executive
Vice President of Seaboard's wholly-owned subsidiary). As currently proposed, the employment agreements would (i) provide for annual salaries of $91,000 for Mr. Styons and $52,000 for Mr. Hall, (ii) provide for terms of approximately five years for Mr. Styons and two years for Mr. Hall, (iii) provide credit for past full years of service for participation and vesting under Bancshares' 401(k) savings plan and defined benefit pension plan and for the determination of eligibility for and level of benefits under UCB's vacation and sick leave policies
(provided, however, that Messrs. Styons and Hall shall not be credited for past years of service for purposes of calculating or determining accrued benefits under such plans), and (iv) contain certain covenants generally prohibiting Messrs. Styons and Hall from competing against UCB within Seaboard's former banking market for a period of time following termination of their employment with UCB. The employment agreement with Mr. Styons will supersede an employment agreement currently in effect between Seaboard and Mr. Styons.

     The Agreement provides that UCB will assume Seaboard's obligations under a Supplemental Income Agreement entered into between Seaboard and Mr. Styons during 1988 and which provides for payments to Mr. Styons (or to his beneficiaries) aggregating $30,000 per year for a period of fifteen years following the later of his 60th birthday or his retirement date or following his death while employed by Seaboard. Also, subject to certain conditions, Seaboard shall transfer to Mr. Styons at the Effective Time the title to the automobile then owned by Seaboard and being used by him.

     Seaboard Stock Options.  There currently are outstanding Seaboard
Options to purchase up to an aggregate of 40,625 shares of Seaboard
Stock which are held by certain Seaboard employees and directors under
Seaboard's 1993 Incentive Stock Option Plan and 1993 Nonstatutory Stock
Option Plan for Directors.  At the Effective Time, each Seaboard Option previously granted by Seaboard which was outstanding on the date of the
Agreement automatically will be converted into an option to purchase a number of shares of Bancshares Stock equal to the number of shares of
Seaboard Stock covered by the option at the Effective Time multiplied by the Exchange Rate.  The purchase or exercise price of each share of
Bancshares Stock under each such option shall be equal to the per share purchase or exercise price of the Seaboard Stock previously covered by such option divided by the Exchange Rate (and rounded up to the nearest cent).  Bancshares' obligations with respect to each such converted
Seaboard Option shall be in accordance with the terms
                                   21

of the applicable Seaboard option plan and the related option agreement under which such Seaboard Option originally was granted. From and after the Effective Time, each Seaboard Option so converted may be exercised solely for a number of shares of Bancshares Stock and for a purchase price calculated as described above. Under the Agreement, no further options to acquire Seaboard Stock may be granted by Seaboard.

     Vesting of Stock Awards. Certain officers, employees and directors of Seaboard currently hold unvested awards covering an aggregate of 6,696 shares of Seaboard Stock previously granted under Seaboard's 1993
Management Recognition Plan (the "MRP"). Under the terms of the MRP, a recipient's rights in the shares covered by an award granted to him or her become vested at the rate of 20% on the date of grant and 20% per year thereafter. However, upon the occurrence of certain "change in control" events, all unvested shares covered by outstanding awards immediately become vested. At the Effective Time, the rights of Seaboard's officers, employees and directors in unvested shares of Seaboard Stock under the MRP will become vested and such persons will be entitled to receive the shares of Bancshares Stock into which those shares are converted.

     Advisory Directors. To assure itself of their assistance and continued services during the transition period following the Effective
Time, Bancshares and UCB have agreed that, following the Effective Time, and subject to their willingness to serve, each of Seaboard's directors at the Effective Time (other than directors who also are employees of Seaboard) will be appointed to serve as a member of the local advisory board for one of the UCB branches in Seaboard's former geographic market. For service as an advisory director, each Seaboard director who serves as an advisory board member for UCB for a period of one year following the Effective Time will be compensated in an amount equal to the amount of directors fees paid to such director for services as a director of Seaboard for 1995. The amounts of those fees for 1995 are expected to range from $2,100 to $9,300. After the first year following the Effective Time, Seaboard's directors who continue to serve as advisory directors will receive fees in accordance with UCB's standard fee schedule for its local advisory boards.

     Other Employees. UCB has agreed that, so long as they remain employed by Seaboard at the Effective Time, it will attempt in good faith, but shall have no obligation, to locate suitable employment (at an office of UCB located within a reasonable commuting distance from their respective job locations at the Effective Time) for, and to offer employment to, all employees of Seaboard. Any such employment offered by UCB will be on an "at will" basis and will be in such a position, at such location, and for such compensation as UCB shall determine in its sole discretion. Seaboard will be permitted to pay severance compensation to any employee of Seaboard at the Effective Time who is not offered employment by UCB (other than any employee who is party to an employment agreement with Seaboard). The amount of such compensation paid to any employee other than a branch manager shall not exceed the total of (i) one month's salary or normal wages (at the person's then current salary or wage rate as an employee of Seaboard) plus (ii) one week's salary or wages (at the person's then current salary or wage rate as an employee of Seaboard) multiplied by a number (which in no event shall be less than three or more than 26) equal to the person's number of complete years of service as an employee of Seaboard. If any of Seaboard's current branch managers are not offered employment by UCB, such severance compensation may amount to up to twelve months salary (at the person's then current salary rate as an employee of Seaboard). If an employee of Seaboard becomes an employee of UCB and such individual's employment is terminated without cause within 60 days (twelve months in the case of Seaboard's branch managers) following the Effective Time, then such individual will be entitled to receive the severance compensation described above, less one week's salary or wages (at the individual's last salary or wage rate as an employee of Seaboard) multiplied by a number equal to the number of complete weeks following the Effective Time during which the individual was employed by UCB.

     Employee Benefits.  Seaboard employees who become employees of UCB in connection with the Merger ("New Employees") shall become entitled to receive all employee benefits and to participate in all benefit plans provided by UCB on the same basis (including costs) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of UCB.  However, subject to the requirements of the Employee Retirement Income Security Act of 1974, as
amended, the Code, any governmental rules, regulations and policies thereunder, or any other law or regulations applicable to the operation of any such plan or program, each New Employee shall be given credit for his or her full years of service with Seaboard for purposes of (i)
entitlement to vacation and sick leave, and (ii) eligibility for participation and vesting in Bancshares' Section 401(k) savings plan and in its defined benefit pension plan; provided however, that in no event shall any New
                                   22

Employee be entitled to or be given credit for past service with Seaboard for purposes of the calculation or determination of benefits under the pension plan.

Restrictions on Resale of Bancshares Stock Received by Certain Persons

     Certain restrictions under the 1933 Act will apply to the resale of shares of Bancshares Stock issued to certain persons in connection with the Merger. Any person who was an "Affiliate" of Seaboard at the time the Agreement is submitted to a vote of Seaboard's shareholders may not resell or transfer shares of Bancshares Stock received by him during a period of three years following the Effective Time unless (i) such person's offer and resale of those shares has been registered under the 1933 Act, (ii) such person's offer and resale is made in compliance with Rule 145 promulgated under the 1933 Act (which permits limited sales under certain circumstances), or (iii) another exemption from registration is available. Additionally, as a condition of treating the Merger as a pooling-of-interests for accounting purposes, Seaboard's
Affiliates will be prohibited from selling or transferring any shares of Bancshares Stock until Bancshares shall have published results of its combined operations for a period covering at least 30 days following the Effective Time.

     An Affiliate of Seaboard, as defined by rules promulgated under the 1933 Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Seaboard. The above restrictions are expected to apply to the directors and executive officers of Seaboard (and to any relative or spouse of any such person or any relative of any such spouse, any of whom live in the same home as such person, and any trust, estate, corporation or other entity in which such person has a 10% or greater beneficial or equity interest), and may apply to any current shareholder of Seaboard that owns an amount of stock sufficient to be considered to "control" Seaboard or that otherwise is an Affiliate of Seaboard. Stock transfer instructions will be given by Bancshares to its stock transfer agent with respect to the Bancshares Stock to be received by persons deemed by Bancshares to be subject to these restrictions, and the certificates for such stock may be appropriately legended.

     The Agreement provides that Seaboard will use its best efforts to cause each person considered by Bancshares to be an Affiliate of Seaboard to deliver to Bancshares a written agreement (an "Affiliate
Agreement") providing that such person will not offer, sell, pledge, transfer or otherwise dispose of any shares of Bancshares Stock except in compliance with the restrictions described above. Bancshares' obligation to consummate the Merger is conditioned on its receipt of the Affiliate Agreements.

     Persons who are or may be Affiliates of Seaboard should consult with their own legal counsel regarding the application of the above restrictions to their Bancshares Stock.

Expenses

     The Agreement provides that Seaboard, Bancshares and UCB each will pay its own legal, accounting and financial advisory fees and all its other costs and expenses (including filing fees, printing costs and travel expenses) incurred or to be incurred in connection with the performance of its obligations under the Agreement or otherwise in connection with the Merger. Except under certain circumstances involving a wrongful termination or breach of the Agreement, the cost of soliciting proxies will be deemed to be incurred and shall be paid 50% by Seaboard and 50% by Bancshares. However, in the event the Agreement is terminated following a breach or violation of the Agreement by one party, then that breaching party will be obligated to reimburse the other party for up to $100,000 in the above costs and expenses actually incurred by the terminating party.

                   RIGHTS OF DISSENTING SHAREHOLDERS

     The Merger will give rise to Dissenters' Rights under Article 13 of the North Carolina Business Corporation Act ("Article 13").  Pursuant to
Article 13, any Seaboard shareholder who objects to the Merger may exercise Dissenters' Rights and become entitled to be paid the fair value of such shareholder's shares of Seaboard Stock if the Merger is consummated.  The following is only a summary of the Dissenters' Rights of Seaboard's shareholders.  A complete copy of Article 13 is attached hereto as Appendix B and incorporated by reference into this
Prospectus/Proxy Statement.  Any shareholder who intends to exercise
Dissenters' Rights should review the text of
                                   23

Article 13 carefully and comply exactly with its requirements, and also should consult with his attorney. Except as provided below, no further notices will be given to shareholders by Seaboard regarding the existence of Dissenters' Rights or any time periods within which those rights must be exercised.

     Article 13 provides for shareholders' Dissenters' Rights and the detailed procedure for exercising those rights that must be followed by a dissenting shareholder. In summary, that procedure is described below.

     Any shareholder who desires to assert Dissenters' Rights must (i) give to Seaboard, and Seaboard must actually receive, before the vote on the Merger is taken, written notice of the shareholder's intent to demand payment for his shares if the Merger is consummated, and (ii) not vote his shares in favor of the Merger. Failure by a shareholder to satisfy both requirements will mean that the shareholder will not be entitled to assert Dissenters' Rights and obtain payment for his shares under Article 13. (Shareholders should note that if they sign and return a blank appointment of proxy with no instructions as to how their shares should be voted, they will be deemed to have voted in favor of the Merger and thereafter will not be entitled to assert Dissenters'
Rights.)

     If the Agreement is approved by Seaboard's shareholders at the Special Meeting (or at any adjournments thereof), then, within 10 days of the date the Merger is consummated, Seaboard must send a written notice (by registered or certified mail, return receipt requested) to each shareholder who has taken the actions described above and is entitled to exercise Dissenters' Rights. That notice will:

     (a) State where the dissenting shareholder's payment demand must be sent, and where and when share certificates must be deposited;

     (b)  Supply a form for demanding payment;

     (c) Set a date by which Seaboard must receive the dissenting shareholder's payment demand (which may not be fewer than 30 nor more than 60 days after the date the dissenters' notice is mailed); and,

     (d)  Be accompanied by a copy of Article 13.

     A shareholder who has been sent the dissenters' notice must demand payment and must deposit his share certificates by the date set forth in and in accordance with the terms and conditions of the dissenters' notice; otherwise, such shareholder will not be entitled to payment for his shares under Article 13. A shareholder who demands payment and deposits his share certificates as required retains all other rights as a shareholder until such rights are cancelled or modified by consummation of the Merger.

     As soon as the Merger is consummated or upon receipt of a payment demand, Seaboard will offer to pay each dissenter who timely demanded payment and deposited his share certificates the amount Seaboard estimates to be the fair value of his shares, plus interest accrued to the date of payment, and will pay this amount to each dissenter who agrees in writing to accept it in full satisfaction of his demand.
Seaboard's offer of payment will be accompanied by:

     (a) Certain of Seaboard's most recent available financial statements;

     (b) A statement of Seaboard's estimate of the fair value of the shares;

     (c)  An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment if dissatisfied with Seaboard's offer; and,

     (e)  A copy of Article 13.

     If Seaboard does not consummate the Merger within 60 days after the date set for demanding payment and depositing share certificates, Seaboard must return the deposited certificates, and if, thereafter, the Merger is consummated, Seaboard must send a new dissenters' notice and repeat the payment demand procedure set forth above.

                                   24

     If a dissenter believes that the amount offered by Seaboard as described above is less than the fair value of his shares or that the interest due is incorrectly calculated, or if Seaboard fails to make payment to a dissenter who accepts its offer within 30 days after such acceptance, or if Seaboard fails to consummate the Merger and does not return the deposited certificates within 60 days after the date set for demanding payment, then the dissenter may notify Seaboard in writing of his own estimate of the fair value of his shares and the amount of interest due and may demand payment of his estimate, or may reject
Seaboard's offer and demand payment of the fair value of his shares and interest due. In any such event, if a dissenting shareholder fails to take any such action within the 30-day period, he will be deemed to have waived his rights under Article 13 and to have withdrawn his dissent and demand for payment.

     If a dissenter has taken all required actions and his demand for payment remains unsettled, the dissenter may commence a proceeding within 60 days after the date of his payment demand and petition the court to determine the fair value of his shares and accrued interest.
Upon service on it of the petition filed with the court, Seaboard must pay to the dissenter the amount originally offered by Seaboard. If the dissenter does not commence the proceeding within said 60-day period, he has an additional 30 days to either (i) accept in writing the amount offered by Seaboard, upon which acceptance Seaboard will pay such amount in full satisfaction of the dissenter's demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting shareholder.
A dissenter who takes no action within this 30-day period is deemed to have withdrawn his dissent and demand for payment.

     In the court proceeding described above, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value, and has discretion to make all dissenters whose demands remain unsettled parties to the proceeding.
Each dissenter made a party to the proceeding must be served with a copy of the petition and is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, to exceed the amount paid by Seaboard. Court costs, appraisal and counsel fees may be assessed by the court as it deems equitable.

     Article 13 contains certain additional provisions with respect to dissent by nominees who hold shares for others, and by beneficial owners whose shares are held in the name of other persons, and reference is made to Appendix B for a more complete description thereof.

                 PROPOSAL 2:  THE CHARTER AMENDMENT

     Section 8 of Seaboard's Amended and Restated Certificate of
Incorporation (the "Certificate") provides that until May 10, 1996 (the date three years after the date of Seaboard's conversion from mutual to stock form), no person shall directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of Seaboard. As used in Section 8, the term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. Shares of Seaboard Stock acquired in violation of Section 8 are treated as "excess shares" and are not entitled to vote or be counted as voting shares in connection with matters submitted to shareholders for a vote. Therefore, in order for the Merger to be consummated, it is necessary to amend the Certificate.

    In addition to Proposal 1 to approve the Agreement, Seaboard's Board of Directors will submit a separate proposal for voting at the Special
Meeting to approve the Charter Amendment. The Charter Amendment would provide an exception to the prohibition included in Section 8 to permit the Merger to be effected in accordance with the terms of the Agreement.
The Charter Amendment would not permit any entity other than Bancshares to acquire Seaboard and would not permit Bancshares to acquire Seaboard other than pursuant to the terms of the Agreement. In the event the Merger is not approved by Seaboard's shareholders at the Special
Meeting, or in the event the Merger is approved but for any reason is not consummated, then the Board of Directors would abandon the Charter
Amendment and it would not become effective, and Seaboard's Certificate would remain in effect as it currently exists. Consummation of the Merger is conditioned upon approval of the Charter Amendment. The resolutions pertaining to the Charter Amendment to be submitted to Seaboard's shareholders at the Special Meeting will specifically authorize the Board of Directors to abandon the Charter Amendment if the Merger is abandoned or will not be effected.

     The Charter Amendment would amend Section 8 by revising the first sentence thereof to read as follows:

          "Notwithstanding anything contained in these Articles of Incorporation or the savings bank's Bylaws to the contrary, for a period of three (3) years from the effective date

                                   25

          of this Amended and Restated Certificate of Incorporation, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent
          (10%) of any class of an equity security of the saving bank except pursuant to that certain Agreement and Plan of Reorganization and Merger among Seaboard Savings Bank, Inc.,
          SSB, United Carolina Bank and United Carolina Bancshares
          Corporation dated September 19, 1995."

     If the Charter Amendment is approved by shareholders at the Special
Meeting, it will not become effective until filed with and approved by the Administrator. Failure to approve the Charter Amendment would prevent consummation of the Merger regardless of whether the Agreement is approved by shareholders. To approve the Charter Amendment, the number of votes cast in person and by proxy at the Special Meeting in favor of the Charter Amendment must exceed the number of votes cast against it.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
PROPOSAL TO APPROVE THE CHARTER AMENDMENT.

              MARKET AND DIVIDEND INFORMATION REGARDING
                 SEABOARD STOCK AND BANCSHARES STOCK

     On September 30, 1995, there were 305,647 outstanding shares of Seaboard Stock held by an aggregate of approximately 289 shareholders of record. There is no established market in which the Seaboard Stock is regularly traded nor any uniformly quoted price for Seaboard Stock. To the knowledge of management of Seaboard, the last trade of Seaboard
Stock prior to the date the Merger was publicly announced involved 1,000 shares which were bought and sold on June 21, 1995, for a price of $16.00 per share. The last trade price of Seaboard Stock known to management of Seaboard prior to _______, 1995, was $______.

      The following table presents the high and low sales price for the Seaboard Stock known to management of Seaboard for the periods indicated and the amounts of cash dividends declared, with respect to the Seaboard
Stock for each quarterly period since June 30, 1993.  (See "CAPITAL
STOCK OF BANCSHARES AND SEABOARD.")



                                                                                  High             Low           Cash dividend
Year                   Quarterly period                                          price            price             declared

1995    Fourth quarter (through December    , 1995) . . . . . . . . . .        $                 $                   $  --
        Third quarter . . . . . . . . . . . . . . . . . . . . . . . . .          --                --                  0.10
        Second quarter. . . . . . . . . . . . . . . . . . . . . . . . .         16.00             16.00                0.10
        First quarter . . . . . . . . . . . . . . . . . . . . . . . . .         15.00             14.75                0.10

1994    Fourth quarter. . . . . . . . . . . . . . . . . . . . . . . . .         14.75             14.50                0.10
        Third quarter . . . . . . . . . . . . . . . . . . . . . . . . .          --                 --                 0.10
        Second quarter. . . . . . . . . . . . . . . . . . . . . . . . .          --                 --                 0.10
        First quarter . . . . . . . . . . . . . . . . . . . . . . . . .         14.00             13.50                0.10

1993    Fourth quarter. . . . . . . . . . . . . . . . . . . . . . . . .         12.375            12.375               0.10
        Third quarter (1) . . . . . . . . . . . . . . . . . . . . . . .         12.50             12.00                0.10

__________________________________

(1) Prior to its conversion to stock form on May 10, 1993, Seaboard was a mutual savings bank and had no capital stock.

     The outstanding shares of Bancshares Stock are held by an aggregate of approximately 7,800 shareholders of record. Bancshares Stock is traded in the over-the-counter market and is listed on the Nasdaq National Market. On July 21, 1995, the last trading day before public announcement of the Merger, the last sale price of Bancshares Stock on the Nasdaq National Market was $31.25. On ___________, 1995, the last reported sale price for Bancshares Stock on the Nasdaq National Market
was $______.   The following table lists the  high and low closing
prices as reported by Nasdaq, and the amounts of cash dividends declared, with respect to Bancshares Stock for each quarterly period
since January 1, 1993.    (See "CAPITAL STOCK OF BANCSHARES AND
SEABOARD.")





                                                                                    High            Low             Cash
                                                                                  closing         closing         dividend
Year                     Quarterly period                                          price           price          declared

1995    Fourth quarter (through December    , 1995) . . . . . . . . . . .         $                $               $
        Third quarter . . . . . . . . . . . . . . . . . . . . . . . . . .          36.75            30.25           0.25
        Second quarter. . . . . . . . . . . . . . . . . . . . . . . . . .          31.00            29.00           0.25
        First quarter . . . . . . . . . . . . . . . . . . . . . . . . . .          31.00            24.25           0.22

1994    Fourth quarter. . . . . . . . . . . . . . . . . . . . . . . . . .          27.25            23.00           0.22
        Third quarter . . . . . . . . . . . . . . . . . . . . . . . . . .          27.75            23.00           0.22
        Second quarter. . . . . . . . . . . . . . . . . . . . . . . . . .          23.75            20.50           0.20
        First quarter . . . . . . . . . . . . . . . . . . . . . . . . . .          22.75            21.00           0.20

1993    Fourth quarter. . . . . . . . . . . . . . . . . . . . . . . . . .          25.75            21.50           0.20
        Third quarter . . . . . . . . . . . . . . . . . . . . . . . . . .          25.75            22.00           0.20
        Second quarter. . . . . . . . . . . . . . . . . . . . . . . . . .          23.75            20.25           0.18
        First  quarter. . . . . . . . . . . . . . . . . . . . . . . . . .          23.75            19.75           0.18


                             CAPITALIZATION


     The following table sets forth (i) the unaudited historical capitalization of Bancshares as of September 30, 1995, (ii) the unaudited historical capitalization of Seaboard as of September 30, 1995, and (iii) the unaudited pro forma capitalization of Bancshares at September 30, 1995, assuming the Merger had been consummated as of that date (and with no shareholder of Seaboard exercising Dissenters' Rights). This financial information is based on and should be read in conjunction with Bancshares' and Seaboard's interim unaudited financial statements, including the related notes thereto, which are incorporated herein by reference or included herein. In addition, the following information does not include the effects of a recently announced merger by Bancshares which is not considered to be material. (See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE", "UNITED CAROLINA BANCSHARES CORPORATION AND UNITED CAROLINA BANK--Recent Events" and "CONSOLIDATED FINANCIAL STATEMENTS OF SEABOARD SAVINGS BANK, INC., SSB, AND SUBSIDIARY.")

                                                                                               At September 30, 1995
                                                                                Bancshares          Seaboard             Proforma
                                                                                 (actual)             (actual)          combined(1)
                                                                                                  (In thousands)

Preferred Stock:
    Par value $10 per share: 2,000,000 shares
      authorized, no shares issued . . . . . . . . . . . . . . . . .           $   --               $  --                 $   --
    No par value: 1,000,000 shares authorized, no
      shares issued. . . . . . . . . . . . . . . . . . . . . . . . .               --                  --                     --

Common stock:
    Par value $4 per share: 40,000,000 shares
      authorized, 14,768,740 shares issued . . . . . . . . . . . . .             59,075                --                   60,188
    No par value: 5,000,000 shares authorized,
      305,647 shares issued. . . . . . . . . . . . . . . . . . . . .               --                  --                      --
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             42,441              2,894                   44,222
Deferred stock awards. . . . . . . . . . . . . . . . . . . . . . . .               --                  (54)                    --
Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . .            190,045              3,134                  193,125
Unrealized gains (losses) on securities
  available for sale, net of deferred income taxes . . . . . . . . .                754                  2                      756
  Total shareholders' equity . . . . . . . . . . . . . . . . . . . .           $292,315             $5,976                 $298,291


(1) Assumes the Merger became effective at September 30, 1995, and that all shares of Seaboard Stock outstanding on that date (other than 160 shares retired after that date) were converted into 278,261 shares of Bancshares Stock at the Exchange Rate of 0.9104.

    UNITED CAROLINA BANCSHARES CORPORATION AND UNITED CAROLINA BANK

General

     Bancshares is a North Carolina business corporation organized in 19___ and which is registered with the Federal Reserve as a bank holding company. Bancshares' principal business is providing banking and other financial services through its two wholly-owned bank subsidiaries, UCB and United Carolina Bank of South Carolina ("UCBSC"). UCB is a North Carolina banking corporation which has its principal offices in Whiteville, North Carolina, and operates 126 banking offices in 29 counties in the southeastern and south central regions of North Carolina. UCBSC is a South Carolina banking corporation which has its principal offices in Greer, South Carolina, and operates 14 banking offices located in three counties in the northwestern and eastern regions of South Carolina. Bancshares' and UCB's principal offices are located at 127 West Webster Street, Whiteville, North Carolina.

Recent Events

     On October 19, 1995, Bancshares and UCB announced that UCB had entered into a definitive agreement with Triad Bank, Greensboro, North Carolina ("Triad"), pursuant to which Triad will merge with and into UCB. Terms of UCB's agreement with Triad provide for Bancshares to exchange .569444 shares of Bancshares Stock for each of Triad's outstanding shares of common stock (1,818,623 shares outstanding at September 30, 1995), subject to adjustment. At September 30, 1995,
Triad reported $199.2 million in total assets, $128.2 million in loans, $181.3 million in total deposits, and $15 million in common shareholders' equity. Triad operates eight branches in Greensboro, two branches in Winston-Salem, and one branch in Asheboro, North Carolina. Triad also has loan production offices in Burlington and Kernersville, North Carolina. Subject to required regulatory approvals and the approval of Triad's shareholders, it currently is expected that Triad will be merged into UCB during the second calendar quarter of 1996.

Beneficial Ownership of Securities

     The following table gives the number of shares and percentage of the outstanding Bancshares Stock beneficially owned as of September 30, 1995, by each of Bancshares' directors and certain of its executive officers individually, and by all Bancshares' directors and executive officers as a group:


           Name of                                                           Amount and nature of                 Percent of
      beneficial owner                                                     beneficial ownership (1)                 class

Directors:
   J. W. Adams . . . . . . . . . . . . . . . . . . . . . . . . . . .              44,040 (2)                         .30 %
   John V. Andrews . . . . . . . . . . . . . . . . . . . . . . . . .               7,118                             .05 %
   Russell M. Carter . . . . . . . . . . . . . . . . . . . . . . . .               4,000                             .03 %
   W. E. Carter. . . . . . . . . . . . . . . . . . . . . . . . . . .              54,771                             .37 %
   Alfred E. Cleveland . . . . . . . . . . . . . . . . . . . . . . .              15,650                             .11 %
   James L. Cresimore. . . . . . . . . . . . . . . . . . . . . . . .              23,584                             .16 %
   Thomas P. Dillon. . . . . . . . . . . . . . . . . . . . . . . . .               6,377                             .04 %
   C. Frank Griffin. . . . . . . . . . . . . . . . . . . . . . . . .              20,508                             .14 %
   James C. High . . . . . . . . . . . . . . . . . . . . . . . . . .               8,987                             .06 %
   E. Rhone Sasser . . . . . . . . . . . . . . . . . . . . . . . . .              74,156                             .50 %
   Jack E. Shaw. . . . . . . . . . . . . . . . . . . . . . . . . . .             202,885 (3)                        1.37 %
   Harold B. Wells . . . . . . . . . . . . . . . . . . . . . . . . .              62,725                             .42 %
   Charles M. Winston. . . . . . . . . . . . . . . . . . . . . . . .              16,449                             .11 %



           Name of                                                           Amount and nature of                 Percent of
      beneficial owner                                                     beneficial ownership (1)                 class

Certain non-director executive officers:
   Kenneth L. Miller, Jr.. . . . . . . . . . . . . . . . . . . . . .             10,816                              .07 %
   Jeff D. Etheridge, Jr.. . . . . . . . . . . . . . . . . . . . . .             46,382                              .31 %
   Ronald C. Monger. . . . . . . . . . . . . . . . . . . . . . . . .             15,587                              .10 %
   David L. Thomas . . . . . . . . . . . . . . . . . . . . . . . . .             20,667                              .14 %
All Bancshares' directors
   and executive officers
   as a group (22 persons):. . . . . . . . . . . . . . . . . . . . .            702,246                             4.75


 (1) Except as otherwise noted, and to the best knowledge of management of Bancshares, each individual and the group has sole voting and investment power with respect to all shares beneficially owned.
     The named individuals and group have shared voting and investment power as to the following numbers of shares: Mr. Carter - 27,905 shares; Mr. Cleveland - 496 shares; Mr. Cresimore -46 shares;
     Mr. High - 85 shares; Mr. Sasser - 417 shares; Mr. Shaw - 34,990 shares; Mr. Wells - 7,353 shares; Mr. Monger - 500 shares; all directors and executive officers as a group - 78,035 shares. The named individuals and group have shared voting power only as to the following numbers of shares held in trust for their respective accounts pursuant to the terms of Bancshares' 401(k) Savings Plan. Mr. Sasser - 27,292 shares; Mr. Miller - 8,158 shares; Mr. Etheridge - 12,213 shares; Mr. Monger - 10,087 shares; Mr. Thomas -10,772 shares; all directors and executive officers as a group - 110,856 shares.

 (2) Includes 9,935 shares held in trust for Mr. Adams and his children. Mr. Adams has no voting or investment power with respect to those shares.


                 SEABOARD SAVINGS BANK, INC., SSB

General

     Seaboard is a North Carolina capital stock savings bank which was organized in 1937 as a North Carolina building and loan association under the name Plymouth Building and Loan. In 1961, Seaboard amended its charter to become a state-chartered mutual savings and loan association and, in conjunction therewith, changed its name to Plymouth Savings and Loan Association. In 1988, Seaboard converted to a federally-chartered mutual savings bank under the name Seaboard Federal Savings Bank and, in December 1992, Seaboard converted to a state-chartered mutual savings bank under the name Seaboard Savings Bank, SSB. In 1993, Seaboard converted to a state-chartered capital stock savings bank under its current name. Seaboard's deposits are insured by the Savings Association Insurance Fund (the "SAIF") of the FDIC to the maximum amount permitted by law. Seaboard's principal offices are located at 433 U.S. Highway 64 East, Plymouth, North Carolina, and, in addition to its main office, it has two full-service branch offices which are located in Columbia and Williamston, North Carolina.

     Seaboard is a community-oriented financial institution which offers a variety of financial services to meet the needs of the communities it serves and which is primarily engaged in the business of taking deposits and making loans. Seaboard's principal lending activity is making residential mortgage loans secured by residential real estate located in Seaboard's market area. However, Seaboard also offers other types of loans, including, without limitation, home equity loans (predominantly second mortgage loans secured by the equity in the home), multi-family residential mortgage loans, construction/permanent loans, commercial real estate loans, and automobile and other consumer-type loans. Seaboard's primary source of revenue is interest income from its real estate lending activities and, to a lesser extent, from its consumer lending activities.

     Seaboard has a wholly-owned subsidiary, Seaboard Financial Services Corporation, established in March 1983, which is engaged primarily in the sale of casualty insurance and annuity products.

Financial Statements

     Seaboard's consolidated financial statements are presented under the section of this Prospectus/Proxy Statement captioned "CONSOLIDATED FINANCIAL STATEMENTS OF SEABOARD SAVINGS BANK, INC., SSB, AND
SUBSIDIARY."

Beneficial Ownership of Securities

     As of September 30, 1995, the following persons were known to management of Seaboard to beneficially own more than 5% of the outstanding shares of Seaboard Stock:


              Name and address of                                         Amount and nature of                  Percent of
               beneficial owner                                         beneficial ownership (1)                 Class (2)

C. Felix Harvey
Kinston, NC. . . . . . . . . . . . . . . . . . . . . . . . . . .                17,426                             5.70%

Dallas G. Waters
Plymouth, NC . . . . . . . . . . . . . . . . . . . . . . . . . .                16,450                             5.32%

Samuel J. Styons
Plymouth, NC . . . . . . . . . . . . . . . . . . . . . . . . . .                29,475                             9.21%

_________________

 (1) Except as otherwise noted, and to the best knowledge of management of Seaboard, each individual and the group has sole voting and investment power with respect to all shares beneficially owned. Certain of the named individuals have shared voting and investment power as to the following numbers of shares: Mr. Styons - 4,250 shares; Mr. Waters -11,600 shares. Certain of the named individuals have sole investment power only as to the following numbers of shares that could be purchased by each individual upon the exercise of outstanding stock options: Mr. Styons -14,525 shares; Mr. Waters - 3,700 shares.

 (2) The calculation of the percentage of class beneficially owned by each individual is based, in each case, on a number of total outstanding shares equal to the 305,507 shares outstanding plus the number of shares capable of being issued to that individual (if any) upon the exercise of stock options held by each of them (if any).

     The following table sets forth information regarding the beneficial ownership of Seaboard Stock by each director of Seaboard individually and by all of Seaboard's directors and the executive officers as a group as of September 30, 1995:





              Name and address of                                         Amount and nature of                  Percent of
               beneficial owner                                         beneficial ownership (1)                 Class (2)

Samuel J. Styons . . . . . . . . . . . . . . . . . . . . . . . . . . .           29,475                            9.21%
Dallas G. Waters . . . . . . . . . . . . . . . . . . . . . . . . . . .           16,450                            5.32%
Robert L. Howell . . . . . . . . . . . . . . . . . . . . . . . . . . .            5,850                            1.89%
W. Braxton Voliva. . . . . . . . . . . . . . . . . . . . . . . . . . .            5,150                            1.67%
E. G. Cantrell . . . . . . . . . . . . . . . . . . . . . . . . . . . .            9,200                            2.98%
John L. Goodwin. . . . . . . . . . . . . . . . . . . . . . . . . . . .            8,944                            2.89%
Donald A. Hall . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6,009                            1.94%
All directors and executive
  officers as a group (8 persons). . . . . . . . . . . . . . . . . . .           83,928                           24.42%

___________________

 (1) Except as otherwise noted, and to the best knowledge of management of Seaboard, each individual and the group has sole voting and investment power with respect to all shares beneficially owned. The named individuals and group have shared voting and investment power as to the following numbers of shares: Mr. Styons - 4,250 shares;
     Mr. Waters -11,600 shares;  Mr. Howell - 1,000 shares;  Mr. Voliva
     - 300 shares;  Mr. Cantrell - 4,100 shares; Mr. Godwin - 2,795 shares; all directors and executive officers as a group - 24,345 shares. The named individuals

                                   31


     and group have sole investment power only as to the following numbers of shares that could be purchased by each individual and the group upon the exercise of outstanding stock options: Mr.
     Styons -14,525 shares;  Mr. Waters - 3,700 shares;  Mr. Howell -
     3,700 shares; Mr. Voliva - 3,700 shares; Mr. Cantrell - 3,700 shares; Mr. Godwin - 3,700 shares; Mr. Hall - 3,700 shares; all directors and executive officers as a group - 38,225 shares.

 (2) The calculation of the percentage of class beneficially owned by each individual and by the group as a whole are based, in each case, on a number of total outstanding shares equal to the 305,507 shares currently outstanding plus the number of shares capable of being issued to that individual (if any) and to the group as a whole upon the exercise of stock options held by each of them (if any) and by the group, respectively.


                  MANAGEMENT'S DISCUSSION AND ANALYSIS
      OF SEABOARD'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The purpose of this discussion and analysis is to aid in the understanding and evaluation of the financial condition and changes therein and the results of operations of Seaboard and its wholly-owned subsidiary for the years 1994, 1993 and 1992. This discussion and analysis is intended to complement the audited financial statements and footnotes and supplemental financial data appearing elsewhere in this Prospectus/Proxy Statement, and should be read in conjunction therewith.

Comparison of Financial Condition and Operating Results at and for the Years Ended December 31, 1994, 1993 and 1992

Changes in Financial Condition:

     Consolidated assets of Seaboard increased to $43,498,554 at December 31, 1994, an increase of $5,683,346 or 15.03% from 1993.
Consolidated assets were $37,815,208 at December 31, 1993, which was an increase of $4,187,185, or 12.5% from total consolidated assets at December 31, 1992. The growth in assets in 1994 was the result of several factors. In 1994, as overall market interest rates began to rise, Seaboard offered higher yields on certain deposits which were attractive in comparison to alternative yields that could be obtained elsewhere by investors. In addition, Seaboard opened its new home office facility in February 1994, which was much more visible and accessible than its previous location and generated more customer traffic. Seaboard also entered the Williamston, North Carolina market during 1994 by opening a temporary branch location and is in the process of constructing a permanent branch. Management feels that the Williamston market offers considerable potential for future growth of Seaboard. Also, management believes that its marketing efforts and increased contacts within its community contributed to the increase in assets during 1994. The asset growth in 1993 is primarily attributable to the stock conversion which was completed on May 10, 1993. The 1992 asset growth is considered moderate and more consistent with historical levels of asset growth in the markets in which Seaboard operates.

     Loans and mortgage-backed securities amounted to $37,183,173 at December 31, 1994, which is an increase of $5,214,099, net of loan sales amounting to $2,588,902 in 1994. Seaboard was able to increase the size of its consumer loan portfolio during 1994 through more aggressive marketing activities and Seaboard also originated and increased its portfolio of residential loans. Seaboard's loan portfolio increased by $3,063,561 during 1993 and while some of the increase was attributable to the investment of the stock conversion proceeds, 1993 was similar to 1994 in that both years were particularly good years for loan originations. In addition, in order to manage its interest rate risk, Seaboard sold substantially all of its long-term fixed rate loans originated during 1993 and 1994 in the secondary market but continues to service these loans. Seaboard's portfolio of loans and mortgage-backed securities grew by $1,343,214, net of loan sales of $419,950 during 1992. Investment securities totalled $1,939,103, $2,344,328 and
$2,532,590 at December 31, 1994, 1993 and 1992, respectively. The investment portfolios have remained fairly stable during these periods, primarily due to loan demand and the increased yields available on mortgage-backed securities.

     Savings deposits increased from $30,808,661 at December 31, 1993 to $35,353,649 at December 31, 1994, an increase of $4,544,988 or 14.8%.
Deposits increased by $962,457 or 3.2% during 1993 from $29,846,204 outstanding at December 31, 1992. In 1992 and 1993, the lower deposit rates offered during those periods combined with a moderate level of transfers out of savings by Bank customers who purchased stock in the 1993 stock conversion and resulted in slower deposit growth as investors sought alternative investments with higher yields or

                                   32

growth potential. In 1994, as overall market interest rates rose, Seaboard began to offer higher yields on its deposit products, primarily certificates of deposit, and such yields were attractive to many investors because of the poor performance by many stock and bond markets in 1994. Borrowings by Seaboard remained fairly stable during 1994, 1993 and 1992 and amounted to $2,250,000 at December 31, 1994 versus
$1,250,000 at December 31, 1993 and 1992. The overall increase in deposits from December 31, 1992 to December 31, 1994, supplemented by periodic borrowings and the stock conversion during 1993, funded the increased demand for loans and the growth in Seaboard's portfolio of mortgage-backed securities during 1994 and 1993.

     Shareholders' equity, which consisted entirely of retained earnings at December 31, 1992, amounted to $5,697,146, $5,540,143 and $2,414,048 at December 31, 1994, 1993 and 1992. The increase during 1992 is all attributable to earnings. Seaboard's stock conversion during 1993 increased its capital by the net proceeds of $2,712,453. During 1994, Seaboard paid quarterly dividends of $.10 a share. In addition, during 1994 Seaboard adopted the Financial Accounting Standards Board's
Statement of Financial Accounting Standards No. 115 as described in Note
2 to the financial statements. As a result of the adoption, Seaboard recorded net unrealized losses, net of tax effects, amounting to $72,435 on its portfolio of available for sale securities. Such losses were not recognized in income and are shown as a separate component of shareholders' equity. Bank's return on average assets and average equity were .78% and 5.65%, respectively, in 1994; 1.18% and 10.57% in 1993; and .98% and 15.26% in 1992. Total shareholders' equity as a percentage of Seaboard's total consolidated assets at December 31, 1994 was 13.10%.

Comparison of Operating Results:

     Net Income. Net income for the years ended December 31, 1994, 1993 and 1992 was $317,278, $420,230 and $322,589, respectively. The growth in net income during 1993 as compared to 1992 is primarily attributable to a higher interest rate spread, gains on sale of certain fixed rate mortgage loans, and the invested proceeds from the stock conversion. The decrease in net income in 1994 as compared to 1993 is attributable primarily to increased expenses associated with the move and opening of Seaboard's new home office facility, Seaboard's entry into the Williamston market, and certain growth oriented expenses which management believes will result in the potential for sustained long-term earnings.

     Net Interest Income. Net interest income increased to $1,722,997 in 1994 from $1,528,828 in 1993 and $1,309,705 in 1992. The average balances of interest earning assets and interest bearing liabilities increased significantly during 1994 and 1993 and had a significant impact on Seaboard's net interest income. However, such assets and liabilities increased only moderately during 1992 and had an insignificant effect on the increase in net interest income. The interest rate spread increased in 1994 to 4.24% from 4.14% in 1993, but the increase in interest rate spread during 1992 was significantly higher than previous periods and was the primary reason net interest income increased during that year. The overall decline in market interest rates during 1993 and 1992 had a more significant effect on Seaboard's interest-bearing liabilities because such liabilities had shorter maturities and were able to reprice more quickly in a declining interest rate environment than Seaboard's interest-earning assets.
Residual effects of declining market rates were experienced during 1994, and Seaboard's loan portfolio, which has a substantial volume of adjustable rate loans, tends to lag behind market movements to some degree. Although, Seaboard's interest rate spread increased slightly during 1994, the trend near the end of the year was for such spreads to narrow. During 1994, Seaboard was able to sustain near record lows for costs of funds on its transaction deposits, but market pressures have caused Seaboard to raise the rates it pays for certificates of deposit.

     Interest Income.  Interest income amounted to $3,149,058,
$2,912,919 and $2,960,318 in 1994, 1993 and 1992, respectively. Although
Seaboard experienced consistent and moderate growth in its interest-earning assets during the three year period, its yields decreased from a high of 9.46% in 1992 to 8.51% and 8.34% in 1993 and 1994, respectively. The declines reflected the changes in prevailing market interest rates over the three-year period and were not indicative of any significant change in the composition of Seaboard's interest-earning assets. Although market rates began to rise during 1994 and a sizeable portion of Seaboard's loan portfolio is adjustable, the indexes used by Seaboard to reprice such loans tend to lag behind market rate movements and Seaboard's portfolio is subject to repricing at varying times throughout each year. However, a sustained movement of rates in either direction is ultimately followed by a sizeable portion of Seaboard's loan portfolio.

                                   33

     Interest Expense. Interest expense decreased from a high of $1,650,613 in 1992 to $1,384,091 in 1993 before increasing to $1,426,061 in 1994. Although Seaboard had a minor amount of growth in savings in 1992 and 1993, it experienced a significant decline in its cost of funds during those periods, which was primarily responsible for the decline in its interest expense. Seaboard's average cost of funds declined from a high of 5.44% in 1992 to 4.38% and 4.10% in 1993 and 1994, respectively.
The declines were caused by a decrease in overall market rates during the period and were more significant than the declines in interest rates on Seaboard's interest-earning assets because the shorter maturities of Seaboard's liabilities allowed them to reprice more quickly in the declining interest rate environment experienced during that period. The significantly larger volume of savings deposits and a modest increase in borrowings during 1994 were the primary factors in the increase in interest expense in 1994. Although Seaboard's cost of funds decreased during the entire 1994 period, the increase in overall market rates experienced during 1994 has caused Seaboard's cost of funds to increase during the later months of 1994.

     The following tables provide additional information concerning
Seaboard's yields on interest-earning assets and costs of funds on interest-bearing liabilities and the effect that changes in volume and yields and costs had on Seaboard's net interest income over the three year period ended December 31, 1994.


                                      1994                                1993                             1992
                       Average      Income/    Yield/      Average      Income/   Yield/     Average      Income/     Yield/
                      balances      expenses    cost      balances     expenses    cost      balances     expenses     cost

Loans. . . . . . .   $32,431,114   $2,839,413   8.76%   $27,998,318   $2,569,719   9.18%   $27,020,431   $2,683,575    9.93%
Investment
 securities. . . .     1,991,133      124,767   6.27      2,484,750      148,269   5.97      2,251,466      135,068    6.00
Other interest-
 earning assets. .       680,467       27,611   4.06      1,489,042       41,330   2.78        507,160       18,609    3.67
Mortgage-backed
 securities. . . .     2,645,408      157,267   5.94      2,245,716      153,601   6.84      1,524,274      123,066    8.07
                     $37,748,122   $3,149,058   8.34    $34,217,826   $2,912,919   8.51    $31,303,331   $2,960,318    9.46
Savings deposits .   $33,146,237   $1,347,434   4.07    $30,375,929   $1,342,905   4.42    $29,561,123   $1,617,355    5.47
Borrowings . . . .     1,645,833       78,627   4.78      1,250,000       41,186   3.29        797,671       33,258    4.17
                     $34,792,070   $1,426,061   4.10    $ 1,625,929   $1,384,091   4.38    $30,358,794   $1,650,613    5.44
Interest rate
spread . . . . . .                              4.24                               4.14                                4.02
Net interest
income. . . . . . .                $1,722,997                         $1,528,828                         $1,309,705
Net yield on
average interest-
earning assets . . .                    4.56%                               4.47%                              4.18%

     The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (i) changes attributable to volume (changes in volume multiplied by the prior period's rate), (ii) changes attributable to rate (changes in rate multiplied by the prior period's volume), and
(iii) mixed change (changes in volume multiplied by changes in rate).



                                                 1994 Versus 1993                             1993 Versus 1992
                                                                         (In Thousands)
                                          Increase (decrease) due to:                       Increase (decrease) due to:



                                                            Rate/                                      Rate/
                                    Volume      Rate       Volume      Total     Volume     Rate       Volume      Total
Interest income:
  Loans. . . . . . . . . . . . . .     407      (118)       (19)         270       97        (204)       (7)        (114)
  Investment securities. . . . . .     (30)        7         (1)         (24)      14          (1)        -           13
  Other interest-earning assets. .     (22)       18         (10)        (14)      36          (4)       (9)          23
  Mortgage-backed securities . . .      27       (19)         (4)          4       58         (19)       (8)          31
    Total interest income. . . . .     382      (112)        (34)        236      205        (228)      (24)         (47)
Interest expense:
  Savings deposits . . . . . . . .     122      (108)        (10)           4      44        (310)       (8)        (274)
  Borrowings . . . . . . . . . . .      13        19           6           38      19          (7)       (4)           8
    Total interest expense . . . .     135       (89)         (4)          42      63        (317)      (12)        (266)
  Net interest income. . . . . . .     247       (23)        (30)         194     142          89       (12)         219


     Provision for Possible Loan Losses. Seaboard's provision for possible loan losses decreased from $82,684 in 1992 to $80,000 and $41,682 in 1993 and 1994, respectively. The provision, which is charged to operations, and the resulting loan loss allowances are amounts Seaboard's management believes will be adequate to absorb possible losses on existing loans that may become uncollectible. Loans are charged-off against the allowance when management believes that collectibility is unlikely. The evaluation to increase the provision and resulting allowances is based both on prior loan loss experience and other factors, such as changes in the nature and volume of the loan portfolio, overall portfolio quality, and current economic conditions.

     Seaboard's level of nonperforming assets, defined as loans past due 90 days or more, real estate acquired in foreclosure, and certain other classified assets, has declined over the three year period and amounted to .38%, .90% and 1.03% as a percentage of total assets at December 31, 1994, 1993 and 1992, respectively. Seaboard has adopted policies which it believes provides for prudent and adequate levels of loan loss allowances.

     At December 31, 1994, Seaboard's level of general valuation allowances for possible loan losses amounted to $170,000, which management believes is adequate to absorb potential losses in its loan portfolio.

     Noninterest Income. Noninterest income amounted to $453,142, $472,968 and $384,928 in 1994, 1993 and 1992, respectively. Noninterest income consists primarily of service charges and fees associated with Seaboard's loan and savings accounts as well as insurance commissions earned from the sale of casualty policies by Seaboard's wholly-owned subsidiary which operates as a casualty insurance agency. Gains from the sale of loans in the secondary market are also a periodic source of noninterest income. Seaboard's level of noninterest income has remained fairly stable. In 1993, Seaboard sold loans that resulted in gains of $71,227 as compared to gains of $9,325 during 1994.

     Noninterest Expense. Noninterest expense consists primarily of operating expenses for compensation and employee benefits, occupancy and equipment expenses, federal insurance premiums, and data processing charges. Noninterest expenses amounted to $1,588,954, $1,266,259 and $1,087,089 in 1994, 1993 and 1992, respectively.

     Compensation and employee benefits increased from $570,252 in 1992 to $693,976 and $793,936 in 1993 and 1994, respectively. Compensation expense, separate and apart from other employee benefits, increased by 7.2% in 1993 and by 9.15% in 1992. Compensation expense increased more significantly during 1994 as a result of the growth in services and customer activity associated with Seaboard's increase in assets and deposits, and because of the opening of the Williamston branch. The increase in the cost of other employee benefits during the three year period is primarily as a result of increases in retirement and health insurance costs. During 1994 and 1993, Seaboard also amortized as compensation expense the vested portion of the deferred stock awards associated with the stock conversion together with bonuses necessary to pay the resulting income taxes.

     Occupancy and equipment expenses amounted to $205,237, $121,506 and $105,495 in 1994, 1993 and 1992, respectively, and the increase during 1994 was caused primarily by increased utility and depreciation expense associated with Seaboard's home office facility and its additional branch location in Williamston. Federal insurance premium expense is a factor of the level of Seaboard's savings accounts and the premium rates charged by the FDIC. Deposit insurance expense remained fairly stable throughout the three year period. Data processing expenses amounted to $129,810, $104,429 and $94,717 in 1994, 1993 and 1992, respectively.
The increase in computer related expenses is directly related to the increase in the number of customer accounts during the three year period and the increase in servicing fees charged Seaboard by its outside service bureau. Other operating expenses increased during 1994 primarily due to certain marketing and office related expenses associated with Seaboard's move and opening of its new home office facility. A significant amount of this increase is expected to be nonrecurring.

     Income Taxes. Seaboard's effective income tax rate was 41.84%, 35.90% and 38.54% in 1994, 1993 and 1992, respectively. The differences in rates were due to changes in the components of permanent tax differences and are described in detail in Note 9 to the financial statements.

Capital Resources and Liquidity

     The objective of Seaboard's liquidity management is to ensure the availability of sufficient cash flows to meet all financial commitments and to capitalize on opportunities for expansion. Management of liquidity addresses Seaboard's ability to meet deposit withdrawals either on demand or at contractual maturity, to repay borrowings as they mature and to make new loans and investments as opportunities arise.

     A significant liquidity source for Seaboard is cash provided by operating activities. These operating activities generated cash of $301,278 in 1994, $669,608 in 1993 and $490,675 in 1992. An additional source used by Seaboard to fund its asset growth and maintain liquidity is the ability to generate customer deposits. The net increases in deposits for the year ended December 31, 1994 was $4,544,988 and the increase in deposits for the years ended December 31, 1993 and 1992 was $962,457 and $1,038,029, respectively. The cash provided by operations and deposit growth has enabled Seaboard to place little dependence on borrowed funds for its liquidity needs; however, Seaboard does maintain readily available sources with the FHLB of Atlanta in the event it needs to borrow funds. These liquidity resources are also supplemented by Seaboard's ability to sell loans in the secondary market.

     Cash provided by operating and financing activities has historically been used by Seaboard to make new loans to its customers. Excess cash will be used in the future to make new loans as demand warrants and to maintain Seaboard's liquid investment portfolios by offsetting maturities which are timed to provide needed cash flows to meet anticipated short term liquidity requirements.

     As a North Carolina-chartered savings bank, Seaboard must maintain liquid assets equal to at least 10% of total assets. The computation of liquidity under North Carolina regulation allows the inclusion of mortgage-backed securities and investments with readily marketable value, including investments with maturities in excess of five years. Seaboard's liquidity ratio on December 31, 1994, as computed under North Carolina regulations, was approximately 14%. Given its excess liquidity, Seaboard believes that it will have sufficient funds available to meet anticipated future loan commitments, unexpected deposit withdrawals, or other cash requirements.

     Asset/Liability Management. Seaboard's asset/liability management, or interest rate risk management, is focused primarily on evaluating and managing Seaboard's net interest income given various risk criteria. Factors beyond Seaboard's control, such as the effects of changes in market interest rates and competition, may also have an impact on the management of interest rate risk.

     In the absence of other factors, Seaboard's overall yield on interest-earning assets will increase as will its cost of funds on its interest-bearing liabilities when market rates increase over an extended period of time. Inversely, Seaboard's yields and cost of funds will decrease when market rates decline. Seaboard is able to manage these swings to some extent by attempting to control the maturity or rate adjustments of its interest-earning assets and interest-bearing liabilities over given periods of time. Seaboard's "gap" is typically described as the difference between the amounts of such assets and liabilities which reprice within a period of time. In a declining interest rate environment, a negative gap, or a situation where Seaboard's interest-bearing liabilities subject to repricing exceed the level of interest-earning assets which will mature or reprice, will have a favorable impact on Seaboard's net interest income. At December 31, 1994, Seaboard had a negative gap position. Conversely, an increase in general market rates over a sustained period of time will tend to affect adversely Seaboard's net interest income.

     To minimize the potential effects of adverse material and prolonged increases or decreases in market interest rates on Seaboard's operations, management has implemented an asset/liability program designed to improve Seaboard's interest rate gap. The program primarily emphasizes the origination of adjustable rate mortgage loans and shorter term consumer loans which are held for investment purposes, the sale of long-term fixed rate mortgages originated, the investment of excess cash in short or intermediate term interest-earning assets, and the solicitation of checking or transaction deposit accounts which are less sensitive to changes in interest rates and can be repriced rapidly.

     Although Seaboard's asset/liability management program has generally helped to decrease the exposure of its earnings to interest rate increases, Seaboard continues to have a negative gap position which will be adversely impacted during prolonged periods of rising interest rates and positively affected during prolonged periods of declining interest rates.

     Impact of Inflation and Changing Prices. The financial statements and accompanying footnotes have been prepared in accordance with generally accepted accounting principles ("GAAP"), which require the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The assets and liabilities of Seaboard are primarily monetary in nature and changes in market interest rates have a greater impact on Seaboard's performance than do the effects of inflation.

Comparison of Operating Results for the Nine Months ended September 30, 1995 and 1994

     General. Seaboard's net income of $256,781 for the nine months ended September 30, 1995 was $30,182 or 10.52% less than its net income of $286,963 for the nine months ended September 30, 1994. The decrease in net income in 1995 was primarily attributable to a lower level of net interest income earned during the nine months ended September 30, 1995 versus the same period in 1994 due to an increase in Seaboard's cost of funds for deposits. In addition, Seaboard's provision for loan losses was higher in the nine months ended September 30, 1995 in comparison with the same period in 1994 due to certain conditions which are explained further in the asset quality section set forth below.

     Net Interest Income. Net interest income, which represents interest income less interest expense, declined by $97,120 for the nine months ended September 30, 1995 to $1,216,356 compared with $1,313,476 for the same period in 1994. Seaboard experienced a narrowing of its spread during the nine month period ended September 30, 1995 because the yield on its interest-earning assets remained relatively flat, 8.77% versus 8.74% for the nine months ended September 30, 1995 and 1994, respectively, while the rates paid on its interest-bearing liabilities increased by .95% from 4.00% for the nine months ended September 30, 1994 to 4.95% for the nine months ended September 30, 1995. Seaboard's increase in its cost of funds was caused by a rise in overall market rates between the periods. As a result, the decrease in the interest rate spread experienced by Seaboard during the nine month period ended September 30, 1995 versus the same period in 1994 was 1.00%, from 4.74% to 3.74%. However, management believes that Seaboard's interest rate spread may increase in the future because its cost of funds is expected to
                                   37
moderate and a sizeable portion of its portfolio of adjustable rate loans are expected to reprice at higher rates during the next six months due to lagging indexes on which the rates on its adjustable rate loans are based.

     In addition, Seaboard entered the Williamston market by opening a denovo branch, initially in temporary rented space during 1994, and which was subsequently relocated into a newly constructed facility in the spring of 1995. The total cost of the facility, including capitalized costs and expenses of operation, will have a negative impact on net interest income in the early years of its operation until the branch reaches a size that contributes to the profitability of Seaboard. However, management believes that the Williamston market has long range potential that will ultimately result in increased earnings for Seaboard.

     Asset Quality. Seaboard's provision for loan losses increased from $17,000 for the nine months ended September 30, 1994 to $50,402 for the nine months ended September 30, 1995. The provision was proportionally larger in 1995 because Seaboard had a higher level of charge-offs in 1995, as well as an increased dollar amount of nonperforming loans. During the nine months ended September 30, 1995, Seaboard charged-off $128,106 in loans against its allowance, which is considerably higher than Seaboard's historical experience as shown in the table below. However, $88,669 or approximately 70% of Seaboard's charged-off loans during the nine months ended September 30, 1995 are attributable to several agricultural loans to one loan customer. The amount charged-off represents the entire amount outstanding from this loan customer. Seaboard has an insignificant amount of remaining agricultural loans in its portfolio, all of which are currently considered to be performing loans.

     At September 30, 1995, management believes that it has only one large lending relationship that could potentially result in the loan becoming nonperforming in the future. The loan, which has an outstanding balance of approximately $243,000 at September 30, 1995, is collateralized by a strip shopping center and a substantial amount of the space is currently vacant. The borrower has continued to make all payments and has guaranteed the loan's repayment.

     Seaboard's loan loss provision, which is charged to operations, and the resulting loan loss allowance are amounts Seaboard's management believes will be adequate to absorb possible losses on existing loans that may become uncollectible. Loans are charged-off against the allowance when management believes that collectibility is unlikely. The evaluation to increase the provision and resulting allowance is based on factors, such as changes in the nature and volume of the loan portfolio, overall portfolio quality, and current economic conditions. Seaboard has adopted policies which it believes provides for prudent and adequate levels of loan loss allowances.

     Seaboard's historical changes in its loan loss allowances and its level of nonperforming assets, defined as loans past due 90 days or more and real estate acquired in foreclosure, are shown in the table below.


                                                                                                    Nine months ended
                                                                  Years ended December 31,             September 30,

                                                            1994             1993          1992      1995         1994
                                                                                                         Unaudited
                                                                          (Dollars in Thousands)

Balance at beginning of period . . . . . . . . . . . .     $157              $112         $ 68       $170         $157
  Provisions charged to operations . . . . . . . . . .       42                80           83         50           17

  Charge-offs:
    Residential mortgage loans . . . . . . . . . . .          -                (6)         (28)         -           -
    Commercial mortgage loans. . . . . . . . . . . . .        -                 -            -          -           -
    Residential construction loans . . . . . . . . . .        -                 -            -          -           -
    Consumer loans . . . . . . . . . . . . . . . . .        (29)               (29)        (11)       (128)        (15)
    Recoveries . . . . . . . . . . . . . . . . . . . .        -                  -           -           -           -
Balance at end of period . . . . . . . . . . . . . . .     $170               $157         $112       $ 92         $159

Balance at end of period consists of:
    Mortgage loans . . . . . . . . . . . . . . . . . .       30                 25           30         25           30
    Consumer loans . . . . . . . . . . . . . . . . . .      140                132           82         67          129

                                                           $170               $157         $112       $ 92         $159

Ratio of allowance for loan losses to total
  outstanding loans (gross) at end of period . . . . . .   0.48%              0.53%        0.41%      0.25%        0.47%

Ratio of allowance for loan losses to total
  nonperforming loans at end of period . . . . . . . . .  102.58%            46.15%       32.34%     27.32%       56.38%

Ratio of net charge-offs during the period to
  average loans outstanding during the period. . . . . . .  0.09%             0.13%       0.14%      0.35%         0.04%

Ratio of nonperforming assets to total
  assets at end of period. . . . . . . . . . . . . . . . .  0.38%             0.90%       1.03%      0.70%         0.65%


     Noninterest income. Noninterest income increased by $97,847 to $442,960 for the nine months ended September 30, 1995 from $345,113 for the nine months ended September 30, 1994. The primary factor for the increase is attributable to an increase in deposit account fees associated with Seaboard's higher level of checking accounts outstanding for the nine month period ended September 30, 1995 and an increase in insurance commissions earned by Seaboard's wholly-owned subsidiary between the periods.

     Noninterest Expense. Noninterest expense increased by $54,493 for the nine month periods ended September 30, 1995 versus 1994, when such expense amounted to $1,228,812 and $1,174,319, respectively.
Fluctuation in expense between the periods resulted primarily from increased expenses, including compensation, occupancy, and furniture and fixture expenses, associated with the new Williamston branch which opened in the spring of 1995. In addition, Seaboard had an increased number of loan and deposit accounts between the nine month periods ended September 30, 1995 and 1994 which resulted in a higher level of data processing and insurance expense in 1995.


                    REGULATION AND SUPERVISION

     Federal and state legislation and regulation have significantly affected the operations of financial institutions in the past several years and have increased competition among commercial banks, savings institutions and other providers of financial services. In addition, federal legislation has imposed new limitations on the investment authority of financial institutions and has made other changes that may adversely affect the future operations and competitiveness of regulated financial institutions with other financial intermediaries. The operations of regulated depository institutions and their holding companies, including Bancshares and its depository institution subsidiaries, will continue to be subject to changes in applicable statutes and regulations from time to time.

     Bancshares. Bancshares is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA") and is subject to the regulations of the Federal Reserve. Under the BHCA, Bancshares' activities and those of its subsidiaries are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries or engaging in any other activity which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The BHCA prohibits Bancshares from acquiring direct or indirect control of more than 5% of the outstanding voting stock or substantially all of the assets of any bank or savings bank or merging or consolidating with another bank holding company or savings bank holding company without prior approval of the Federal Reserve. (See "PROPOSAL 1: THE MERGER--Required Regulatory Approvals.") Congress has approved legislation which permits adequately capitalized and managed bank holding companies to acquire control of a bank in any state (the "Interstate Banking Law"). Existing state laws setting minimum age restrictions on target banks can be retained, so long as the age requirement does not exceed five years. Acquisitions will be subject to anti-trust provisions that cap at 10% the portion of the United States' bank deposits a single bank holding company may control, and cap at 30% the portion of a state's deposits a single bank holding company may control. States have the authority to waive the 30% cap.

     Under the Interstate Banking Law, beginning on June 1, 1997, banks also will be permitted to merge with one another across state lines, subject to concentration, capital and Community Reinvestment Act requirements and regulatory approval. A state can authorize mergers earlier than June 1, 1997, or it can opt out of interstate branching by enacting legislation before June 1, 1997. Effective with the date of enactment, a state can also choose to permit out-of-state banks to open new branches within its borders. In addition, if a state chooses to allow interstate acquisition of branches, then an out-of-state bank also may acquire branches by merger.

     Interstate branches that primarily siphon off deposits without servicing a community's credit needs will be prohibited. If loans are less than 50% of the average of all institutions in the state, the branch will be reviewed to see if it is meeting the community credit needs. If it is not, the branch may be closed and the bank may be restricted from opening a new branch in the state.

     The Interstate Banking Law also modifies the controversial safety and soundness provisions contained in Section 39 of the 1991 Banking Law described below which required the banking regulatory agencies to write regulations governing such matters as internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation and fees and whatever else those agencies determined to be appropriate. The legislation exempts bank holding companies from these provisions and requires the agencies to write guidelines, as opposed to regulations, dealing with these areas. It also gives more discretion to the banking regulatory agencies with regard to prescribing standards for banks' asset quality, earnings and stock valuation.

     The Interstate Banking Law also expands current exemptions from the requirement that banks be examined on a 12-month cycle. Exempted banks will be inspected every 18 months. Other provisions address paperwork reduction and regulatory improvements, small business and commercial real estate loan securitization, truth-in-lending amendments on high cost mortgages, strengthening of the independence of certain financial regulatory agencies, money laundering, flood insurance reform and extension of certain statutes of limitations. At this time, Bancshares is unable to predict how the Interstate Banking Law may affect its operations.

     Additionally, the BHCA prohibits Bancshares from engaging in, or acquiring ownership or control of more than 5% of the outstanding voting stock of any company engaged in a non-banking business, including thrifts, unless such business is determined by the Federal Reserve to be so closely related to banking as to be properly incident thereto. The BHCA generally does not place territorial restrictions on the activities of such non-banking related activities.

     Federal Reserve approval (or, in certain cases, non-disapproval) also must be obtained prior to any person acquiring control of Bancshares or one of its depository institution subsidiaries. Control is conclusively presumed to exist if, among other things, a person acquires more than 25% of any class of voting stock of the institution or holding company or controls in any manner the election of a majority of the directors of the institution or the holding company. Control is presumed to exist if a person acquires more than 10% of any class of voting stock and the institution or the holding company has registered securities under Section 12 of the 1934 Act or the acquiror will be the largest shareholder after the acquisition.

     There are a number of obligations and restrictions imposed on bank holding companies and their insured depository institution subsidiaries by law and regulatory policies that are designed to minimize potential loss to depositors of such depository institutions and the FDIC insurance funds in the event the depository institution becomes in danger of default or in default. For example, under the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "1991 Banking Law"), to reduce the likelihood of receivership of an insured depository institution subsidiary, a bank holding company is required to guarantee the compliance of any insured depository institution subsidiary that may become "undercapitalized" with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency up to the lesser of (i) an amount equal to 5% of the institution's total assets at the time the institution became undercapitalized or (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all acceptable capital standards as of the time the institution fails to comply with such capital restoration plan. Under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its depository institution subsidiaries and to commit resources to support such institutions in circumstances where it might not do so absent such policy. Under the BHCA, the Federal Reserve also has the authority to require a bank holding company to terminate any activity or to relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial soundness and stability of any depository institution subsidiary of the bank holding company.

     In addition, the "cross-guarantee" provisions of the Federal Deposit Insurance Act ("FDIA") require insured depository institutions under common control to reimburse the FDIC for any loss suffered by either the SAIF or the Bank Insurance Fund ("BIF") of the FDIC as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF or both. The FDIC's claim is superior to claims of shareholders of the insured depository institution or its holding company but subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

     Bancshares is subject to the obligations and restrictions described above, and its depository institution subsidiaries are subject to the cross-guarantee provisions of the FDIC. However, management of Bancshares currently does not expect that any of these provisions will have an impact on the operations of Bancshares or its subsidiaries.

     Bank holding companies are required to comply with the Federal Reserve's risk-based capital guidelines which require a minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) of 8%. At least half of the total capital is required to be "Tier I capital," principally consisting of common shareholders' equity, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less certain goodwill items. The remainder ("Tier II capital") may consist of a limited amount of subordinated debt, certain hybrid capital instruments and other debt securities, perpetual preferred stock, and a limited amount of the general loan loss allowance. In addition to the risk-based capital guidelines, the Federal Reserve has adopted a minimum leverage capital ratio, under which a bank holding company must maintain a minimum level of Tier I capital to average total consolidated assets of at least 3% in the case of a bank holding company which has the highest regulatory examination rating and is not contemplating significant growth or expansion. All other bank holding companies are expected to maintain a leverage capital ratio of at least 1% to 2% above the stated minimum.

     The following table sets forth Bancshares' regulatory capital position at September 30, 1995. (For the regulatory capital positions of Bancshares' depository institution subsidiaries as of September 30, 1995, see the discussions below).



                                                                                  Risk-Based Capital

                                      Leverage Capital                    Tier I                      Tier II
                                                    % of                          % of                          % of
                                Amount             Assets           Amount       Assets          Amount        Assets

                                                                    (Dollars in Thousands)

Actual . . . . . . . . . . .  $274,228             7.35%          $274,228     10.53%           $306,776      11.78%
Minimum capital standard . .    78,116             3.00            104,155      4.00             208,310       8.00

Excess of actual
  regulatory capital over
  minimum regulatory
  capital standard . . . . .  $196,112             4.35%          $170,073      6.53%          $ 98,466       3.78%



     Under current federal law, transactions between depository institutions and any affiliate are governed by Section 23A and 23B of the Federal Reserve Act. An affiliate of a depository institution is any company or entity that controls, is controlled by or is under common control with the institution. In a holding company context, the parent holding company of a depository institution and any companies which are controlled by such parent holding company are affiliates of the depository institution. Generally, Sections 23A and 23B (i) limit the extent to which the depository institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or the subsidiary as those provided to a nonaffiliate. The term "covered transaction" includes the making of loans or other extensions of credit to an affiliate, the purchase of assets from an affiliate, the purchase of, or an investment in, the securities of an affiliate, the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person, or issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate. In addition to the restrictions imposed by Sections 23A and 23B, no depository institution may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities that are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates that are subsidiaries of the institution.

     Additionally, the FDIC has adopted regulations that affect contracts between a bank holding company or its non-depository subsidiaries or related interests under common control, and the holding company's insured depository institution affiliates. Certain types of contracts between an insured depository institution and any company which directly or indirectly controls it (or which is under common control with it) could be considered unsafe and unsound, including those relating to: (i) making or purchasing loans, (ii) servicing loans, (iii) performing trust functions, (iv) providing bookkeeping or data processing services, (v) furnishing management services, (vi) selling or transferring any department or subsidiary, (vii) payments for intangible assets, (viii) transferring any asset for less than fair market value as evidenced by an independent written appraisal, or (ix) prepaying any liability more than 30 days prior to its due date. The FDIC also has proposed regulations which would prohibit any insured depository institution from entering into any contract with any person to provide goods, products or services if such contract is determined to adversely affect the safety or soundness of the insured institution.

     Section 4(i) of the BHCA authorizes the Federal Reserve to approve the application of a bank holding company to acquire any savings institution under Section 4(c)(8) of the BHCA. In approving such an application, the Federal Reserve is precluded from imposing any restrictions on transactions between the bank holding company and the acquired savings institution, except as required by Section 23A or 23B of the Federal Reserve Act or any other applicable law. Further, the FDIA, as amended by the 1991 Banking Law, authorizes the merger or consolidation of any BIF member with any SAIF member, the assumption of any liability by any BIF member to pay any deposits of any SAIF member or vice versa, or the transfer of any assets of any BIF member to any SAIF member in consideration for the assumption of liabilities of such BIF member or vice versa, provided that certain conditions are met and, in the case of any acquiring, assuming or resulting depository institution which is a BIF member, such institution continues to make payment of SAIF assessments on the portion of liabilities attributable to any acquired, assumed or merged SAIF-insured institution.

     As a result of its ownership of a North Carolina-chartered commercial bank, Bancshares is registered under the bank holding company laws of North Carolina. Accordingly, Bancshares and UCB are subject to regulation by the Commissioner. The Commissioner has asserted authority to examine North Carolina bank holding companies and their affiliates and is in the process of formulating regulations in this area.

     UCB. UCB is organized as a North Carolina commercial bank and is subject to various statutory requirements and to rules and regulations promulgated and enforced by the Commissioner and the FDIC. Its deposits are insured by the BIF, but a small portion of UCB's deposits are SAIF-insured as a result of an earlier acquisition of a savings institution. Upon consummation of the Merger, the portion of UCB's deposits attributable to Seaboard will be SAIF-insured.

     North Carolina commercial banks, such as UCB, are subject to legal limitations on the amounts of dividends they are permitted to pay. Prior approval of the Commissioner is required if the total of all dividends declared by UCB in any calendar year exceeds its net profits (as defined by statute) for that year combined with its retained net profits (as defined by statute) for the preceding two calendar years, less any required transfers to surplus. Also, under the 1991 Banking Law an insured depository institution, such as UCB, is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is defined in the statute). Based on its current financial condition, Bancshares does not expect that this provision will have any impact on UCB's ability to pay dividends.

     As an FDIC-insured commercial bank which is not a member of the Federal Reserve System, UCB is subject to capital requirements imposed by the FDIC. Under the FDIC's regulations, state nonmember banks that
(a) receive the highest rating during the examination process and (b) are not anticipating or experiencing any significant growth, are required to maintain a minimum leverage ratio of 3% of Tier I capital to average total consolidated assets. All other banks are required to maintain a minimum ratio of 1% or 2% above the stated minimum, with a minimum leverage ratio of not less than 4%.

     The following table sets forth UCB's regulatory capital positions at September 30, 1995:



                                                                               Risk-Based Capital

                                   Leverage Capital                  Tier I                            Tier II
                                                 % of                         % of                              % of
                              Amount            Assets        Amount         Assets           Amount           Assets

                                                             (Dollars in Thousands)

Actual . . . . . . . . . .  $222,547            6.61%         $222,547       9.38%          $252,215           10.63%
Minimum capital
  standard . . . . . . . .    71,203            3.00            94,937       4.00            189,875            8.00

Excess of actual
  regulatory capital over
  minimum regulatory
  capital standard . . . .  $151,344            3.61%         $127,610       5.38%          $ 62,340            2.63%


     UCB also is subject to insurance assessments imposed by the FDIC. Under current law, as amended by the 1991 Banking Law, the insurance assessment to be paid by BIF-insured institutions shall be as specified in a schedule required to be issued by the FDIC that would specify, at semiannual intervals, target reserve ratios designed to increase the reserve ratio to 1.25% of estimated insured deposits (or such higher ratio as the FDIC may determine in accordance with the statute) in 15 years. Further, the FDIC is authorized, under the 1991 Banking Law, to impose one or more special assessments in any amount deemed necessary to enable repayment of amounts borrowed by the FDIC from the United States Treasury Department. Effective January 1, 1993, the FDIC replaced the uniform assessment rate with a transitional risk-based assessment schedule which became fully effective in January 1994, having assessments ranging from 0.23% to 0.31 % of an institution's average assessment base. Effective July 1, 1995, the FDIC reduced assessments to 0.04% for the strongest banks. The new regulation leaves unchanged the

0.31% assessment rate for the weakest banks and does not affect the deposit premiums paid on SAIF-insured deposits. The actual assessment to be paid by each BIF member is based on an institution's assessment risk classification, which is determined based on whether the institution is considered "well capitalized," "adequately capitalized" or "under capitalized," as such terms have been defined in applicable federal regulations adopted to implement the prompt corrective action provisions of the 1991 Banking Law, and whether such institution is considered by its supervisory agency to be financially sound or to have supervisory concerns. (See "--Impact of the 1991 Banking Law".) Based on the current financial condition and capital levels of UCB, Bancshares does not expect that the transitional risk-based assessment schedule will have a material impact on UCB's future earnings.

     Various proposals are currently being considered by committees of the United States Congress concerning a possible merger of the SAIF and BIF of the FDIC. One of the principal issues under discussion is the amount of additional funds needed to recapitalize the SAIF prior to such a merger. Substantially all of the proposals under consideration contemplate a one-time special assessment to be levied on SAIF-insured deposits, which assessment has ranged from $.66 to $.85 per $100 of SAIF-insured deposits maintained by the institution assessed. In addition, the various proposals differ as to whether the proposed assessment will be deductible for tax purposes by the institution assessed. At September 30, 1995, UCB had approximately $125 million of SAIF-insured deposits which would be subject to such a special assessment. Due to the uncertainty as to which, if any, of the various proposals will be adopted and the ultimate amount and tax deductibility of the assessment to be levied on UCB, the impact of the proposals and the assessment on UCB is impossible to predict with certainty at this time.

     Further, under current federal law, depository institutions are subject to the restrictions contained in Section 22(h) of the Federal Reserve Act with respect to loans to directors, executive officers and principal shareholders. Under Section 22(h), loans to directors, executive officers and shareholders who own more than 10% of a depository institution (18% in the case of institutions located in an area with less than 30,000 in population), and certain affiliated entities of any of the foregoing, may not exceed, together with all other outstanding loans to such person and affiliated entities, the institution's loan-to-one-borrower limit as established by federal law (as discussed below). Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers and shareholders who own more than 10% of an institution, and their respective affiliates, unless such loans are approved in advance by a majority of the board of directors of the institution. Any "interested" director may not participate in the voting. The Federal Reserve has prescribed the loan amount (which includes all other outstanding loans to such person), as to which such prior board of director approval is required, as being the greater of $25,000 or 5% of capital and surplus (up to $500,000). Further, pursuant to Section 22(h), the Federal Reserve requires that loans to directors, executive officers, and principal shareholders be made on terms substantially the same as offered in comparable transactions to other persons.

     UCB is subject to FDIC-imposed loan-to-one-borrower limits which are substantially the same as those applicable to national banks. Under these limits, no loans and extensions of credit to any borrower outstanding at one time and not fully secured by readily marketable collateral shall exceed 15% of the unimpaired capital and unimpaired surplus of the bank. Loans and extensions of credit fully secured by readily marketable collateral may comprise an additional 10% of unimpaired capital and unimpaired surplus. These limits also authorize banks to make loans to one borrower, for any purpose, in an amount not to exceed $500,000.

     Regulations promulgated by the FDIC pursuant to the 1991 Banking Law place limitations on the ability of insured depository institutions to accept, renew or roll over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions having the same type of charter in such depository institution's normal market area. Under these regulations, "well capitalized" depository institutions may accept, renew or roll such deposits over without restriction, "adequately capitalized" depository institutions may accept, renew or roll such deposits over with a waiver from the FDIC (subject to certain restrictions on payments of rates), and "undercapitalized" depository institutions may not accept, renew or roll such deposits over. The regulations contemplate that the definitions of "well capitalized," "adequately capitalized" and "undercapitalized" will be the same as the definition adopted by the agencies to implement the corrective action provisions of the 1991 Banking Law. (See "--Impact of the 1991 Banking Law".)

     UCB is subject to examination by the FDIC and the Commissioner. In addition, UCB is subject to various other state and federal laws and regulations, including state usury laws, laws relating to fiduciaries, consumer credit and equal credit, fair credit reporting laws and laws relating to branch banking. UCB, as an insured North Carolina commercial bank, is prohibited from engaging as a principal in activities that are not permitted for national banks, unless (i) the FDIC determines that the activity would pose no significant risk to the appropriate deposit insurance fund and (ii) the bank is, and continues to be, in compliance with all applicable capital standards.

     Under Chapter 53 of the North Carolina General Statutes, if the capital stock of a North Carolina commercial bank is impaired by losses or otherwise, the Commissioner is authorized to require payment of the deficiency by assessment upon the bank's shareholders, pro rata, and to the extent necessary, if any such assessment is not paid by any shareholder, upon 30 days notice, to sell as much as is necessary of the stock of such shareholder to make good the deficiency. Bancshares is the sole shareholder of UCB.

     Seaboard. Seaboard is a North Carolina stock savings bank and a member of the Federal Home Loan Bank system (the "FHLB System"). Seaboard's deposits are insured by the FDIC through the SAIF, and it is subject to examination and regulation by the FDIC and the Administrator and to regulations governing such matters as capital standards, mergers, establishment of branch offices, subsidiary investments and activities, and general investment authority.

     As a SAIF-insured institution, Seaboard is subject to insurance assessments imposed by the FDIC. Under current law, as amended by the 1991 Banking Law, the insurance assessment paid by SAIF-insured institutions must be the greater of 0.15% of the institution's average assessment base (as defined) or such rate as the FDIC, in its sole discretion, determines to be appropriate to be able to increase (or maintain) the reserve ratio to 1.25% of estimated insured deposits (or such higher ratio as the FDIC may determine in accordance with the statute) within a reasonable period of time. Through December 31, 1993, the assessment rate could not be less than 0.23% of the institution's average assessment base, and from January 1, 1994 through December 31, 1997, the assessment rate must not be less than 0.18% of the institution's average assessment base. In each case the assessment rate may be higher if the FDIC, in its sole discretion, determines such higher rate to be appropriate. Effective January 1, 1993, the annual assessment rate is determined pursuant to the transitional risk-based assessment schedule issued by the FDIC pursuant to the 1991 Banking Law, which imposes assessments ranging from 0.23% to 0.31% of an institution's average assessment base. The actual assessment to be paid by each SAIF member will be based on the institution's assessment risk classification, which will be determined based on whether the institution is considered "well capitalized, "adequately capitalized" or "undercapitalized" (as such terms have been defined in federal regulations adopted to implement the prompt corrective action provisions of the 1991 Banking Law), and whether such institution is considered by its supervisory agency to be financially sound or to have supervisory concerns. (See "--Impact of the 1991 Banking Law".) Based on its current financial condition and capital levels, Seaboard does not expect that the transitional risk-based assessment schedule will have a material impact on its future earnings.

     Various proposals are currently being considered by committees of the United States Congress concerning a possible merger of the SAIF and BIF of the FDIC. One of the principal issues under discussion is the amount of additional funds needed to recapitalize the SAIF prior to such a merger. Substantially all of the proposals under consideration contemplate a one-time special assessment to be levied on SAIF-insured deposits, which assessment has ranged from $.66 to $.85 per $100 of SAIF-insured deposits maintained by the institution assessed. In addition, the various proposals differ as to whether the proposed assessment will be deductible for tax purposes by the institution assessed. At September 30, 1995, Seaboard had approximately $40 million of SAIF-insured deposits which would be subject to such a special assessment. Due to the uncertainty as to which, if any, of the various proposals will be adopted and the ultimate amount and tax deductibility of the assessment to be levied on Seaboard, the impact of the proposals and the assessment on Seaboard is impossible to predict with certainty at this time.

     The FDIC requires Seaboard to have a minimum leverage ratio of Tier I capital to average total assets of at least 3%; provided, however, that all institutions, other than those (i) receiving the highest rating during the examination process and (ii) not anticipating or experiencing any significant growth, are required to maintain a ratio of 1% or 2% above the stated minimum, with a minimum leverage ratio of not less than 4%. The FDIC also requires Seaboard to have a ratio of total capital to risk-weighted assets of at least 8%. The Administrator requires a net worth equal to at least 5% of total assets. At September 30, 1995, Seaboard complied with the net worth requirements of the FDIC and the Administrator.

     The following table sets forth the consolidated FDIC regulatory capital positions of Seaboard as of September 30, 1995:


                                                                              Risk-Based Capital

                                 Leverage Capital                   Tier I                        Tier II
                                              % of                          % of                            % of
                              Amount         Assets          Amount        Assets        Amount            Assets

                                                              (Dollars in Thousands)
Actual . . . . . . . . . .  $ 5,974          12.72%        $ 5,974         20.67%       $ 6,066            20.99%
Minimum capital
  standard . . . . . . . .    1,409           3.00           1,156          4.00          2,073             8.00

Excess of actual
  regulatory capital over
  minimum regulatory
  capital standard . . . .  $ 4,564           9.72%        $ 4,818         16.67%       $ 3,973            12.99%


     Federal Reserve regulations adopted pursuant to the Depository Institutions Deregulation and Monetary Control Act of 1980 require savings associations and savings banks to maintain reserves against their transaction accounts (primarily negotiable order of withdrawal accounts) and certain nonpersonal time deposits. The reserve requirements are subject to adjustment by the Federal Reserve. As of September 30, 1995, Seaboard was in compliance with the applicable reserve requirements of the Federal Reserve.

     Seaboard is subject to North Carolina law which requires that at least 60% of its assets be investments that qualify under certain
Internal Revenue Service guidelines. As of September 30, 1995, Seaboard was in compliance with the North Carolina law.

     FDIC law and regulations generally provide that state savings bank's may not engage as principal in any type of activity, or in any activity in an amount, not permitted for national banks, or directly acquire or retain any equity investment of a type or in an amount not permitted for national banks. The FDIC has authority to grant exceptions to these prohibitions (other than with respect to non-service corporation equity investments) if it determines no significant risk to the SAIF is posed by the amount of the investment or the activity to be engaged in and if the savings bank is and continues to be in compliance with fully phased-in capital standards. National banks are generally not permitted to hold equity investments other than shares of service corporations and certain federal agency securities. Moreover, the activities in which service corporations are permitted to engage are limited to those of service corporations for national banks.

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 also generally requires any savings institution that proposes to establish or acquire a new subsidiary, or to conduct new activities through an existing subsidiary, to notify the FDIC at least 30 days prior to the establishment or acquisition of any subsidiary, or at least 30 days prior to conducting any such new activity. Any such activities must be conducted in accordance with the regulations and orders of the FDIC and the Administrator.

     Seaboard derives its authority from, and is regulated by, the Administrator. The Administrator has the right to promulgate rules and regulations necessary for the supervision and regulation of state savings bank's under his jurisdiction and for the protection of the public investing in such institutions. The regulatory authority of the Administrator includes, but is not limited to, (i) the establishment of reserve requirements, (ii) the regulation of the payment of dividends,
(iii) the regulation of incorporators, shareholders, directors, officers and employees, (iv) the establishment of permitted types of withdrawable accounts and types of contracts for savings programs, loans and investments, and (v) regulation of the conduct and management of savings banks, chartering and branching of institutions, mergers, conversions and conflicts of interest. North Carolina law requires that each state savings bank maintain federal deposit insurance as a condition of doing business.

     The Administrator conducts regular annual examinations of state savings bank's as well as other state-chartered savings institutions in North Carolina. The purpose of such examinations is to assure that institutions are being operated in compliance with applicable North Carolina law and regulations and in a safe and sound manner.

These examinations are usually conducted on a joint basis with the FDIC. In addition, the Administrator is required to conduct an examination of any institution when he has good reason to believe the standing and responsibility of the institution is of doubtful character or when he otherwise deems it prudent. The Administrator is empowered to order the revocation of the license of an institution if he finds that it has violated or is in violation of any North Carolina law or regulation and that revocation is necessary in order to preserve the assets of the institution and protect the interest of its depositors. The Administrator has the power to issue cease and desist orders if any person or institution is engaging in, or has engaged in, any unsafe or unsound practice or unfair and discriminatory practice in the conduct of its business or in violation of any other law, rule or regulation.

     A North Carolina savings bank must maintain net worth of 5% of total assets and liquidity of 10% of total assets, as discussed above. Additionally, it is required to maintain general valuation allowances and specific loss reserves in the same amounts as required by the federal regulators. As of September 30, 1995, Seaboard was in compliance with such requirements.

     A stock state savings bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect of such transaction would be to reduce the net worth of the institution to an amount which is less than the minimum amount required by applicable federal and state regulations. Accordingly, Seaboard is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, it would become "undercapitalized" (as such term is defined in the 1991 Banking Law). In addition, a savings bank, such as Seaboard, which has converted from mutual form for less than five years may not, without the prior written approval of the Administrator, declare or pay a cash dividend on its capital stock in an amount in excess of one-half of the greater of (i) Seaboard's net income for the most recent fiscal year or (ii) the average of Seaboard's net income after dividends for the most recent fiscal year end and not more than two of the immediately preceding fiscal year ends. During such five-year period, Seaboard also may not repurchase its capital stock without the prior written approval of the Administrator.

     In addition, under North Carolina law, Seaboard is subject to the restriction that it is not permitted to declare or pay a cash dividend on or repurchase any of its capital stock if the effect thereof would be to cause its net worth to be reduced below the amount for the liquidation account established in connection with its conversion from mutual to stock form.

     Subject to limitations established by the Administrator, state savings bank's may make any loan or investment or engage in any activity which is permitted to federally-chartered savings institutions. In addition to such lending authority, state savings bank's are authorized to invest funds, in excess of loan demand, in certain statutorily permitted investments, including but not limited to (i) obligations of the United States, or those guaranteed by it; (ii) obligations of the State of North Carolina; (iii) bank demand or time deposits; (iv) stock or obligations of the federal deposit insurance fund or FHLB; (v) savings accounts of any savings and loan association as approved by the board of directors; and (vi) stock or obligations of any agency of the State of North Carolina or of the United States or of any corporation doing business in North Carolina whose principal business is to make education loans.

     North Carolina law provides a procedure by which savings institutions may consolidate or merge, subject to the approval of the Administrator. The approval is conditioned upon findings by the Administrator that, among other things, such merger or consolidation will promote the best interests of the members or shareholders of the merging institutions. North Carolina law also provides for simultaneous mergers and conversions and for supervisory mergers conducted by the Administrator. In addition, for a period of three years after a savings bank's conversion to stock form, no person may acquire the beneficial ownership of more than 10% of Seaboard Stock without the prior written approval of the Administrator. See "PROPOSAL 1: THE MERGER--Required Regulatory Approvals."

     Impact of the 1991 Banking Law. Among other things, the 1991 Banking Law provides increased funding for the BIF and the SAIF, and provides for expanded regulation of depository institutions and their affiliates, including parent holding companies.

     The 1991 Banking Law provides authority for special assessments against insured deposits and for the development of a general risk-based deposit insurance assessment system which the FDIC implemented on a transitional basis effective January 1, 1993. The BIF and SAIF funding provisions could result in a significant increase in the assessment rate on deposits of BIF and SAIF institutions over the next 15 years. No assurance can be given at this time as to what levels of assessments against insured deposits will be applied in the future.

     The 1991 Banking Law provides the federal banking agencies with broad powers to take corrective action to resolve the problems of insured depository institutions. The extent of these powers will depend upon whether the institutions in question are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized." In September 1992, each of the federal banking agencies issued final uniform regulations to be effective December 19, 1992, which define such capital levels. Under the final regulations, an institution is considered "well capitalized" if it has (i) a total risk-based capital ratio of 10% or greater, (ii) a Tier I risk-based capital ratio of 6% or greater, (iii) a leverage ratio of 5% or greater and (iv) is not subject to any order or written directive to meet and maintain a specific capital level for any capital measure. An "adequately capitalized" institution is defined as one that has (i) a total risk-based capital ratio of 8% or greater, (ii) a Tier I risk-based capital ratio of 4% or greater and (iii) a leverage ratio of 4% or greater (or 3% or greater in the case of an institution with the highest examination rating). An institution is considered (A) "undercapitalized" if it has (i) a total risk-based capital ratio of less than 8%, (ii) a Tier I risk-based capital ratio of less than 4% or
(iii) a leverage ratio of less than 4% (or 3% in the case of an institution with the highest examination rating; (B) "significantly undercapitalized" if the institution has (i) a total risk-based capital ratio of less than 6%, or (ii) a Tier I risk-based capital ratio of less than 3% or (iii) a leverage ratio of less than 3% and (C) "critically undercapitalized"if the institution has a ratio of tangible equity to total assets equal to or less than 2%.

     The 1991 Banking Law also amended the prior law with respect to the acceptance of brokered deposits by insured depository institutions to permit only a "well capitalized" (as defined in the statute as significantly exceeding each relevant minimum capital level) depository institution to accept brokered deposits without prior regulatory approval. In June 1992, the FDIC issued final regulations implementing these provisions regulating brokered deposits. Under the regulations, "well-capitalized" banks may accept brokered deposits without restrictions, "adequately capitalized" banks may accept brokered deposits with a waiver from the FDIC (subject to certain restrictions on payment of rates), while "under-capitalized" banks may not accept brokered deposits. The regulations contemplate that the definitions of "well capitalized," "adequately capitalized" and "under capitalized" are the same as the definitions adopted by the agencies to implement the prompt corrective action provisions of the 1991 Banking Law (as described in the previous paragraph). Bancshares does not believe that these regulations have had or will have a material adverse effect on the current operations of its depository institution subsidiaries.

     To facilitate the early identification of problems, the 1991 Banking Law requires the federal banking agencies to review and, under certain circumstances, prescribe more stringent accounting and reporting requirements than those required by generally accepted accounting principles. The FDIC issued a final rule, effective July 2, 1993, implementing those provisions. The rule, among other things, requires that management report on the institution's responsibility for preparing financial statements and establishing and maintaining an internal control structure and procedures for financial reporting and compliance with designated laws and regulations concerning safety and soundness, and that independent auditors attest to and report separately on assertions in management's reports concerning compliance with such laws and regulations, using FDIC-approved audit procedures.

     The 1991 Banking Law further requires the federal banking agencies to develop regulations requiring disclosure of contingent assets and liabilities and, to the extent feasible and practicable, supplemental disclosure of the estimated fair market value of assets and liabilities. The 1991 Banking Law also requires annual examinations of all insured depository institutions by the appropriate federal banking agency, with some exceptions for small, well-capitalized institutions and state chartered institutions examined by state regulators. Moreover, the federal banking agencies are required to set operational and managerial, asset quality, earnings and stock valuation standards for insured depository institutions and depository institution holding companies, as well as compensation standards for insured depository institutions that prohibit excessive compensation, fees or benefits to officers, directors, employees, and principal shareholders.

     The foregoing necessarily is a general description of certain provisions of the 1991 Banking Law and does not purport to be complete. Several of the provisions of the 1991 Banking Law will be implemented through regulations issued by the various federal banking agencies, only a portion of which have been adopted in final form.

The effect of the 1991 Banking Law on Bancshares and its subsidiaries will not be fully ascertainable until after all of the provisions are effective and after all of the regulations are adopted.


             CAPITAL STOCK OF BANCSHARES AND SEABOARD

Capital Stock of Bancshares

     Authorized Capital. The authorized capital stock of Bancshares consists of (i) 40,000,000 shares of $4.00 par value common stock (which is the Bancshares Stock into which outstanding shares of Seaboard Stock will be converted), of which 14,768,740 shares were issued and outstanding at September 30, 1995, and (ii) 2,000,000 shares of $10.00 par value preferred stock, of which there were no shares issued and outstanding at September 30, 1995.

     Voting Rights. The holders of Bancshares Stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders. Bancshares' shareholders are not entitled to vote cumulatively in the election of directors.

     Merger, Share Exchange, Sale of Assets and Dissolution. In general, North Carolina law requires that any merger, share exchange, voluntary liquidation or transfer of substantially all the assets (other than in the ordinary course of business) of a business corporation be approved by the corporation's shareholders by a majority of the votes entitled to be cast on the proposed transaction. However, Bancshares charter provides that, except as described below, the affirmative vote of the holders of not less than 75% of the outstanding shares of each class of Bancshares' capital stock entitled to vote will be required to authorize (i) any merger or consolidation of Bancshares into or with any other corporation, (ii) any sale, lease, exchange, mortgage, transfer or other disposition of all or any substantial part (more than 10%) of Bancshares' assets, (iii) the issuance or transfer of any securities of Bancshares or any subsidiary to an "Interested Shareholder" (any person who, together with his or its affiliates, beneficially owns 10% or more of any class of Bancshares' capital stock), (iv) any recapitalization or reclassification of securities that would have the effect of increasing the voting power of any Interested Shareholder, or (v) the adoption of any plan proposed by an Interested Shareholder for Bancshares' liquidation or dissolution. The above "supermajority" vote will not be required if the transaction to be approved has been approved by at least two-thirds of Bancshares' directors and satisfies certain "fair price" requirements.

     Charter Amendments. Subject to certain conditions, an amendment to Bancshares' charter, including a provision to increase the authorized capital stock of Bancshares, may be effected if the amendment is approved by a simple majority of the votes cast on the amendment by every voting group entitled to vote on the amendment (and by a majority of the votes entitled to be cast on the amendment by any separate voting group with respect to which the amendment would create Dissenters' Rights). However, the affirmative vote of the holders of not less than 75% of the outstanding voting shares of all classes of Bancshares capital stock is required to approve any modification or amendment of the "supermajority" provision contained in Bancshares' charter (as described above). Additionally, North Carolina law allows Bancshares' Board of Directors, as a condition to its approval of any charter amendment, to require that the amendment be approved by a vote of shareholders greater than otherwise would be required by law.

     Dividends. Holders of Bancshares Stock are entitled to dividends when and if declared by Bancshares' Board of Directors from funds legally available, whether in cash or in stock. (See "--Differences in Capital Stock of Bancshares and Seaboard.")

     Miscellaneous. In accordance with North Carolina law, holders of Bancshares Stock are entitled, upon dissolution or liquidation, to participate ratably in the distribution of assets legally available for distribution to shareholders after payment of debts. Shareholders do not have preemptive rights to acquire other or additional shares which might be issued by Bancshares, or any redemption, sinking fund or conversion rights. Bancshares Stock may not be used as collateral to secure a loan from UCB.

Differences in Capital Stock of Bancshares and Seaboard

     Upon consummation of the Merger, Seaboard's shareholders (other than those shareholders who exercise Dissenters' Rights) will become shareholders of Bancshares. Certain legal distinctions exist between owning Bancshares Stock and Seaboard Stock.

     Seaboard is a North Carolina savings bank, and the rights of the holders of Seaboard Stock are governed by Chapter 54C of the North Carolina General Statutes which is applicable to North Carolina savings banks ("Chapter 54C") and Chapter 55 of the North Carolina General Statutes which is applicable to North Carolina business corporations ("Chapter 55"). Bancshares is a North Carolina business corporation and the rights of the holders of Bancshares Stock are governed solely by Chapter 55.

     Because of differences between Chapter 54C and Chapter 55, the Merger will result in certain changes in the rights of Seaboard's shareholders who receive Bancshares Stock in exchange for their Seaboard Stock. While it is not practical to describe all differences, those basic differences which will have the most significant effect on the rights of Seaboard's shareholders if they become shareholders of Bancshares are discussed below.

     The following is only a general summary of certain differences in the rights of holders of Bancshares Stock and those of holders of Seaboard Stock. Shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders which will result from the Merger.

     Charter Amendments. Chapter 54C requires that, following shareholder approval, amendments to Seaboard's charter must be approved by the Administrator. Amendments to Bancshares' charter are not required to be approved by the Commissioner or by any other banking regulator.

     Dividends. The shareholders of Bancshares and Seaboard are entitled to dividends when and if declared by their respective Boards of Directors, subject to the restrictions described below.

     Seaboard is required to obtain prior written approval of the Administrator before payment of a dividend on the Seaboard Stock. Regulations promulgated by the Administrator also require the written approval of the Administrator for a savings bank, such as Seaboard, which has been converted from mutual form for less than five years to declare or pay a cash dividend on its capital stock in an amount in excess of one-half of the greater of (i) Seaboard's net income for the most recent fiscal year or (ii) the average of Seaboard's net income after dividends for the most recent fiscal year end and not more than two of the immediately preceding fiscal year ends. In addition, pursuant to Chapter 54C, Seaboard may not declare or pay a cash dividend on its capital stock if the effect of such transaction would be to reduce the net worth of the institution to an amount which is less than the minimum amount required by applicable federal and state regulations.

     Pursuant to Chapter 55, Bancshares is authorized to pay dividends as are declared by its Board of Directors, provided that no such distribution results in its insolvency on a going concern or balance sheet basis. The principal sources of funds for the payment of dividends by Bancshares are dividends from UCB. The ability of UCB to pay dividends is subject to statutory and regulatory restrictions on the payment of cash dividends, including the requirement under North Carolina banking laws that cash dividends be paid only out of undivided profits and only if the bank has surplus of a specified level. Federal bank regulatory authorities also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payment may be deemed to constitute an unsafe and unsound practice.

     Merger, Share Exchange, Sale of Assets, or Dissolution. Pursuant to Chapter 54C, Seaboard may not merge or consolidate with any other entity, or sell substantially all of its assets to any other entity, without the prior approval of the holders of at least a majority of its outstanding shares and the prior written approval of the Administrator. (See "PROPOSAL 1: THE MERGER--Required Regulatory Approvals.") In addition, pursuant to Chapter 54C, Seaboard may not be dissolved without the prior approval of the holders of at least two-thirds of its outstanding shares. As described above (see "--Capital Stock of Bancshares"), different levels of shareholder approval are required in order for Bancshares to engage in those transactions under Chapter 55 and Bancshares' charter.

     The prior approval of Bancshares' shareholders is not required to effect a merger of a bank into UCB or UCBSC provided that Bancshares remains in control of its subsidiary following consummation of the merger. Therefore, future acquisitions by Bancshares through the merger of a third party bank with or into UCB or UCBSC could be effected without the approval of Bancshares' shareholders.

     Repurchase of Capital Stock. Under regulations promulgated by the Administrator, Seaboard may not purchase any of its capital stock if the effect of such transaction would be to reduce the net worth of the institution to an amount which is less than the minimum amount required by applicable federal and state regulations. In addition, for a period of five years after a savings bank's conversion to stock form, a savings bank may not repurchase its capital stock without the prior written approval of the Administrator.

     Under Chapter 55, Bancshares may repurchase its capital stock by action of its Board of Directors without the prior approval of its shareholders. However, as a bank holding company, Bancshares is required to give the Federal Reserve at least 45 days' prior written notice of the purchase or redemption of any shares of its outstanding equity securities if the gross consideration to be paid for such purchase or redemption, when aggregated with the net consideration paid by Bancshares for all purchases or redemptions of its equity securities during the 12 months preceding the date of notification, equals or exceeds 10% of Bancshares' consolidated net worth as of the date of such notice. The Federal Reserve may permit a purchase or redemption to be accomplished prior to expiration of the 45-day notice period if it determines that the repurchase or redemption would not constitute an unsafe or unsound practice and that it would not violate any applicable law, rule, regulation or order, or any condition imposed by, or written agreement with, the Federal Reserve.

     Regulation of Transferability. The capital stock of Seaboard, unlike that of Bancshares, is exempt from the registration requirements of the 1933 Act and the North Carolina Securities Act. The effect of such exemptions is to allow Seaboard and its shareholders to sell Seaboard Stock without registration under such laws. In contrast, the public sale by Bancshares of its stock, and resales of Bancshares Stock by certain persons who at the time of resale are "affiliates" of Bancshares, must be registered under the 1933 Act and the North Carolina Securities Act or meet certain statutory and regulatory requirements to qualify for an exemption from registration. The exemption from registration under the 1933 Act most often used by affiliates of public corporations is Rule 144 which limits the amount of stock that can be sold during any three-month period and requires, among other things, that affiliates' shares be sold in "brokers' transactions" without any solicitation of offers to purchase such shares.

                         INDEMNIFICATION

     Chapter 55 provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorney's fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

     Permissible Indemnification. Under Chapter 55, a corporation may, but is not required to, indemnify or agree to indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

     Mandatory Indemnification. Unless limited by the corporation's charter, Chapter 55 requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

     Advance for Expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

     Court-Ordered Indemnification. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either
(i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

     Voluntary Indemnification. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution, indemnify or agree to indemnify any one or more of its officers, directors, employees and agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he or she may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

     Parties Entitled to Indemnification. Chapter 55 defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

     Indemnification by Bancshares and UCB. Subject to such restrictions as are provided by federal securities law, Bancshares' and UCB's Bylaws provide for indemnification of their respective directors and officers to the fullest extent permitted by law and require their respective Boards of Directors to take all actions necessary and appropriate to authorize such indemnification. In addition, Bancshares and UCB currently maintain directors' and officers' liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Bancshares pursuant to the foregoing provisions, Bancshares has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

     Release of Director Liability.  As permitted by Chapter 55,
Bancshares' Articles of Incorporation limit the personal liability of its directors in any action by or in the right of the corporation or otherwise for monetary damages for breach of their duties as directors.

                      TAX AND LEGAL MATTERS

     The validity of the shares of Bancshares Stock to be issued to Seaboard's shareholders in connection with the Merger will be passed upon for Bancshares by Howard V. Hudson, Jr., Esq., who is employed as General Counsel and Secretary of Bancshares and UCB and, at September 30, 1995, beneficially owned 16,052 shares of Bancshares Stock. Certain other legal matters will be passed upon for Bancshares and UCB by Ward and Smith, P.A., New Bern, North Carolina, which serves as special counsel to Bancshares and UCB with respect to the Merger. Certain members of that firm beneficially own an aggregate of approximately __________ shares of Bancshares Stock. Certain legal matters will be passed upon for Seaboard by The Sanford Law Firm PLLC, Raleigh, North Carolina.

     The federal and North Carolina income tax consequences of the Merger have been passed upon by KPMG Peat Marwick LLP, Raleigh, North Carolina.

                             EXPERTS

     The consolidated financial statements of Bancshares as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to the fact that on December 31, 1993, Bancshares adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and on January 1, 1993, Bancshares adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The report of KPMG Peat Marwick LLP also refers to the fact that on January 1, 1994, Bancshares adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits."

     The consolidated financial statements of Seaboard as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been included herein in reliance upon the report of McGladrey & Pullen, LLP, independent auditors, as indicated in their report which is included herein, and upon the authority of said firm as experts in auditing and accounting.

                          OTHER MATTERS

     Seaboard's Board of Directors does not intend to bring any matter before the Special Meeting other than as specifically set forth in this Prospectus/Proxy Statement, and it knows of no other business that will be brought before the Special Meeting by any other person. However, should other matters properly be presented for action at the Special Meeting, the Proxies or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment on such matters.

                    PROPOSALS OF SHAREHOLDERS

     If for any reason the Merger is not consummated, then a 1996 Annual Meeting of Seaboard's shareholders likely would be held during April 1996. In such event, any proposal (other than nominations for directors) of a shareholder intended to be presented at that meeting would have to have been received by Seaboard at its main office in Plymouth, North Carolina, no later than December 31, 1995, to be considered timely received for inclusion in the proxy statement and appointment of proxy issued in connection with that meeting.

                         Index to Financial Statements

                       OF SEABOARD SAVINGS BANK, INC. SSB

                                                                                                   Page

Independent Auditor's Report:
McGladrey & Pullen, LLP                                                                            F-2

Financial Statements:

Consolidated statements of financial condition at December 31, 1994 and 1993,                      F-3
and September 30, 1995 (unaudited)

Consolidated  statements of income for years ended  December 31, 1994,  1993 and
1992, and the nine-months ended September 30, 1995 and 1994 (unaudited)                            F-4

Consolidated statements of stockholders' equity for the years ended December 31,
1994, 1993 and 1992, and the nine-months ended September 30, 1995 (unaudited)                      F-5

Consolidated statements of cash flows for the years ended December 31, 1994, 1993
and 1992, and the nine-months ended September 30, 1995 and 1994 (unaudited)                        F-6 - F-7

Notes to consolidated financial statements                                                         F-8 - F-23

All schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the consolidated financial satements of Seaboard Saving Bank, Inc. SSB or related notes.

                          Independent Auditor's Report


To the Board of Directors
Seaboard Savings Bank, Inc. SSB

We have audited the accompanying consolidated statements of financial condition of Seaboard Savings Bank, Inc. SSB and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1994. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Seaboard Savings Bank, Inc. SSB and subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Bank changed its method of accounting for certain investments in 1994.

                                          [Signature of McGladrey & Pullen, LLP]


Raleigh, North Carolina
January 16, 1995

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION





ASSETS                                                              December 31,            September 30,
                                                                 1994            1993           1995
----------------------------------------------------------------------------------------------------------
                                                                                             (Unaudited)

Cash and short-term cash investments:
   Noninterest-bearing deposits                          $       423,880 $        323,516 $       575,312
   Interest-bearing deposits                                   1,323,453        1,187,643       2,701,017
Investment securities (Note 3):
   Held to maturity or for investment                          1,676,303        2,081,528       1,652,970
   Nonmarketable equity securities                               262,800          262,800         274,540
Mortgage-backed securities (Note 5):
   Available for sale                                          1,963,159              ---       1,817,644
   Held to maturity or for investment                            692,737        2,831,023         623,591
Loans receivable, net (Notes 4 and 8)                         34,527,277       29,138,051      36,898,738
Accrued interest receivable:
   Loans                                                         336,256          284,484         498,846
   Investment securities                                          30,729           33,329          34,594
   Mortgage-backed securities                                     16,926           17,247          14,807
Property and equipment, net (Note 6)                           1,895,963        1,474,986       2,246,057
Prepaid expenses and other assets                                290,190          155,220         323,626
Deferred income taxes (Note 9)                                    58,881           25,381          10,126
                                                         -------------------------------------------------
        Total assets                                     $    43,498,554 $     37,815,208 $    47,671,868
                                                         -------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Savings accounts (Note 7)                             $    35,353,649 $     30,808,661 $    40,290,643
   Advances from the Federal Home Loan Bank (Note 8)           2,250,000        1,250,000       1,250,000
   Accounts payable and accrued expenses                         197,759          180,061         155,421
   Income taxes payable                                              ---           36,343             ---
                                                         -------------------------------------------------
        Total liabilities                                     37,801,408       32,275,065      41,696,064
                                                         -------------------------------------------------
Commitments and contingencies  (Notes 6, 12 and 13)
  Stockholders'  Equity (Notes 14, 15,and 16):
Capital Stock:
   Preferred stock, no par; 1,000,000 shares authorized;
      none issued                                                    ---              ---             ---
   Common stock, no par;  5,000,000 shares  authorized;
     304,447  outstanding in 1994 and 1993; 305,647 in 1995          ---              ---             ---
   Additional paid-in capital                                  2,882,153        2,882,153       2,894,153
   Deferred stock awards                                        (81,462)        (115,402)        (54,187)
   Unrealized gains (losses) on available for sale
     investment securities, net of tax effects                   (72,435)             ---           1,860
   Retained earnings, substantially restricted                 2,968,890        2,773,392       3,133,978
                                                         -------------------------------------------------
        Total stockholders' equity                             5,697,146        5,540,143       5,975,804
                                                         -------------------------------------------------
                                                         $    43,498,554 $     37,815,208 $    47,671,868
                                                         -------------------------------------------------

See Notes to Consolidated Financial Statements.

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME






                                                                                        Nine Months Ended
                                                   Years Ended December 31,              September 30,

                                                 1994         1993         1992           1995         1994
-----------------------------------------------------------------------------------------------------------
Interest and dividend income:                                                               (Unaudited)
   Loans                                    $  2,839,413 $  2,569,719 $ 2,683,575 $  2,459,756 $ 2,107,858
   Investment securities                         124,767      148,269     135,068      100,982      93,122
   Other interest-bearing deposits                27,611       41,330      18,609       53,632      16,692
   Mortgage-backed securities                    157,267      153,601     123,066      120,682     116,627
                                            ---------------------------------------------------------------
                                               3,149,058    2,912,919   2,960,318    2,735,052   2,334,299
                                            ---------------------------------------------------------------
Interest expense:
   Savings accounts (Note 7)                   1,347,434    1,342,905   1,617,355    1,413,620     975,919
   Borrowings                                     78,627       41,186      33,258      105,076      44,904
                                            ---------------------------------------------------------------
                                               1,426,061    1,384,091   1,650,613    1,518,696   1,020,823
                                            ---------------------------------------------------------------
      Net  interest  income                    1,722,997    1,528,828   1,309,705    1,216,356   1,313,476
Provision for loan losses (Note 4)                41,682       80,000      82,684       50,402      17,000
                                            ---------------------------------------------------------------
      Net  interest  income after
        provision for loan losses              1,681,315    1,448,828   1,227,021    1,165,954   1,296,476
                                            ---------------------------------------------------------------
Noninterest income:
   Service charges and other fees                 67,548       45,150      38,004       59,687      51,348
   Insurance commissions                         245,283      256,055     245,115      228,620     185,216
   Net gain on sale of loans                       9,325       71,227                   39,192      20,433
   Other                                         130,986      100,536     101,809      115,461      88,116
                                            ---------------------------------------------------------------
                                                 453,142      472,968     384,928      442,960     345,113
                                            ---------------------------------------------------------------
Noninterest expense:
   Compensation and employee benefits            793,936      693,976     570,252      621,998     587,096
   Occupancy                                      92,416       48,148      49,098       85,183      78,913
   Federal insurance premiums                     73,780       59,087      64,233       61,264      55,104
   Data processing                               129,810      104,429      94,717      126,293     101,535
   Furniture and fixture expense                 112,821       73,358      56,397       98,956      73,120
   Other                                         386,191      287,261     252,392      235,118     278,551
                                            ---------------------------------------------------------------
                                               1,588,954    1,266,259   1,087,089    1,228,812   1,174,319
                                            ---------------------------------------------------------------
      Income before income taxes                 545,503      655,537     524,860      380,102     467,270
                                            ---------------------------------------------------------------
Income taxes (credits) (Note 9):
   Current                                       217,330      250,094     213,849      120,101     171,619
   Deferred                                       10,895     (14,787)    (11,578)        3,220       8,688
                                            ---------------------------------------------------------------
                                                 228,225      235,307     202,271      123,321     180,307
                                            ---------------------------------------------------------------
      Net  income                           $    317,278 $    420,230 $   322,589 $    256,781 $   286,963
                                            ---------------------------------------------------------------
Earnings per share - primary                $       1.00 $       1.38 $        -  $       0.79 $      0.91

                   - fully diluted          $       1.00 $       1.38 $        -  $       0.79 $      0.91

Cash dividends paid per share               $       0.40 $       0.20 $        -  $       0.30 $      0.30

See Notes to Consolidated Financial Statements.

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1994, 1993 and 1992, and
Nine-Months Ended September 30, 1995 (Unaudited)


                                                                                 Net
                                       Additional    Deferred                  Unrealized
                                         Paid in       Stock       Retained    Gain (Loss)
                                         Capital      Awards       Earnings    on Securities   Total
----------------------------------------------------------------------------------------------------------
Balance at January 1, 1992            $        --- $       --- $  2,091,459    $       ---     $ 2,091,459
Net income                                     ---         ---      322,589            ---         322,589
                                      --------------------------------------------------------------------
Balance at December 31, 1992                   ---         ---    2,414,048            ---       2,414,048
Net income                                     ---         ---      420,230            ---         420,230
Issuance of common stock                 2,874,770         ---          ---            ---       2,874,770
Common stock issued to the
   Management Recognition Plan             172,500    (172,500)         ---            ---             ---
Conversion cost                          (162,317)         ---          ---            ---        (162,317)
Cancellation of common stock issued to
   the Management Recognition Plan         (2,800)       2,800          ---            ---             ---
Amortization of deferred stock
   award compensation expense                 ---       54,298          ---            ---          54,298
Cash dividends paid                           ---          ---      (60,886)           ---         (60,886)
                                      --------------------------------------------------------------------
Balance at December 31, 1993             2,882,153   (115,402)    2,773,392            ---       5,540,143
Net income                                     ---        ---       317,278            ---         317,278
Amortization of deferred stock
   award compensation expense                  ---     33,940           ---            ---          33,940
Cash dividends paid                            ---        ---      (121,780)           ---        (121,780)
Net unrealized loss on available
   for sale securities                         ---        ---           ---        (72,435)        (72,435)
                                      ---------------------------------------------------------------------
Balance at December 31, 1994             2,882,153    (81,462)    2,968,890        (72,435)       5,697,146
Net income for the nine-months
   ended September 30, 1995                    ---        ---       256,781            ---          256,781
Amortization of deferred stock
   award compensation expense                  ---     27,275           ---            ---           27,275
Cash dividends paid                            ---        ---       (91,693)           ---          (91,693)
Exercise of stock options                   12,000        ---           ---            ---           12,000
Net unrealized gain on available
   for sale securities                         ---        ---           ---         74,295           74,295
                                      ---------------------------------------------------------------------
Balance at September 30, 1995         $  2,894,153 $  (54,187) $  3,133,978    $     1,860     $  5,975,804
                                      ---------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                   Nine Months Ended
                                                Years Ended December 31,              September 30,
                                            1994         1993            1992       1995         1994
-----------------------------------------------------------------------------------------------------------
                                                                                       (Unaudited)
Cash Flows From Operating Activities:
Net income                                  $   317,278 $    420,230 $   322,589 $    256,781 $   286,963
Adjustment to reconcile net income to
   net cash provided by operating
   activities:
Depreciation                                      97,938       51,679      45,109       90,457      58,125
Gain on disposal of equipment                    (6,095)          ---         ---          ---         ---
Amortization of premiums                           8,106        4,362         ---        4,713       6,079
Amortization of stock awards                      33,940       54,298         ---       27,275         ---
Provision for loan losses                         41,682       80,000      82,684       50,402      17,000
FHLB stock dividends                                 ---      (16,100)    (13,800)         ---     (12,075)
Loss (gain) on sale of real estate acquired
   in settlement of loans                            ---          927      13,487      (5,402)         ---
Gain on  sale of loans                            (9,325)     (71,227)        ---      (39,192)    (20,433)
Origination of loans held for sale            (2,588,902)  (3,427,423)   (419,950)  (3,748,771) (2,399,084)
Proceeds from sales of loans                   2,598,227    3,498,650     419,950    3,787,963   2,419,517
Changes in assets and liabilities:
    (Increase) decrease in:
      Accrued interest receivable                (48,851)     (21,003)     (2,951)    (164,336)    (73,959)
      Prepaid expenses and other assets         (134,970)      11,369      86,361      (33,436)    (59,207)
      Deferred income taxes                       10,895      (14,787)    (11,578)       3,220       8,688
   Increase (decrease) in:
      Income taxes payable                      (36,343)     (25,406)      48,235          ---     (49,055)
        Accounts payable and accrued
expenses                                         17,698      124,039      (79,461)     (42,338)    (12,405)
                                            ---------------------------------------------------------------
Net cash provided by operating activities       301,278      669,608      490,675       187,336    170,154
                                            ---------------------------------------------------------------
Cash Flows From Investing Activities:
Proceeds from maturities of held to
maturity investment securities                  800,000      200,000   1,000,000       270,000     500,000
Purchase of held to maturity investment
   securities                                  (398,594)         ---  (1,762,535)     (250,000)        ---
Purchases of mortgage-backed securities             ---   (1,764,093)   (973,174)          ---         ---
Purchases of available for sale
   mortgage-backed securities                  (456,431)         ---         ---           ---    (338,647)
Principal on mortgage-backed securities         510,442      619,656     144,563       137,175     472,790
Net increase in loans receivable             (5,430,909)  (2,049,494)   (597,287)   (2,329,765) (5,027,568)
Purchases of property and equipment            (602,820)    (895,797)   (193,634)     (440,551)   (342,422)
Proceeds from sale of property and
   equipment                                      90,000         ---         ---           ---         ---
Net proceeds from sale of real estate
   acquired in settlement of loans                   ---      49,443     114,080        97,500         ---
                                            ---------------------------------------------------------------
Net cash used in investing activities         (5,488,312) (3,840,285) (2,267,987)   (2,515,641) (4,735,847)
                                            ---------------------------------------------------------------

                              (Continued)

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY



                                                                                     Nine Months Ended
                                                    Years Ended December 31,           September 30,
                                                 1994         1993        1992       1995         1994
-----------------------------------------------------------------------------------------------------------
                                                                                         (Unaudited)
Cash Flows From Financing Activities:
Net increase in savings accounts            $  4,544,988 $    962,457 $ 1,038,029 $  4,936,994 $ 3,199,002
Proceeds from FHLB advances                    2,750,000    1,250,000   1,850,000          ---   2,750,000
Repayment of FHLB advances                    (1,750,000)  (1,250,000)   (900,000)  (1,000,000) (1,500,000)
Dividends paid                                  (121,780)     (60,886)        ---      (91,693)    (91,335)
Issuance of common stock                             ---    2,712,453         ---       12,000         ---
                                            ---------------------------------------------------------------
Net cash provided by financing activities      5,423,208    3,614,024   1,988,029    3,857,301   4,357,667
                                            ---------------------------------------------------------------
Net increase (decrease) in cash
   and cash equivalents                          236,174      443,347     210,717    1,528,996   (208,026)
Cash and cash equivalents:
   Beginning                                   1,511,159    1,067,812     857,095    1,747,333   1,511,159
                                            ---------------------------------------------------------------
   Ending                                   $  1,747,333 $  1,511,159 $ 1,067,812 $  3,276,329 $ 1,303,133
                                            ---------------------------------------------------------------
Supplemental Disclosure of Cash Flows
   Cash payments for:
      Interest                              $  1,315,885 $  1,384,801 $ 1,651,581 $  1,491,457 $ 1,017,821
                                            ---------------------------------------------------------------
      Income taxes                          $    267,679 $    275,499 $   149,551 $    180,169 $   197,617
                                            ---------------------------------------------------------------
Supplemental Schedule of Noncash Investing
   Activities:
Transfers from loans to real estate
   acquired in settlement of loans          $         -  $     50,370 $        -  $     92,098 $         -
Issuance of common stock for the
   Management Recognition Plan                        -       172,500          -            -            -
Cancellation of common stock issued for
   the Management Recognition Plan                    -         2,800          -            -            -

See Notes to Consolidated Financial Statements.

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1.       Nature of Business and Significant Accounting Policies

Nature of business: On May 10, 1993, the Bank converted from a state chartered mutual savings bank to a state chartered stock savings bank. The Bank's primary regulators are the Federal Deposit Insurance
Corporation  (FDIC) and the North Carolina Savings Institutions
Division.  The Bank's deposits are insured by the the Savings
Association Insurance Fund of the FDIC.

A summary of the Bank's significant accounting policies follows:

Principles of consolidation: The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, Seaboard Financial Services Corporation. The subsidiary operates under the name of Seaboard Insurance Agency and its principal
activity is as an  independent  hazard and casualty   insurance agency.
All  significant   intercompany   balances  and transactions have been
eliminated in consolidation.

Cash and cash equivalents: For purposes of reporting cash flows, the Bank considers all interest-bearing deposits with maturities of less than three months at acquisition, noninterest-bearing deposits, and cash on hand to be cash equivalents. The Bank maintains excess cash on deposit in Federal banking agencies, but does not believe such amounts represent a credit risk.

Investment securities: The Bank adopted Statement of Financial Accounting Standards (SFAS) No. 115 Accounting for Certain Investments in Debt and Equity Securities as of January 1, 1994. Prior to its adoption, debt securities were carried at amortized cost and were not adjusted to the lower of cost or market because management intended to hold such investments to maturity and were not aware of any conditions which would impair its ability to do so. Upon adoption of SFAS No. 115, the Bank carries its investments at fair market value or amortized cost depending on its classification of such securities. See Note 2 for a further explanation of the effects of the adoption of SFAS No. 115 on Bank's consolidated financial statements. Gain or loss on sale of securities is recognized when realized and is based on the specific-identification method.

Mortgage-backed securities: Mortgage-backed securities prior to the adoption of SFAS No. 115 were carried at amortized cost because Management had classified such securities as held to maturity and had the intent and ability to do so. Upon the adoption of SFAS No. 115, mortgage-backed securities are carried at fair value or amortized cost
depending on its classification of such securities. Amortization   of
premiums  and  accretion  of  discounts  are   recognized  as
adjustments   to  interest   income   using  a  method  which  does  not
differ significantly from the interest method. Such securities are Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC), or Federal National Mortgage Association
(FNMA) mortgage-backed certificates.

Loans receivable: Loans receivable are stated at unpaid principal balances, less allowance for loan losses and net deferred loan origination fees. The Bank's loan portfolio consists of long-term fixed and adjustable mortgages, and other commercial and consumer loans.

Loan fees: The Bank receives fees for originating mortgage loans. The Bank defers all origination fees less certain direct costs as an adjustment to yield with subsequent amortization taken into interest income over the life of the related loan. The method of amortization approximates the interest method.

Loan sales: The Bank sells certain fixed rate mortgage loans to FHLMC. The difference between the cost of the loan originated and the price paid by FHLMC is recorded as a gain or loss at the time of the sale. The Bank continues to service the loans sold and gains and losses are also recognized to the extent that the rate on the loans sold exceeds the rate guaranteed to the purchaser, adjusted for normal servicing fees. The loans are sold without recourse. At December 31, 1994 and 1993, the Bank had in its portfolio an insignificant amount of loans held for sale and the resulting gain or loss will be immaterial.

Allowance for loan losses: The allowance for loan losses is established through a provision for loan losses charged to operations. Loans are charged off against the allowance when management believes that collectibility is unlikely. The allowance is an amount that management believes will be adequate to absorb losses on existing loans, including capitalized interest, that may become uncollectible based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into account such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. While management uses the best information available to make evaluations, future adjustments may be necessary, if economic or other conditions differ substantially from the assumptions used.

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1.  Nature of Business and Significant Accounting Policies (Continued)

Property, equipment and depreciation: Property and equipment are stated at cost less accumulated depreciation. The Bank computes depreciation primarily by use of the straight-line method.

Real estate acquired in settlement of loans: Real estate acquired through, or in lieu of, loan foreclosure is initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations of the property are periodically performed by management and the real estate is carried at the lower of cost or fair value minus estimated costs to sell. Costs relating to the development and improvement of the property are capitalized, while holding costs of the property are charged to expense in the period incurred.

Income taxes: Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance if in the opinion of management it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Prior to 1993, deferred income taxes resulted from timing differences in the recognition of income and expense for tax and financial statement purposes. The Bank adopted SFAS No. 109 "Accounting for Income Taxes" in 1993 and the impact of the adoption had an immaterial effect on prior periods.

Benefit plans: The Bank has a  noncontributory  defined  contribution
plan which covers   substantially  all  of  its  employees,   including
employees of its subsidiary. Contributions to the plan are determined annually by the Board of Directors. In addition, the Bank has a 401(k) retirement plan which is available to substantially all employees. The Bank matches fifty percent of the first three percent of voluntary contributions by participating employees.

Earnings per share: Earnings per share in 1994 and for the nine-months ended September 30, 1995 and 1994 (unaudited) is calculated by dividing net income by the weighted average number of shares of common stock and dilutive stock options outstanding for the periods, 316,064, 324,267 and 315,446 shares, respectively. The earnings per share computation for 1993 assumes that the shares issued in the conversion had been outstanding since January 1, 1993 but does not include any assumed earnings which would have been generated prior to May 10, 1993, the date of the conversion. Stock options did not have a dilutive effect for 1993.

Off-balance-sheet and concentration of credit risk: The Bank originates single family residential mortgage and other loans within its primary lending area, Washington, Tyrrell and Martin counties. Real estate loans are secured by the underlying properties and other loans are typically secured by other types of collateral.

The Bank is a party to financial instruments with off-balance-sheet risk such as commitments to extend credit. Management assesses the risk related to these instruments for potential loss.

Unaudited financial statements: The unaudited financial statements furnished reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 1995 and the results of operations and cash flows for the nine-months ended September 30, 1995 and 1994. The results of operations for the nine-month period ended September 30, 1995 are not necessarily indicative of the operating results of the Bank for the entire year.

Note 2.      Change in Accounting Method

On January 1, 1994, the Bank adopted SFAS No. 115 Accounting for Certain Investments in Debt and Equity Securities. The effect of the adoption was to report the balances of available for sale securities at their estimated market values. The estimated market value of certain mortgage-backed securities which were classified as available for sale at December 31, 1994 was less than amortized cost by $116,830. All of the Bank's investment securities which were debt instruments at December 31, 1994 have been classified by the Bank as held to maturity because the Bank has the ability and the intent to do so. The Bank's only equity securities at December 31, 1994 are considered to be nonmarketable and are not subject to classification under SFAS No. 115.

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The unrealized gains (losses), net of related income tax effects, are reported as separate component of equity and amounted to $(72,435) and $1,860 at December 31, 1994 and September 30, 1995, respectively. Future changes in the market values of these securities will require adjustment of the separate component of equity and will continue to be excluded from income until realized.

The classification of securities as required by SFAS No. 115 and the Bank's accounting policies upon adoption are as follows:

Securities held to maturity: Securities classified as held to maturity are those debt securities the Bank has both the intent and the ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premiums or accretion of discounts, computed by a method which approximates the interest method, over their contractual lives.

Securities available for sale: Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity and equity securities not classified as held for trading. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of its securities, liquidity needs and other similar factors. Securities available for sale are carried at fair value. Unrealized gains and losses are reported as a separate component of equity, net of related tax effects. Realized gains and losses are included in earnings.

Securities held for trading: Trading securities are held in anticipation of short-term market gains. Such securities are carried at fair value with realized and unrealized gains and losses included in earnings. The Bank currently has no securities which are classified as trading.

Note 3.    Investment Securities

The amortized cost, estimated market value and gross unrealized gains and losses of the Bank's investment securities at December 31, 1994 and 1993 and September 30, 1995 (unaudited) are as follows:

                                                    December 31, 1994
                                                    Gross          Gross       Estimated
                                   Amortized     Unrealized     Unrealized       Market
                                     Cost           Gains         Losses         Value
Held to maturity:
   Debt securities:
      US Treasury obligations       $1,676,303  $         --   $ (40,676)   $1,635,627

Other securities:
   Federal Home Loan Bank stock        247,800            --          --       247,800
   USL Savings Institution
   Insurance Group LTD                  15,000            --          --        15,000

                                       262,800            --          --       262,800

                                    $1,939,103  $         --   $ (40,676)   $1,898,427


                                                    December 31, 1993
                                                    Gross          Gross       Estimated
                                   Amortized     Unrealized     Unrealized       Market
                                     Cost           Gains         Losses         Value
Investment in debt securities:
   US Treasury and agency
   obligations                   $2,081,528     $  53,328      $     --       $ 2,134,856

Other securities:
   Federal Home Loan Bank stock     247,800            --            --           247,800
   USL Savings Institution Insurance
   Group LTD                         15,000            --            --            15,000

                                    262,800            --            --           262,800

                                 $2,344,328     $  53,328      $     --       $ 2,397,656

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3.        Investment Securities (Continued)

                                                    September 30, 1995
                                                        (Unaudited)
                                                    Gross          Gross       Estimated
                                   Amortized     Unrealized     Unrealized       Market
                                     Cost           Gains         Losses         Value
Held to maturity:
  Debt securities:
    US Treasury obligations      $1,652,970     $  20,045      $   --         $1,673,015

Other securities:
   Federal Home Loan Bank stock     256,900            --          --            256,900
   USL Savings Institution Insurance
   Group LTD                         17,640            --          --             17,640

                                    274,540            --          --            274,540

                                 $1,927,510     $      --      $   --         $1,947,555


The amortized cost and estimated fair value of debt securities in the "held to maturity" category at December 31, 1994 and September 30, 1995 (unaudited) by contractual maturity are shown below. The Bank has no debt securities classified as "available for sale" at December 31, 1994 or September 30, 1995 (unaudited).

                                     December 31, 1994            September 30, 1995
                                                 Estimated                     Estimated
                                   Amortized       Market       Amortized       Market
                                     Cost          Value           Cost         Value
                                                                      (Unaudited)
Held to maturity:
   Due in one year or less      $  270,000   $  269,876     $       --      $       --
   Due in one year through
   five years                    1,406,303    1,365,751      1,652,970       1,673,015

                                $1,676,303   $1,635,627     $1,652,970      $1,673,015

There were no sales of investment securities in 1994, 1993 or 1992, or during the nine-month periods ended September 30, 1995 and 1994.

The Bank, as a member of the Federal Home Loan Bank system, is required to maintain an investment in capital stock of the Federal Home Loan Bank in an amount equal to the greater of 1% of its outstanding home loans or one-twentieth of its outstanding advances. No ready market exists for the bank stock and it has no quoted market value. For reporting purposes, such stock is assumed to have market value which is equal to cost.

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4.     Loans Receivable

Loans receivable consist of the following:

                                                             December 31,        September 30,
                                                          1994           1993        1995
                                                                                 (Unaudited)
First mortgage loans:
Single family, one-to-four units                       $21,192,431  $19,003,032  $22,232,346
Multifamily                                                561,005      553,000      587,038
Commercial real estate                                   2,473,495    2,656,000    2,269,909
Residential construction                                 1,838,976    1,160,000    1,917,050
Land                                                     1,278,966      914,000    1,140,041

                                                        27,344,873   24,286,032   28,146,384
Consumer loans                                           6,607,576    4,293,000    7,712,564
Home equity loans                                        1,487,378    1,202,000    1,753,571

                                                        35,439,827   29,781,032   37,612,519
Less:
Undisbursed portion of loans in process                   (663,419)    (422,055)    (564,402)
Allowance for loan losses                                 (170,000)    (156,936)     (92,296)
Deferred loan fees                                         (79,131)     (63,990)     (57,083)

                                                       $34,527,277  $ 29,138,051  $36,898,738

Weighted average yield on loans receivable                    8.43%         8.53%        8.97%

Certain of the Bank's first mortgage loans are pledged as collateral as set forth in Note 8.

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. At December 31, 1994 and 1993 and September 30, 1995 (unaudited), the Bank was servicing
loans for the  benefit   of others   with   unpaid principal  balances
of  approximately $6,075,000, $3,847,000  and $9,418,000, respectively.
These loans consist of single  family  loans sold to FHLMC.

The following summarizes transactions in the Bank's allowance for loan losses:


                                                                             Nine Months Ended
                                            Years Ended December 31,           September 30,
                                        1994       1993      1992       1995       1994
                                                                          (Unaudited)
Balance at the beginning of  period    $156,936  $111,550  $ 67,630  $170,000     $156,936
Provisions charged to operations         41,682    80,000    82,684    50,402       17,000
Charge-offs                             (28,618)  (34,614)  (38,764) (128,106)     (15,033)

Balance at the end of  period          $170,000  $156,936  $111,550  $ 92,296  $158,903

At December 31, 1994, 1993 and 1992, and at September 30, 1995 and 1994 (unaudited), the Bank had loans delinquent more than 90 days amounting to $165,726, $340,195, $346,305, $336,769 and $282,000, respectively.
No interest income was foregone on these loans as management anticipated full collection of all delinquent interest.

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4.      Loans Receivable (Continued)

At December 31, 1994 and 1993, and at September 30, 1995 (unaudited), loans to officers and directors of the Bank totaled approximately $276,000, $299,000 and $137,000, respectively. In the opinion of management, these loans were made at normal lending terms and rates and do not involve more than the normal risks of collectibility.


Note 5.      Mortgage-Backed Securities

Mortgage-backed securities consist of the following:



                                                                       1994

                                                                  Gross           Gross         Estimated
                                                 Amortized      Unrealized      Unrealized       Market
                                                    Cost           Gains          Losses          Value
Held to maturity:
   FHLMC P. C.                                $      285,871 $        1,568 $      (2,754) $     284,685
   FNMA securities                                   406,866            ---       (32,081)       374,785
                                              -----------------------------------------------------------
                                                     692,737          1,568       (34,835)       659,470
                                              -----------------------------------------------------------
Available for sale:
   GNMA securities                                 1,279,673          1,044       (86,781)     1,193,936
   FNMA securities                                   800,316          1,178       (32,271)       769,223
                                              -----------------------------------------------------------
                                                   2,079,989          2,222      (119,052)     1,963,159
                                              -----------------------------------------------------------
                                              $    2,772,726 $        3,790 $    (153,887) $   2,622,629
                                              -----------------------------------------------------------




                                                                           1993

                                                                  Gross        Gross        Estimated
                                                 Amortized      Unrealized    Unrealized       Market
                                                    Cost           Gains        Losses          Value

Held for investment:
   FHLMC P. C.                                $      414,012 $       15,526 $      ---     $     429,538
   GNMA securities                                 1,368,973         10,159        ---         1,379,132
   FNMA securities                                 1,048,038         25,683        ---         1,073,721
                                              -----------------------------------------------------------
                                              $    2,831,023 $       51,368 $      ---     $   2,882,391
                                              -----------------------------------------------------------

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5.      Mortgage-Backed Securities (Continued)

                                                          Nine Months Ended September 30, 1995

                                                                      (Unaudited)
                                              -----------------------------------------------------------
                                                                   Gross          Gross        Estimated
                                                  Amortized      Unrealized     Unrealized       Market
                                                   Cost            Gains         Losses          Value

Held to maturity:
   FHLMC P. C.                                $      273,884 $        2,787 $      (2,308) $     274,363
   FNMA securities                                   349,707            ---        (2,542)       347,165
                                              -----------------------------------------------------------
                                                     623,591          2,787        (4,850)       621,528
                                              -----------------------------------------------------------
Available for sale:
   GNMA securities                                 1,203,175         17,878       (12,674)     1,208,379
   FNMA securities                                   611,470         15,840       (18,045)       609,265
                                              -----------------------------------------------------------
                                                   1,814,645         33,718       (30,719)     1,817,644
                                              -----------------------------------------------------------
                                              $    2,438,236 $       36,505 $     (35,569) $   2,439,172
                                              -----------------------------------------------------------

The amortized cost and estimated market value of mortgage-backed securities at December 31, 1994 and September 30, 1995 (unaudited) by contractual maturities are shown below:


                                                        December 31, 1994          September 30, 1995

                                                                 Estimated                    Estimated
                                                   Amortized       Market         Amortized     Market
                                                      Cost         Value            Cost         Value
                                                 --------------------------------------------------------
Held to maturity:                                                                     (Unaudited)
Due in one year or less                          $          -  $          -  $          -  $           -
Due after one year through five years                  163,801       164,055       166,241       167,579
Due after five years through ten years                  54,339        51,331        45,835        45,567
Due after ten years                                    474,597       444,084       411,515       408,382
                                                 --------------------------------------------------------
                                                 $     692,737 $     659,470 $     623,591 $     621,528
                                                 --------------------------------------------------------
Available for sale:
Due in one year or less                          $          -  $          -  $          -  $           -
Due after one year through five years                  336,566       332,548       289,127       285,790
Due after five years through ten years                      -             -        322,343       323,474
Due after ten years through twenty years                    -             -      1,203,175     1,208,380
Due after twenty years                               1,743,423     1,630,611            -              -
                                                 --------------------------------------------------------
                                                 $   2,079,989 $   1,963,159 $   1,814,645 $   1,817,644
                                                 --------------------------------------------------------

Mortgage-backed securities with an amortized cost of $931,271 and $1,955,772 were pledged to secure public deposits at December 31, 1994 and September 30, 1995 (unaudited), respectively.

There were no sales of mortgage-backed securities in 1994, 1993 or 1992, or in the nine-month periods ended September 30, 1995 and 1994 (unaudited).

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5.      Mortgage-Backed Securities (Continued)

The change in net unrealized gains and losses shown as a separate component of equity for the year ended December 31, 1994 and the nine months ended September 30, 1995 (unaudited) is shown below:


Balance in equity component at December 31, 1993                                               $          -
   Unrealized gains                                                                                       2,222
   Unrealized losses                                                                                  (119,052)
                                                                                               -----------------
Unrealized loss on available for sale securities at December 31, 1994                                 (116,830)
   Reduced by related tax benefit                                                                        44,395
                                                                                               -----------------
Balance in equity component at December 31, 1994                                               $       (72,435)
   Unrealized gains                                                                                      75,434
   Unrealized losses                                                                                       -
                                                                                               -----------------
Unrealized gain on available for sale securities at September 30, 1995                                    2,999
   Reduced by related tax credit                                                                        (1,139)
                                                                                               -----------------
Balance in equity component at September 30, 1995 (unaudited)                                  $          1,860
                                                                                               -----------------

Note 6.     Property and Equipment

Property and equipment is summarized as follows:


                                                                 December 31,                September 30,
                                                         1994                   1993             1995

                                                                                             (Unaudited)
Land                                                     $        245,429 $        122,834 $       245,429
Office buildings and improvements                               1,207,896          429,113       1,651,207
Furniture and fixtures                                            531,336          239,910         682,600
Automobiles                                                        75,646           51,302          67,546
Construction in progress                                          145,924          922,553             ---
                                                         --------------------------------------------------
                                                                2,206,231        1,765,712       2,646,782
Less: accumulated deprecation                                     310,268          290,726         400,725
                                                         --------------------------------------------------
                                                         $      1,895,963 $      1,474,986 $     2,246,057
                                                         --------------------------------------------------

During February, 1994, the Bank placed in service its new home office facility. At December 31, 1994, the Bank was in the process of constructing a branch in Williamston, North Carolina. The total cost incurred, including land, through December 31, 1994 for the branch facility amounted to $276,520. The Bank is currently committed to additional costs under contracts amounting to $88,164, although certain contracts needed to complete the facility will be entered into later in 1995. The branch is expected to be completed in the late spring of 1995 and the Bank is currently leasing temporary space in Williamston on a month to month basis. During 1994 and 1993, the Bank capitalized interest as part of the construction cost on these two facilities totaling $15,693 and $11,031, respectively. During the nine month period ended September 30, 1995, the Williamston branch was placed in service. The total cost associated with the branch, including land, building, furniture and fixtures, amounted to approximately $683,000 (unaudited).

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 7.      Savings Accounts

Savings accounts consists of the following:


                                                                          December 31,            September 30,
                                                                -------------------------------   -------------
                                                                      1994            1993           1995
                                                                -----------------------------------------------
                                                                                                    (Unaudited)
Passbook accounts, weighted average rate
   of  2.75% (2.75% in 1994 and 1993)                           $     3,196,139 $    2,282,558 $     3,192,828
NOW checking, weighted average rate
   of  2.25% (2.25% in 1994 and 1993)                                 1,697,883      1,509,843       2,395,145
MMA accounts, weighted average rate
   of  2.50% (2.50% and 2.75% in 1994 and 1993)                       1,167,542      1,239,311         776,265
Noninterest bearing accounts                                            360,459        159,151         851,560
Certificates of deposits, weighted average rate
   of  5.96% (4.82% and 4.32% in 1994 and 1993)                      28,884,768     25,602,489      33,000,748
                                                                -----------------------------------------------
                                                                     35,306,791     30,793,352      40,216,546
Accrued interest on savings                                              46,858         15,309          74,097
                                                                -----------------------------------------------
                                                                $    35,353,649 $   30,808,661 $    40,290,643
                                                                -----------------------------------------------
Weighted average cost of savings                                      4.36%          4.00%           5.25%
                                                                -----------------------------------------------


Scheduled maturities of certificates of deposit are as follows at December 31, 1994:



                                                Amounts maturing during:
Rate Range                          1995           1996           1997        Thereafter     Total

Less than 4%                 $    5,436,914 $      177,900 $       11,337 $         --- $    5,626,151
4.00% - 5.99%                    16,543,583      3,179,325        326,301       182,042     20,231,251
6.00% - 7.99%                     1,681,744      1,028,155        317,467           ---      3,027,366
                             --------------------------------------------------------------------------
                             $   23,662,241 $    4,385,380 $      655,105 $     182,042 $   28,884,768
                             --------------------------------------------------------------------------

The aggregate amount of certificates of deposit included in the table above with a minimum denomination of $100,000 was as shown below:

Maturity                                                      Amount

Less than 3 months                                       $      1,360,926
3 to 12 months                                                  3,726,980
More than 12 months                                             1,271,839
                                                         -----------------
                                                         $      6,359,745
                                                         -----------------

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 7.      Savings Accounts (Continued):

Interest expense on deposits is summarized below:


                                        Year Ended December 31,         Nine Months Ended September 30,
                             --------------------------------------------------------------------------

                                    1994           1993            1992           1995          1994
                                                                                    (Unaudited)
Passbook accounts            $       78,832 $       77,150 $       85,674 $      64,067 $       56,187
NOW and MMA accounts                 57,553         77,171         83,652        44,643         41,105
Certificate accounts              1,211,049      1,188,584      1,448,029     1,304,910        878,627
                             --------------------------------------------------------------------------
                             $    1,347,434 $    1,342,905 $    1,617,355 $   1,413,620 $      975,919
                             --------------------------------------------------------------------------

Note 8.    Advances From Federal Home Loan Bank

The Bank's borrowings from the Federal Home Loan Bank consist of the following:




                         Due in        Interest Rate at
                       Year Ending      September 30,              December 31             September 30,
                      December 31,           1995             1994             1993             1995
                   ---------------------------------------------------------------------------------------
Type:                                                                                       (Unaudited)
Variable                   1996             6.19%      $      2,250,000 $      1,250,000 $      1,250,000
                                                       ---------------------------------------------------


Advances outstanding at December 31, 1994 and September 30, 1995 (unaudited) are collateralized by a blanket lien on mortgage loans in an amount equal to 160% of advances outstanding and by Federal Home Loan Bank stock.

The Bank has available a line of credit of $6,000,000 from the Federal Home Loan Bank. At September 30, 1995, the Bank had $4,750,000 available under the line of credit.


Note 9.     Income Taxes

Under the Internal Revenue Code, the Bank is allowed a special bad debt deduction related to additions to tax bad debt reserves established for the purposes of absorbing losses. The provisions of the Code permit the Bank to deduct from taxable income an allowance for bad debts based upon a percentage of taxable income (8%) before such deduction or actual loss experience. The Bank used the percentage of taxable income method for computing its bad debt deduction in 1994, 1993 and 1992.

Retained earnings at December 31, 1994 includes additions to bad debt reserves for income tax purposes of approximately $785,000. If amounts which qualified as bad debt deductions are used for purposes other than to absorb bad debt losses or adjustments arising from the carryback of net operating losses, income taxes may be imposed at the then existing rates. Because the Bank does not intend to use the reserves for purposes other than to absorb losses, deferred income taxes have not been provided for these amounts, approximately $275,000, except for increases in the reserves since 1987 as required by SFAS No. 109. In the future, if the Bank does not meet the income tax requirements necessary to permit the deduction of an allowance for bad debts, the Bank's effective tax rate would be increase to the maximum percent under existing law.

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 9.     Income Taxes (Continued):

Income tax expense differs from the federal statutory rate of 35% as follows:

                                                                                 Nine Months Ended
                                                   Year Ended December 31,           September 30,
                                               --------------------------------------------------------
                                                 1994        1993       1992       1995       1994
                                               ---------   --------   ---------  ----------------------
                                                                                      (Unaudited)
                                                                                 ----------------------
Income tax expense at statutory federal rate      35.00 %    35.00 %     35.00 %    35.00 %    35.00 %
Increase (decrease) resulting from:
   Nontaxable income                              (0.67)     (0.88)      (0.89)     (0.75)     (0.65)
   Nondeductible expenses                          0.21       0.10        0.20       0.10       0.20
   State taxes, net of federal tax benefit         4.16       4.60        4.27       4.15       4.15
   Assessment of additional 1991 taxes             2.74        ---         ---        ---        ---
   Other, net                                      0.40      (2.92)      (0.04)     (6.06)     (0.11)
                                               --------------------------------------------------------
                                                  41.84 %    35.90 %     38.54 %    32.44 %    38.59 %
                                               --------------------------------------------------------

Deferred income taxes consist of the following:


                                                                        December 31,          September 30,

                                                           ----------------------------------
                                                                   1993               1994        1995
                                                           ------------------------------------------------
                                                                                              (Unaudited)
                                                                                            --------------
Deferred tax assets:
   Deferred compensation                                   $        16,076 $          13,074 $      18,556
   Deferred loan fees                                                8,115            24,316         8,115
   Loan loss allowances                                             64,600            59,636        64,600
   Unrealized loss on mortgage-backed securities                    44,395               ---           ---
   Other                                                             5,200             2,900         5,200
                                                           ------------------------------------------------
                                                                   138,386            99,926        96,471
                                                           ------------------------------------------------
Deferred tax liabilities:
   Accumulated depreciation                                         56,257            60,262        61,958
   Unrealized gain on mortgage-backed securities                       ---               ---         1,139
   Tax bad debt reserves                                            23,248            14,283        23,248
                                                           ------------------------------------------------
                                                                    79,505            74,545        86,345
                                                           ------------------------------------------------
                                                           $        58,881 $          25,381 $      10,126
                                                           ------------------------------------------------


SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 10.     Deferred Compensation

The Bank has entered into a deferred compensation agreement with a key executive officer to ensure a stable and competent management base. The agreement, entered into on April 21, 1988, provides for the payment of $30,000 annually for fifteen years commencing with the first day of the month following the employee's 60th birthday or date of retirement if subsequent to reaching age sixty. Should the employee die, the officer's beneficiary is eligible to receive the benefits payable under the agreement and such payments will begin with 6 months from date of death if the employee had not reached age 60 at date of death.

If the officer terminates employment prior to reaching age sixty, the employee is entitled to receive a vested percentage of the benefits under the agreement upon attainment of age sixty. At December 31, 1994, the employee was 87.5% vested. The agreement requires that the officer be available to render consulting services to the Bank upon request during the payout period and has a noncompete clause. Noncompliance with either will trigger termination of benefits.

The Bank has purchased a life insurance policy on the officer's life which will ultimately fund the payments. The Bank's deferred compensation expense amounted to $7,902, $7,183 and $6,530 in 1994, 1993 and 1992, respectively, and $6,526 and $5,926 in the nine-months ended September 30, 1995 and 1994, respectively (unaudited).


Note 11.     Employees' Retirement Plans

The Bank and its subsidiary have established a defined contribution and a 401(k) retirement plan which cover substantially all employees. The Bank funds contributions as they accrue and retirement plan expense amounted to $41,538, $39,921 and $45,190 in 1994, 1993 and 1992, respectively, and $40,347 and
$34,636 in the nine-months ended September 30, 1995 and 1994, respectively (unaudited).


Note 12.     Commitments and Contingencies

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees elements of credit risk and interest rate risk in excess of the amounts recognized in the statement of financial condition. Commitments to extend credit (which were substantially on adjustable rate loans) amounted to approximately $369,400 at December 31, 1994 and $2,593,000 at September 30, 1995 (unaudited). The Bank also had approximately $278,000 and $301,000 in unused lines to its credit card customers at December 31, 1994 and September 30, 1995 (unaudited), respectively. In addition, the Bank had $1,047,000 and $1,226,000 in unused lines to it home equity loan customers at December 31, 1994 and September 30, 1995 (unaudited), respectively.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since commitments may expire without being drawn upon, the total commitment amounts above do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained depends upon management's credit evaluation of the customer. Collateral held varies, but may include residential real estate, equipment, autos, and income-producing commercial real estate.


Note 13.      Employment Agreement

In connection with the conversion to a stock-owned institution, the Bank entered into an employment agreement with its President in order to provide for his continued employment with the Bank. The term is for five years with continual one year extensions unless notice is given by the Board of Directors for nonrenewal. The agreement provides for a base salary which shall be reviewed no less frequently than annually by the Board of Directors. The employment agreement may be terminated for cause, as defined in the agreement. It may also be terminated by the Board of Directors at their discretion, subject to vested

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 13.    Employment Agreement (Continued)

rights of the employee. The agreement also has certain noncompete restrictions for one year after termination which apply except in cases where the termination was without cause, voluntary termination due to diminution of the officer's duties or compensation, or due to change in control of the Bank.

The agreement provides that if the officer is terminated in connection with or within twenty-four months after a change in control of the Bank, or if the nature of the officer's compensation or duties is diminished after a change in control of the Bank, the officer is entitled to receive compensation equal to
2.99 times the officer's salary. Certain terms of the agreement may be modified if the payment is determined to be an excess parachute payment as defined by the IRS code.

If the merger as described in note 20 is consumated, the officer has agreed to relinquish his rights under the terms of this agreement and enter into an employment agreement with the acquirer.


Note 14.     Stockholders' Equity

As a state chartered stock savings bank, Seaboard Savings Bank is subject to the capital requirements promulgated by the FDIC and the Administrator of the North Carolina Savings Institutions Division.The FDIC requires Seaboard Savings Bank to have a minimum leverage ratio of Tier I capital (principally consisting of retained earnings and contributed shareholders' equity, less any intangible items) to total assets of 3%. The FDIC also requires the Bank to have a ratio of total capital to risk-weighted assets of 8%, of which at lease 4% must be in the form of Tier I capital. The FDIC also has a risk-based capital component that requires that the Bank's Tier I capital plus Tier II capital equal or exceed 8% of the Bank's risk-weighted assets and certain off-balance sheet assets. In addition, the North Carolina Administrator requires Seaboard Savings Bank to maintain a net worth equal to at least 5% of total assets.

At December 31, 1994 and September 30, 1995 (unaudited), Seaboard Savings Bank complied with all the capital requirements described above as shown below:


                                                                          December 31, 1994
                                                      Leverage       Tier I Risk-
                                                      Ratio of         Adjusted    Risk-Based   N. C. Savings
                                                   Tier I Capital      Capital      Capital      Bank Capital
Equity (GAAP)                                     $    5,697,146 $    5,697,146 $    5,697,146 $    5,697,146
Unrealized loss on securities                             72,435         72,435         72,435         72,435
Supplemental capital items:
   General valuation allowances                              ---            ---        170,000        170,000
                                                  ------------------------------------------------------------
Regulatory capital                                     5,769,581      5,769,581      5,939,581      5,939,581
Minimum capital requirement                            1,301,520      1,036,446      2,072,891      2,174,928
                                                  ------------------------------------------------------------
              Excess regulatory capital           $    4,468,061 $    4,733,135 $    3,866,690 $    3,764,653
                                                  ------------------------------------------------------------

Total assets at December 31, 1994                                                              $   43,498,554
Average assets - quarter ended December 31, 1994  $   43,384,000
Risk-weighted assets at December 31, 1994                        $   25,911,138 $   25,911,138
Capital as a percentage of assets:
   Actual                                                 13.30%         22.27%         22.92%         13.65%
   Required                                                 3.00           4.00           8.00           5.00
                                                  ------------------------------------------------------------
              Excess regulatory capital                   10.30%         18.27%         14.92%          8.65%
                                                 ------------------------------------------------------------


SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14.      Stockholders' Equity (Continued):



                                                                        September 30, 1995
                                                                          (Unaudited)
                                                  ------------------------------------------------------------
                                                     Leverage       Tier I Risk-
                                                     Ratio of         Adjusted     Risk-Based      N.C. Savings
                                                  Tier I Capital      Capital       Capital        Bank Capital
Equity (GAAP)                                     $    5,975,804 $    5,975,804 $    5,975,804 $    5,975,804
Unrealized gain on securities                            (1,860)        (1,860)        (1,860)        (1,860)
Supplemental capital items:
   General valuation allowances                             ---            ---         92,296         92,296
                                                  ------------------------------------------------------------
Regulatory capital                                     5,973,944      5,973,944      6,066,240      6,066,240
Minimum capital requirement                            1,409,468      1,156,176      2,072,891      2,174,928
                                                  ------------------------------------------------------------
              Excess regulatory capital           $    4,564,476 $    4,817,768 $    3,993,349 $    3,891,312
                                                  ------------------------------------------------------------

Total assets at September 30, 1995                                                             $   47,671,868
Average assets - quarter ended September 30, 1995 $   46,982,254
Risk-weighted assets at September 30, 1995                       $   28,904,401 $   28,904,401
Capital as a percentage of assets:
   Actual                                                 12.72%         20.67%         20.99%         12.72%
   Required                                                 3.00           4.00           8.00           5.00
                                                  ------------------------------------------------------------
              Excess regulatory capital                    9.72%         16.67%         12.99%          7.72%
                                                  ------------------------------------------------------------

At the time of conversion, the Bank established a liquidation account in the amount equal to its net worth as of December 31, 1992 for the benefit of all depositors as of September 30, 1992. In the unlikely event of a complete liquidation of the Bank, each eligible depositor will be entitled to his or her interest in the liquidation account prior to any payment to shareholders.

The Bank may not declare or pay a cash dividend if the effect would cause the regulatory net worth of the Bank to fall below the minimum required by the FDIC and the Administrative of N.C. Savings Institutions Division, or the amount required for the liquidation account. A stock savings bank which has been converted for less than five years, must obtain prior written approval from the N.C. Administrator before it can declare and pay a cash dividend in an amount greater than its net income for the most recent fiscal year of the average of its net income after dividends for the most recent fiscal year and not more than two of the immediately preceding fiscal years, if applicable.


Note 15.     Stock Options

The Bank has an incentive stock option plan (ISO plan) for employees of the Bank and a nonstatutory stock option plan for its nonemployee directors. An aggregate of 24,625 and 18,500 options have been reserved and granted under the plans. The exercise price of the options is not less than 100% of the fair value of the common stock on date the options were granted. The ISO plan options may be exercised at anytime after one year from the date of grant and the nonstatutory plan options are exercisable on the date of grant. Options under both plans expire if they are not exercised within ten years of grant. At September 30, 1995, all stock options outstanding were exercisable.

SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 15.     Stock Options (Continued)

Stock option activity was as follows:


                                                                                    Incentive     Nonstatutory
                                                                                  Stock Options  Stock Options
                                                                                 -------------------------------
Options granted during the year ended December 31, 1993                                   24,625         18,500
   Options expired or forfeited                                                            (700)            ---
   Options exercised                                                                        ---             ---
                                                                                 -------------------------------
Options outstanding at December 31, 1993                                                  23,925         18,500
   Options expired or forfeited                                                            (600)            ---
   Options exercised                                                                        ---             ---
                                                                                 -------------------------------
Options outstanding at December 31, 1994                                                  23,325         18,500
   Options expired or forfeited                                                              ---            ---
   Options exercised                                                                     (1,200)            ---
                                                                                 -------------------------------
Options outstanding at September 30, 1995 (unaudited)                                     22,125         18,500
                                                                                 -------------------------------


Note 16.     Management Recognition Plan

The Bank has a management recognition plan (MRP) as a means of providing its directors and employees with an ownership interest in the Bank to encourage such individuals to continue their service. The Board of Directors administers the MRP and determines the number of shares to be granted to participants. The Bank has allocated 17,250 shares under the plan and at September 30, 1995, 16,900 shares are outstanding. In October 1995, another 160 shares from a terminated employee who had been allocated 200 shares will be forfeited and returned to the Plan. Twenty percent of the shares vested on the date of the conversion and an additional 20% will vest on May 11 of each year, the anniversary date of the conversion. Nonvested shares forfeited are eligible for future grants. In the event of a change in control of the Bank, all shares allocated to the participants in the MRP become fully vested.

Seaboard Savings recognizes as compensation expense the amortization of the stock awards over the periods in which the shares vest. The remaining unvested and unamortized shares in the MRP are reported as a reduction of shareholders' equity.


Note 17.    Seaboard Financial Services Corporation

The  following  reflects  the  condensed   financial  position  and  results  of
operations of the Bank's  wholly-owned  subsidiary,  Seaboard Financial Services
Corporation:




                                        --------------------------------------   At or for the Nine
                                        At or for the Year ended December 31,  Months ended September,
                                        ---------------------------------------------------------------
                                            1994         1993         1992         1995        1994
                                        ---------------------------------------------------------------
                                                                                     (Unaudited)
                                                                              -------------------------
Total assets                            $    399,297 $   361,229 $    329,791 $   483,641 $    404,199
                                        ---------------------------------------------------------------
Total liabilities                       $     66,026 $    50,603 $     49,886 $    88,870 $     61,273
Total stockholder's equity                   333,271     310,626      279,905     394,771      342,926
                                        ---------------------------------------------------------------
                                        $    399,297 $   361,229 $    329,791 $   483,641 $    404,199
                                        ---------------------------------------------------------------
Income                                  $    264,880 $   270,139 $    265,822 $   243,889 $    198,685
Expense                                      242,235     239,418      246,069     182,389      166,386
                                        ---------------------------------------------------------------
Net income                              $     22,645 $    30,721 $     19,753 $    61,500 $     32,299
                                        ---------------------------------------------------------------


SEABOARD SAVINGS BANK, INC. SSB AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note  18.      Adoption of SFAS No. 114 and 118 (Unaudited)

On January 1, 1995, the Bank was required to adopt Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". SFAS No. 114 requires all creditors to measure the impairment of a loan based upon the present value of the loan's future cash flows discounted using the loan's effective interest rate. The loan can also be valued at its fair value or the market price of its underlying collateral if the loan is primarily collateral dependent. SFAS No. 118 amended SFAS No. 114 by adding disclosure requirements for impaired loans and it permits greater latitude in the manner in which income on impaired loans may be recognized as long as the creditor's policies are disclosed.

SFAS No. 114 does not apply to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, and therefore, did not have an effect on the Bank's reporting for impaired loans since the majority of the Bank's loans are collectively assessed and the Bank's impaired loans, all of which were considered to be those loans delinquent 90 days or more, are collateral dependent and the fair value of such collateral has been assessed to be in excess of the carrying basis in such loans. The Bank's average recorded investment in impaired loans was approximately $280,000 for the nine month period ended September 30, 1995. The Bank's impaired loans outstanding at September 30, 1995 amounted to approximately $337,000. There is no specific SFAS No. 114 allowance associated with these loans.

Note 19.     Future Reporting Requirements

The Financial Accounting Standards Board has issued SFAS No. 107, Disclosure about Fair Value of Financial Instruments, which the Bank has not been required to adopt as of December 31, 1994 or September 30, 1995.

The Statement, which will be in effect for the Bank's fiscal year ending December 31, 1995, will require disclosure as to the fair value of all financial instruments. The Statement will also require disclosure of the methods and significant assumptions used to estimate the fair value of the financial instruments. SFAS Statement No. 107 will not affect the Bank's recorded amounts of financial instruments nor its future reported income.

The Financial Accounting Standards Board has also issued SFAS No. 122, Accounting for Mortgage Servicing Rights, which the Bank has not been required to adopt as of September 30, 1995.

The statement, which will be in effect for the Bank's fiscal year ending December 31, 1996, will require the Bank to recognize as a separate asset the rights to service mortgage loans for others on a prospective basis for all mortgage loan sales which occur with servicing retained after adoption of the statement. The statement is expected to have an immaterial effect on the Bank's financial statements due to the volume of loans typically sold in any one year.

Note 20.      Subsequent Event (Merger -Unaudited)

On September 19, 1995, the Board of Directors of Seaboard Savings Bank adopted the Agreement and Plan of Reorganization and Merger between Seaboard Savings Bank, United Carolina Bancshares Corporation (Bancshares), and United Carolina Bank (UCB). Upon consumation, Seaboard Savings Bank will be merged into UCB and each share of Seaboard Savings Bank's common stock will be converted into and exchanged for .9104 shares of Bancshares' stock. The exchange rate is subject to adjustment as provided for in the agreement. The merger is expected to become effective during the first quarter of 1996; however, the Agreement and Plan is subject to approval by regulatory authorities and the stockholders of the Bank at a special meeting.

                                                                 Appendix A
                               AGREEMENT AND PLAN

                          OF REORGANIZATION AND MERGER



                                  By and Among


                        SEABOARD SAVINGS BANK, INC., SSB

                                       and

                              UNITED CAROLINA BANK

                                       and

                     UNITED CAROLINA BANCSHARES CORPORATION






                               September 19, 1995

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                  By and Among
                        SEABOARD SAVINGS BANK, INC., SSB
                                       and
                              UNITED CAROLINA BANK
                                       and
                     UNITED CAROLINA BANCSHARES CORPORATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (hereinafter called "Agreement") entered into as of the 19th day of September, 1995, by and among SEABOARD SAVINGS BANK, INC., SSB ("Seaboard"), UNITED CAROLINA BANK ("UCB") and UNITED CAROLINA BANCSHARES CORPORATION ("Bancshares").

                  WHEREAS, Seaboard is a North Carolina savings bank with its principal office and place of business located in Plymouth, North Carolina; and, Seaboard Financial Services Corporation (the "Subsidiary") is a North Carolina business corporation with its principal office and place of business located in Plymouth, North Carolina, and is the wholly-owned subsidiary of Seaboard; and,

                  WHEREAS, UCB is a North Carolina banking corporation with its principal office and place of business located in Whiteville, North Carolina; and,

                  WHEREAS, Bancshares is a North Carolina business corporation with its principal office and place of business located in Whiteville, North Carolina, and is the parent company of UCB; and,
                  WHEREAS, Bancshares, UCB and Seaboard have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Seaboard to be merged into UCB with the effect that each of the outstanding shares of Seaboard's common stock will be converted into newly issued shares of Bancshares' common stock, all in the manner and upon the terms and conditions contained in this Agreement; and,

                  WHEREAS, to effectuate the foregoing, Bancshares, UCB and Seaboard desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

                  WHEREAS, while Seaboard's Board of Directors has approved this Agreement, Seaboard has executed this Agreement subject to the approval of its shareholders and has agreed to call a special meeting of its shareholders for the purpose of voting on the Agreement and will recommend to its shareholders that they approve the Agreement and the transactions described herein; and,

                  WHEREAS, Bancshares and UCB have executed this Agreement subject to the approval by their respective Boards of Directors of this Agreement and the transactions described herein, including the issuance by Bancshares of shares of its common stock to Seaboard's shareholders to effectuate such transactions; and, Bancshares and

UCB have agreed to submit this Agreement for such approvals at the next scheduled meetings of their respective Boards of Directors.

                  NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, Bancshares, UCB and Seaboard hereby adopt and make this Agreement and mutually agree as follows:


                      ARTICLE I.  AGREEMENT TO MERGE

         1.01. Names of Merging Corporations. The names of the corporations proposed to be merged are SEABOARD SAVINGS BANK, INC., SSB ("Seaboard") and UNITED CAROLINA BANK ("UCB").

         1.02. Nature of Transaction. Subject to the provisions of this Agreement, at the "Effective Time" (as defined in Paragraph
1.07. below), Seaboard shall be merged into and with UCB pursuant to N.C. GEN. STAT. (Section Mark) 53-12 (the "Merger").

         1.03. Effect of Merger; Surviving Corporation. At the Effective Time and as provided in N.C. GEN. STAT. (Section Mark)53-13, by reason of the Merger the separate corporate existence of Seaboard shall cease while the corporate existence of UCB as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, UCB shall continue to operate as the wholly-owned banking subsidiary of Bancshares and, as a North Carolina banking corporation, will continue to conduct its business and the business of Seaboard at the then legally established branch and main offices of UCB and Seaboard. The duration of the corporate existence of UCB, as the surviving corporation, shall be perpetual and unlimited.

     1.04. Assets and Liabilities of the Bank. At the Effective Time and by reason of the Merger, and in accordance with N.C. Gen. STAT. (Section Mark) 53-13, 53-17 and 55-11-06, all of Seaboard's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Seaboard, whether tangible or intangible) shall be transferred to and vest in UCB, and UCB shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Seaboard, all without any conveyance, assignment or further act or deed; and, UCB shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of Seaboard as of the Effective Time.

         1.05.             Conversion and Exchange of Stock.

                  a.   Conversion  of  Seaboard  Stock. At  the  Effective Time,
all rights of Seaboard's shareholders with respect to all then outstanding shares of Seaboard's no par value common stock ("Seaboard Stock") shall cease to exist, and, as consideration for and to effectuate the Merger (and except as otherwise provided below) each such outstanding share of Seaboard Stock (other than any shares held by Seaboard as treasury shares or shares held by Bancshares or as to which rights of dissent and appraisal are properly exercised as provided below) shall be converted, without any action on the part of the holder of such share, Bancshares, UCB or Seaboard, into 0.9104 (the "Exchange Rate") newly issued shares of Bancshares' $4.00 par value common stock ("Bancshares Stock"). Notwithstanding anything contained herein to the contrary, (i) if the average of the closing prices of Bancshares Stock on the Nasdaq National Market for the thirty (30) consecutive trading days immediately preceding the date of issuance of the FDIC's final order approving the Merger (the "30-Day Average") is greater than $38.50, then the Exchange Rate shall be adjusted to be equal to the ratio (rounded to four decimal places) of $35.05 to the 30-Day Average, and (ii) if the 30-Day Average is less than $25.00, then the Exchange Rate shall be adjusted to be equal to the ratio (rounded to four decimal places) of $22.76 to the 30-Day Average.

         At the Effective Time, and without any action by Seaboard, UCB, Bancshares or any holder thereof, Seaboard's stock transfer books shall be closed as to holders of Seaboard Stock immediately prior to the Effective Time and, thereafter, no transfer of Seaboard Stock by any such holder may be made or registered; and the holders of shares of Seaboard Stock shall cease to be, and shall have no further rights as, stockholders of Seaboard other than as provided herein. Following the Effective Time, certificates representing shares of Seaboard Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) certificates for the number of whole shares of Bancshares Stock to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, (ii) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the North Carolina Business Corporation Act.

                  b. Issuance of Shares by Bancshares; Exchange Procedures. At the Effective Time, Bancshares shall issue and deliver to UCB, in its capacity as Bancshares' agent for purposes of the exchange of Bancshares Stock for Seaboard Stock (the "Exchange Agent"), one certificate representing the aggregate number of whole shares of Bancshares Stock into which the outstanding shares of Seaboard Stock have been converted as provided above. As promptly as practicable following the Effective Time, Bancshares shall send or cause to be sent to each former shareholder of Seaboard of record immediately prior to the

Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Seaboard of his or her Old Certificates, the Exchange Agent shall register in the name of such shareholder the shares of Bancshares Stock and deliver said New Certificates to the individual shareholder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual shareholder of his or her Old Certificates.

                  c. Treatment of Fractional Shares. No scrip or certificates representing fractional shares of Bancshares Stock will be issued to any former shareholder of Seaboard, and, except as provided below, no such
shareholder   will  have  any   right  to  vote  or   receive  any   dividend or
 other distribution on, or any other right with respect to, any fraction of a share of Bancshares Stock resulting from the above exchange. In the event the exchange of shares would result in the creation of fractional shares, then, in lieu of the issuance of fractional shares of Bancshares Stock, Bancshares shall deliver cash to the Exchange Agent in an amount equal to the aggregate market value of all such fractional shares, and the Exchange Agent shall divide such cash among and remit it (without interest) to the former shareholders of Seaboard in accordance with their respective interests. For purposes of this Paragraph 1.05.c., the "aggregate market value" of all fractional shares of Bancshares Stock shall be equal to the total of such fractional shares multiplied by the average of the closing prices of Bancshares Stock on the Nasdaq National Market for the ten consecutive (10) trading days immediately preceding the second trading day prior to the Closing Date (as defined below).

                  d. Surrender of Certificates. Subject to Paragraph 1.05.f. below, no certificate for any shares, or cash for any fractional share, of Bancshares Stock shall be delivered to any former shareholder of Seaboard unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of Seaboard Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by Bancshares for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Bancshares Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, upon the proper surrender of such Old Certificate(s) the Exchange Agent shall pay to the registered holder of the shares of Bancshares Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither Bancshares, UCB, Seaboard, nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither Bancshares, UCB, Seaboard, nor the Exchange

Agent shall be liable to a former holder of Seaboard Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                  e. Antidilutive Adjustments. If, following the date of this Agreement, Bancshares shall change the number of outstanding shares of Bancshares Stock as a result of a dividend payable in shares of Bancshares Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment will be made to increase or decrease the number of shares of Bancshares Stock to be issued in exchange for each of the shares of Seaboard Stock.

                  f. Dissenters. Any shareholder of Seaboard who has and properly exercises the right of dissent and appraisal with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of Seaboard Stock in the manner and pursuant to the procedures provided therein. Shares of Seaboard Stock held by persons who exercise Dissenters Rights shall not be converted into Bancshares Stock as provided in Paragraph 1.05.a. above. However, if any shareholder of Seaboard who exercises Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of Seaboard Stock, at Bancshares' sole option, shall be deemed to have been converted into the right to receive Bancshares Stock as of the Effective Time as provided in Paragraph 1.05.a. above. Any shares of Bancshares Stock authorized to be issued pursuant to this Agreement but not exchanged for shares of Seaboard Stock because of the exercise of Dissenters Rights may be sold by the Exchange Agent at public auction or by private sale, or through a dealer or by any other reasonable method, at its election, for the best available price, and the net proceeds of any such sale shall be retained by Bancshares.

                  g. Lost Certificates. Any shareholder of Seaboard whose certificate evidencing shares of Seaboard Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Bancshares
Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or Bancshares pursuant to the provisions of N.C. GEN. STAT (Section Mark) 25-8-405 and N.C. GEN. STAT. (Section Mark) 25-8-104 (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and Bancshares).

                  h. Treatment of Seaboard's Stock Options. At the Effective Time, each option previously granted by Seaboard to purchase shares of Seaboard Stock and which is outstanding on the date of this Agreement automatically shall be converted into an option to purchase a number of shares of Bancshares Stock equal to the number of shares of Seaboard Stock originally covered by the option multiplied by the Exchange Rate; provided, however, in no event shall options to purchase more than 40,625 shares of Seaboard Stock be converted into options to purchase Bancshares Stock. The purchase or exercise price of each share of Bancshares Stock under each such option shall be equal to the per share purchase or exercise price of Seaboard Stock previously covered by such option divided by the Exchange Rate (and rounded up to the nearest cent). All other terms of each such stock option shall apply to the purchase of Bancshares Stock thereunder and shall be unaffected by the Merger or conversion.

                  i. Outstanding Bancshares and UCB Stock. The status of the shares of Bancshares Stock and the shares of the capital stock of UCB which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

         1.06.             Articles, By-Laws and Management.    The Articles of
Incorporation and By-Laws of UCB in effect at the Effective Time shall be the Articles of Incorporation and By-Laws of UCB as the surviving corporation. The officers and directors of UCB in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

         1.07. Closing; Articles of Merger; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ward and Smith, P.A. in Raleigh, North Carolina, or at such other place as Bancshares shall designate, on a date specified by Bancshares (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than thirty (30) days following the expiration of all such required waiting periods). At the Closing, Bancshares, UCB and Seaboard shall take such actions (including without limitation the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Merger and cause it to become effective, and shall execute Articles of Merger under North Carolina law which shall contain a "Plan of Merger" substantially in the form attached as Schedule A hereto.

         Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of government and regulatory authorities), the Merger shall be effective on the date and at the time (the "Effective Time") designated in the Articles of Merger executed at the Closing and filed with the North Carolina Secretary of State in accordance with law; provided, however, that the date and time so specified as the Effective Time shall in no event be more than ten days following the Closing Date. If the Articles of Merger do not designate a date or specific time as the Effective Time, then the Effective Time shall be that date and time when the Articles of Merger are properly filed with the North Carolina Secretary of State.

           ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF SEABOARD

         Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to UCB, Seaboard hereby makes the following representations and warranties to UCB and Bancshares.

                  2.01. Organization; Standing; Power. Seaboard and the Subsidiary each (i) is duly organized and incorporated, validly existing and in good standing (as a savings bank and a business corporation, respectively) under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Seaboard; and, (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Seaboard.

                  2.02 Capital Stock. Seaboard's authorized capital stock consists of 5,000,000 shares of common stock, no par value per share and 1,000,000 shares of preferred stock, no par value per share. As of the date of this Agreement, 305,507 shares of Seaboard Stock are issued and outstanding and no shares of preferred stock have been issued.

               The Subsidiary's authorized capital stock consists of 100,000 shares of common stock, $1.00 par value per share ("Subsidiary Stock"), of which 100,000 shares are issued and outstanding and constitute the Subsidiary's only outstanding securities. All outstanding shares of Subsidiary Stock are owned of record and beneficially by Seaboard.

                           Each outstanding share of Seaboard Stock and
Subsidiary Stock, respectively, (i) has been duly authorized and are validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) has been issued pursuant to and in compliance with the requirement of an applicable exemption from registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

                  2.03. Principal Shareholders. No person or entity is known to Seaboard to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Seaboard Stock.

                  2.04. Subsidiaries. Seaboard is the record and beneficial owner of all of the issued and outstanding shares capital stock of the Subsidiary. Otherwise, neither Seaboard nor the Subsidiary has any subsidiary (direct or indirect), nor owns any stock or other equity interest in any corporation, service corporation, joint venture, partnership or other entity.

                  2.05. Convertible Securities, Options, Etc.. With the exception of options to purchase an aggregate of 40,625 shares of Seaboard Stock which have been issued and are outstanding under Seaboard's 1993 Incentive Stock Option and Nonstatutory Stock Option Plans, neither Seaboard nor the Subsidiary has any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Seaboard Stock or Subsidiary Stock or any other securities of Seaboard or the Subsidiary, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Seaboard Stock or Subsidiary Stock or any other securities of Seaboard or the Subsidiary, or (iii) plan, agreement or other arrangement pursuant to which shares of Seaboard Stock or Subsidiary Stock or any other securities of Seaboard or the Subsidiary, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

                  2.06. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by Seaboard's Board of Directors and executed and delivered on Seaboard's behalf. Subject only to approval of this Agreement by the shareholders of Seaboard in the manner required by law (as contemplated by Paragraph 6.01.a. below), (i) Seaboard has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to authorize Seaboard to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement has been executed on behalf of Seaboard and constitutes a valid and binding agreement of Seaboard enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                  2.07. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a material adverse effect on Seaboard and the Subsidiary considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Seaboard with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Seaboard's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Seaboard or the Subsidiary is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Seaboard's or the Subsidiary's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body;
(iv) result in the acceleration of any obligation or indebtedness of Seaboard or the Subsidiary; or, (v) interfere with or otherwise adversely affect Seaboard's or the Subsidiary's ability to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of Bancshares or UCB to carry on such business after the Effective Time.

                  No consents, approvals or waivers are required to be obtained from any person or entity in connection with Seaboard's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Seaboard's shareholders as described in Paragraph 7.01.c. below and of governmental or regulatory authorities as described in Paragraph 7.01.a. below.

                  2.08. Seaboard Books and Records. Seaboard's and the Subsidiary's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Seaboard's and the Subsidiary's respective items of income and expense and all of their respective assets, liabilities and stockholders' equity. The respective minute books of Seaboard and the Subsidiary accurately reflect in all material respects the corporate actions which their respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to UCB and its representatives.

                  2.09. Seaboard Reports. Since January 1, 1990, and where the failure to file has had or could have a material and adverse effect on Seaboard and its Subsidiary considered as one enterprise, Seaboard and the Subsidiary each has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Deposit Insurance Corporation (the "FDIC"), (ii) the Office of Thrift Supervision ("OTS"), (iii) the Administrator of the North Carolina Savings Institutions Division (the "Administrator"), or (iv) any other governmental or regulatory authorities having jurisdiction over Seaboard or the Subsidiary. All such reports, registrations and statements filed by Seaboard with the FDIC, the OTS, the Administrator or other such regulatory authority are collectively referred to herein as the "Seaboard Reports." As of their respective dates, each Seaboard Report complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, neither Seaboard nor the Subsidiary has been notified that any such Seaboard Report was deficient in any material respect as to form or content. Following the date of this Agreement, Seaboard shall deliver to Bancshares, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by it or the Subsidiary with the FDIC, the Administrator or any other such regulatory authority.

                  Seaboard does not have a class of equity securities registered under the Securities Exchange Act of 1934 and is not subject to the periodic reporting requirements of that Act.

                  2.10. Seaboard Financial Statements. Seaboard has delivered to UCB a copy of (i) its consolidated balance sheets as of December 31, 1993 and December 31, 1994, and its consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1992, December 31, 1993 and December 31, 1994, together with notes thereto (the "Seaboard Financial Statements"), and (ii) a copy of its balance sheet as of June 30, 1995 and its statement of operations for the six months ended June 30, 1995 (the "Seaboard Interim Financial Statements"); and, following the date of this Agreement, Seaboard promptly will deliver to UCB all other annual or interim financial statements prepared by or for Seaboard. The Seaboard Financial Statements and Seaboard Interim Financial Statements (including any related notes and schedules thereto) (i) are in accordance with Seaboard's books and records, and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly Seaboard's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Seaboard Financial Statements have been audited and certified by Seaboard's independent certified public accountants, McGladrey & Pullen, LLP.

                  2.11. Tax Returns and Other Tax Matters. (i) Seaboard and the Subsidiary each has timely filed or caused to be filed all federal, state and local tax returns and reports which are required by law to have been filed, and, to the best knowledge and belief of management of Seaboard, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Seaboard or the Subsidiary or their property have been fully paid, and, with respect to any such taxes to become due from Seaboard or the Subsidiary for any period or periods through and including June 30, 1995, adequate provision has been made for the payment of all such taxes and such provision is reflected in the Seaboard Interim Financial Statements; (iii) Seaboard's and the Subsidiary's tax returns and reports have been examined or closed by applicable statutes of limitations through the tax year ended December 31, 1990, and neither Seaboard nor the Subsidiary has received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (iv) neither Seaboard nor the Subsidiary has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of Seaboard or the Subsidiary have been provided for in the Seaboard Financial Statements and Seaboard Interim Financial Statements in all material respects.

                  2.12. Absence of Material Adverse Changes or Certain Other Events.

                    (i) Since December 31, 1994, Seaboard and the Subsidiary have conducted their respective businesses only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of Seaboard, there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting the financial condition of Seaboard or the Subsidiary or in their results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

                   (ii) Since December 31, 1994, and other than in the ordinary course of its business, neither Seaboard nor the Subsidiary has incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

                  2.13. Absence of Undisclosed Liabilities. Neither Seaboard nor the Subsidiary has any liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in Seaboard Interim Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of their business since June 30, 1995 and which are not, individually or in the aggregate, material to Seaboard.

                  2.14. Compliance with Existing Obligations. Seaboard and the Subsidiary each has performed in all material respects all obligations required to be performed by it under, and it is not in default in any respect under, or in violation in any respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which Seaboard or the Subsidiary is bound or by which it, its business, capital stock or any of its properties or assets may be affected.

                  2.15.  Litigation and Compliance with Law.

                   (i) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Seaboard or the Subsidiary, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of Seaboard or the Subsidiary, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Seaboard or the Subsidiary or any of their properties or assets which, if determined adversely, could result in liability on the part of Seaboard or the Subsidiary for, or subject it to, monetary damages, fines or penalties, an injunction, or which could have a material adverse effect on Seaboard's or the Subsidiary's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations or on the ability of Seaboard to consummate the Merger;

                  (ii) Seaboard and the Subsidiary each has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of Seaboard and the Subsidiary, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

                  (iii) neither Seaboard nor the Subsidiary is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC or the Administrator) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Seaboard or the Subsidiary which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Seaboard or the Subsidiary; and, neither Seaboard nor the Subsidiary has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award;

                      (iv) neither Seaboard nor the Subsidiary is in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Seaboard) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

                  2.16. Real Properties. Seaboard has Previously Disclosed to UCB a listing of all real property owned or leased by Seaboard or the Subsidiary (including Seaboard's banking facilities and all other real estate or foreclosed properties owned by Seaboard) (the "Real Property") and all leases, if any, pertaining to any such Real Property to which Seaboard or the Subsidiary is a party (the "Real Property Leases"). With respect to all Real Property owned by Seaboard, Seaboard has good and marketable fee simple title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Seaboard or its lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of Seaboard's lessor, each such Real Property Lease may be assigned to UCB and the execution and delivery of this Agreement does not constitute an event of default thereunder.

                           To the best of the knowledge and belief of
management of Seaboard, the Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

               All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which interferes with Seaboard's (or will interfere with UCB's) use or affects the economic value thereof.

                  2.17.  Loans, Accounts, Notes and Other Receivables.

                         (i)  All loans, accounts, notes and other
receivables reflected as assets on Seaboard's books and records (A) have resulted from bona fide business transactions in the ordinary course of Seaboard's operations, (B) in all material respects were made in accordance with Seaboard's standard loan policies and procedures, and (C) are owned by Seaboard free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

                        (ii)   All records of Seaboard regarding all
outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which Seaboard's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in Seaboard's records of such loan.

                       (iii)    To the best knowledge of management of
Seaboard, each loan reflected as an asset on Seaboard's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim as been asserted with respect to any such loan or guaranty.

                        (iv) Seaboard has Previously Disclosed to UCB a listing of (A) each loan, extension of credit or other asset of Seaboard which, as of June 30, 1995, is classified by the FDIC, the Administrator or by Seaboard as "Loss", "Doubtful", "Substandard" or "Special Mention" (or otherwise by words of similar import), or which Seaboard has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (B) each loan or extension of credit of Seaboard which, as of July 31, 1995, was past due as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

                         (v)   To the best knowledge and belief of Seaboard's
management, each of Seaboard's loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of Seaboard's business in an amount which is not less than the amount at which it is carried on Seaboard's books and records.

                        (vi) Seaboard's reserve for possible loan losses
(the "Loan Loss Reserve") shown in the Seaboard Interim Financial Statements has been established in conformity with GAAP, sound banking practices and all applicable requirements of the FDIC and rules and policies of the Administrator and, in the best judgment of Seaboard's management, is reasonable in view of the size and character of Seaboard's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Seaboard's loan portfolio and other real estate owned.

                   2.18. Securities Portfolio and Investments. All securities owned by Seaboard or the Subsidiary (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Seaboard or the Subsidiary to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of Seaboard's business to secure public funds deposits). There are no voting trusts or other agreements or undertakings to which Seaboard or the Subsidiary is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which Seaboard or the Subsidiary has "purchased" securities under agreement to resell (if any), Seaboard and the Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to Seaboard or the Subsidiary which is secured by such collateral.

Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since June 30, 1995, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Seaboard's or the Subsidiary's securities portfolio.

                  2.19. Personal Property and Other Assets. All assets of Seaboard and the Subsidiary (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of Seaboard or the Subsidiary or otherwise used by Seaboard or the Subsidiary in the operation of its business) are owned by Seaboard and the Subsidiary free and clear of all liens, leases, encumbrances, title defects or exceptions to title. All Seaboard's banking equipment is in good operating condition and repair, ordinary wear and tear excepted.

                  2.20. Patents and Trademarks.  Seaboard and the
Subsidiary each owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted; and, neither Seaboard nor the Subsidiary has violated, and neither of them currently are in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

                  2.21.  Environmental Matters.

                         (i)   Seaboard has Previously Disclosed and
provided to UCB copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions or proceedings, past or pending, of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the Real Property, any Loan Collateral or otherwise involving Seaboard or the Subsidiary.

                          (ii)  There has been no presence, use,
production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up in a reportable or regulated quantity of any hazardous, toxic or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, or radiation ("Hazardous Substances") by any person on, from or relating to any parcel of the Real Property since the date Seaboard first acquired or occupied such parcel or, to the best of the knowledge and belief of management of Seaboard, at any time prior thereto.

                         (iii)   Neither Seaboard nor the Subsidiary has
violated any federal, state or local law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders and other requirements being herein collectively referred to as "Environmental Laws"), and there has been no violation of any Environmental Laws (including, to the best knowledge of management of Seaboard, any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Seaboard or the Subsidiary is or may be responsible or liable.

                         (iv)  Neither Seaboard nor the subsidiary is
subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up of any Hazardous Substances on, from or relating to the Real Property or, to the best knowledge of management of Seaboard, any Loan Collateral, by Seaboard or the Subsidiary or any other person or entity.

                 (v) No  facts,  events  or  conditions  relating  to  the  Real
Property or, to the best knowledge of management of Seaboard, any Loan Collateral, or the operations of Seaboard or the Subsidiary at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

                  For purposes of this Agreement, "Environmental Laws" shall include:

                 (i)       all federal, state and local statutes,
regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

                 (ii)      all contractual agreements, and

                 (iii)     all common law,

concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control or clean-up of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time).

                  2.22. Absence of Brokerage or Finders Commissions. (i) All negotiations relative to this Agreement and the transactions described herein have been carried on by Seaboard directly with UCB and Bancshares; (ii) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Seaboard or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and, (iii) Seaboard has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

                  2.23. Material Contracts. Neither Seaboard nor the Subsidiary is a party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of $50,000, (ii) which is not to be performed in full prior to December 31, 1995, (iii) which calls for the provision of goods or services to Seaboard or the Subsidiary and cannot be terminated without material penalty upon written notice to the other party thereto, (iv) which is material to Seaboard or the Subsidiary and was not entered into in the ordinary course of business, (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps,
(vi) which commits Seaboard or the Subsidiary to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of Seaboard's business), (vii) which involves the purchase or sale of any assets of Seaboard or the Subsidiary, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Seaboard or the Subsidiary, or (viii) with any director, officer or principal shareholder of Seaboard or the Subsidiary (including without limitation any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of Seaboard's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

                  Neither  Seaboard  nor the  Subsidiary  is in  default  in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Seaboard or the Subsidiary.

                  2.24. Employment Matters; Employee Relations. Seaboard and the Subsidiary each (i) has paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all services performed by them to the date of this Agreement and (ii) is in compliance with all federal, state and local laws, statutes, rules regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has, to the knowledge of management of Seaboard or the Subsidiary, asserted that Seaboard or the Subsidiary is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

     There is no action, suit or proceeding by any person pending or, to the best knowledge of management of Seaboard or the Subsidiary, threatened, against Seaboard or the Subsidiary (or any of their respective employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.
     Neither Seaboard nor the Subsidiary is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Seaboard or the Subsidiary and any of its employees, or any pending or threatened proceeding in which it is asserted that Seaboard or the Subsidiary has committed an unfair labor practice; and, neither Seaboard nor the Subsidiary is aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

                      2.25.   Employment Agreements; Employee Benefit Plans.

                         (i)     Neither Seaboard nor the Subsidiary is a party
to or bound by any employment agreements with any of its directors, officers or employees.

                        (ii) Seaboard has Previously Disclosed to UCB a listing of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Seaboard or the Subsidiary for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, previously have been supplied to UCB. Except as Previously Disclosed to UCB, neither Seaboard nor the Subsidiary maintains, sponsors, contributes to or otherwise participates in any "Employee Benefit Plan" within the meaning of (Section Mark)3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multiemployer Plan" within the meaning of (Section Mark)3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of (Section Mark)3(40) of ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of (Section Mark)3(2) of ERISA and which is intended to be qualified under (Section Mark)401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received a favorable determination letter from the Internal Revenue Service, and neither Seaboard nor the Subsidiary is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by Seaboard or the Subsidiary) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

                       (iii) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Seaboard or the Subsidiary, to the extent subject to ERISA, currently are, and at all times have been, in compliance with all material provisions and requirements of ERISA. There is no pending or threatened litigation relating to any Plan or any such Plan previously maintained by Seaboard or the Subsidiary. Neither Seaboard nor the Subsidiary has engaged in a transaction with respect to any Plan that could subject Seaboard or the Subsidiary to a tax or penalty imposed by either (Section Mark)4975 of the Code, or (Section Mark)502(i) of ERISA.

                        (iv) Seaboard has delivered to UCB a true, correct and complete copy (including copies of all amendments thereto) of the Seaboard Federal Savings Bank Profit Sharing Plan (the "Profit Sharing Plan"), together with true, correct and complete copies of the summary plan description relating to the Profit Sharing Plan, the most recent determination letter received from the Internal Revenue Service (the "IRS") regarding the Profit Sharing Plan, and the most recent Annual Report (Form 5500 series) and related schedules, if any, for the Profit Sharing Plan.

                           The Profit Sharing Plan is qualified under the
provisions of (Section Mark) 401(a) of the Code, the trust under the Profit Sharing Plan is an exempt trust under (Section Mark) 501(a) of the Code, and Seaboard has received a determination letter with respect to the Profit Sharing Plan to said effect, including a determination letter covering the current terms and provisions of the Profit Sharing Plan. There are no issues relating to said qualification or exemption of the Profit Sharing Plan currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. The Profit Sharing Plan and the administration thereof meet (and have met since the establishment of the Profit Sharing Plan) all of the applicable requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Profit Sharing Plan and do not violate (and since the establishment of the Profit Sharing Plan have not violated) any of the applicable provisions of ERISA, the Code and such other laws, rules and regulations. Without limiting the generality of the foregoing, all reports and returns with respect to the Profit Sharing Plan required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no issues or disputes with respect to the Profit Sharing Plan or the administration thereof currently existing between Seaboard, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Seaboard or beneficiary of any such employee or any other person or entity. No "reportable event" within the meaning of Section 4043(b) of

ERISA has occurred at any time with respect to the Profit Sharing Plan.

     (v) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Seaboard or the Subsidiary with respect to the Profit Sharing Plan or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Seaboard. Neither Seaboard nor the Subsidiary presently contributes to a "Multiemployer Plan" or has contributed to such a plan within the five calendar years since December 31, 1990. All contributions required to be made the terms of each of the Plans (including without limitation the Plan and any other "pension plan" (as defined in (Section Mark) 3(2) of ERISA) maintained by Seaboard or the Subsidiary) have been timely made. Neither the Profit Sharing Plan nor any other "Pension Plan" maintained by Seaboard or the Subsidiary has an "accumulated funding deficiency" (whether or not waived) within the meaning of (Section Mark) 412 of the Code or (Section Mark)302 of ERISA. Neither Seaboard nor the Subsidiary has provided, or is required to provide, security to any "Pension Plan" or to any "Single Employer Plan pursuant to (Section Mark) 401(a)(29) of the Code. Under the Profit Sharing Plan and any other "Pension Plan" maintained by Seaboard or the Subsidiary, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of (Section Mark) 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

                 (vi) There are no restrictions on the rights of Seaboard to amend or terminate any Plan without incurring any liability thereunder. Neither the execution and delivery of this agreement nor the consummation of the transactions contemplated hereby will (except as otherwise specifically provided herein) (A) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (B) increase any benefits otherwise payable under any plan or agreement, or (C) result in any acceleration of the time of payment or vesting of any such benefit.

                  2.26. Insurance. Seaboard and the Subsidiary have in effect a "banker's blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to UCB (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in Seaboard's and the Subsidiary's businesses or as is required by applicable law or regulation; and, in the reasonable opinion of management of Seaboard and the Subsidiary, the insurance coverage provided under the Policies is considered reasonable and adequate in all respects for Seaboard and the Subsidiary. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and, Seaboard and the Subsidiary each has taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Neither Seaboard nor the Subsidiary is in default under the provisions of, has not received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy (and neither Seaboard nor the Subsidiary is aware of any facts which would form the basis of any such claim), and neither Seaboard nor the Subsidiary has any knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

                  2.27. Insurance of Deposits. All deposits of Seaboard are insured by the Savings Association Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Seaboard to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of Seaboard's executive officers, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

                  2.28. Affiliates. Seaboard has Previously Disclosed to UCB a listing of those persons deemed by Seaboard and its counsel as of the date of this Agreement to be "Affiliates" of Seaboard (as that term is defined in Rule 405 promulgated under the Securities Act of 1933), including persons, trusts, estates, corporations or other entitles related to persons deemed to be Affiliates of Seaboard.

                  2.29. Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment. To the best of the knowledge and belief of management of Seaboard and the Subsidiary, there exists no fact or condition (including Seaboard's record of compliance with the Community Reinvestment Act) relating to Seaboard or the Subsidiary that may reasonably be expected to (i) prevent or materially impede or delay Bancshares, UCB or Seaboard from obtaining the regulatory approvals required in order to consummate transactions described herein, (ii) prevent the Merger from being treated as a "pooling of interests" for accounting purposes, or (iii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to Seaboard, Seaboard shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of Bancshares.

                  2.30. Disclosure. To the best of the knowledge and belief of Seaboard, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Seaboard or the Subsidiary at any time to Bancshares or UCB in connection with this Agreement (including without limitation information "Previously Disclosed" by Seaboard), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Seaboard or the Subsidiary to Bancshares or UCB is or will be a true and complete copy of such document, unmodified except by another document delivered by Seaboard.


ARTICLE III. REPRESENTATIONS AND WARRANTIES OF UCB AND BANCSHARES

          Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to Seaboard, UCB and Bancshares each hereby makes the following representations and warranties to Seaboard.

                  3.01. Organization;  Standing;  Power. UCB and Bancshares each
(i) is duly organized and incorporated, validly existing and in good standing (as a banking corporation and a business corporation, respectively) under the laws of North Carolina, (ii) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Bancshares and its subsidiaries considered as one enterprise, and (iv) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Bancshares and its subsidiaries considered as one enterprise.

                  3.02. Capital Stock. Bancshares' authorized capital stock consists of 40,000,000 shares of Bancshares Stock and 2,000,000 shares of no par Preferred Stock. As of the date of this Agreement, an aggregate of 14,768,740 shares of Bancshares Stock were issued and outstanding, and no shares of Preferred Stock were issued or outstanding. Bancshares' outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of Bancshares Stock issued to Seaboard's shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid and nonassessable.

                  All outstanding shares of UCB's common stock ("UCB Stock") have been validly issued and are owned by Bancshares.

                  3.03. Authorization and Validity of Agreement. Subject only to approval of this Agreement by their respective Boards of Directors in the manner required by law (as contemplated by Paragraph 7.01.c. below), (i) Bancshares and UCB each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings required to be taken to authorize Bancshares and UCB to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of the Bancshares and UCB enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                  3.04. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a material adverse effect on Bancshares and its subsidiaries considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Bancshares or UCB with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Bancshares' or UCB's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Bancshares or UCB is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Bancshares' or UCB's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body;
(iv) result in the acceleration of any obligation or indebtedness of Bancshares or UCB; or, (v) interfere with or otherwise adversely affect Bancshares' or UCB's ability to carry on its business as presently conducted.

                  No consents, approvals or waivers are required to be obtained from any person or entity in connection with Bancshares' or UCB's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for the approval of the respective Boards of Directors of Bancshares and UCB as described in Paragraph 7.01.c. below and required approvals of governmental or regulatory authorities described in Paragraph 7.01.a. below.

                  3.05. Bancshares Reports. Since January 1, 1990, and where the failure to file has had or could have a material and adverse effect on Bancshares and its subsidiaries considered as one enterprise, Bancshares and its consolidated subsidiaries have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with (i) the Securities and Exchange Commission (the "SEC"), (ii) the Board of Governors of the Federal Reserve System (the "FRB"), (iii) the FDIC, (iv) the North Carolina Commissioner of Banks (the "Commissioner"), and (v) any other governmental or regulatory authorities having jurisdiction over Bancshares or its subsidiaries. All such reports and statements filed with the SEC, the FRB, the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Bancshares Reports." As of their respective dates, the Bancshares Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and, Bancshares has not been notified that any such Bancshares Reports were deficient in any material respect as to form or content. Following the date of this Agreement, Bancshares shall deliver to Seaboard upon its request a copy of any report, registration, statement or other regulatory filing made by Bancshares or UCB with the SEC, the FRB, the FDIC, the Commissioner or any other such regulatory authority.

                  3.06. Bancshares Financial Statements. Bancshares has delivered to Seaboard (i) a copy of Bancshares' consolidated balance sheets as of December 31, 1993 and December 31, 1994, and its consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended
December 31, 1992, December 31, 1993 and December 31, 1994 (the "Bancshares Financial Statements"), and (ii) a copy of Bancshares' balance sheet as of June 30, 1995 and its statement of operations for the six months ended June 30, 1995 (the "Bancshares Interim Financial Statements"). The Bancshares Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and have been audited and certified by
Bancshares' independent accountants, KPMG Peat Marwick LLP, and both the Bancshares Financial Statements and the Bancshares Interim Financial Statements present fairly Bancshares' consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates and for the periods specified therein.

                  3.07.   Absence of Material Adverse Changes.  Since
June 30, 1995, there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of Bancshares or UCB, there currently exists no
condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a material adverse change, in or affecting Bancshares' consolidated financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations.

                  3.08.  Litigation and Compliance with Law.

                  (i) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Bancshares or UCB, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of Bancshares or UCB, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Bancshares or UCB or any of their properties or assets which, if determined adversely, could result in liability on the part of Bancshares or UCB for, or subject it to, monetary damages, fines or penalties, an injunction, or which could have a material adverse change, in or affecting Bancshares' consolidated financial condition or results of operations, or in its prospects, business, assets, loan portfolio, investments, properties or operations or on the ability of Bancshares or UCB to consummate the Merger;

                        (ii) Bancshares and UCB each has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of Bancshares or UCB, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit; and,

                        (iii)  neither Bancshares nor UCB is subject to
any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC, the FRB or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Bancshares or UCB which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Bancshares or UCB; and, neither Bancshares nor UCB has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award

                  3.09. Absence of Brokerage or Finders Commissions. (i) All negotiations relative to this Agreement and the transactions described herein have been carried on by Bancshares and UCB directly with Seaboard; (ii) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Bancshares or UCB or their respective Boards of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and, (iii) neither Bancshares nor UCB has agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

                  3.10. Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment. To the best of the knowledge and belief of the executive officers of Bancshares and UCB, no fact or condition (including UCB's record of compliance with the Community Reinvestment Act) relating to Bancshares or UCB exists that may reasonably be expected to (i) prevent or materially impede or delay Bancshares, UCB or Seaboard from obtaining the regulatory approvals required in order to consummate the transactions described herein, (ii) prevent the Merger from being treated as a "pooling of interests" for accounting purposes, or (iii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to the executive officers of Bancshares or UCB, it promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of Seaboard.

                  3.11. Disclosure. To the best of the knowledge and belief of Bancshares and UCB, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Bancshares or UCB at any time to Seaboard in connection with this Agreement (including without limitation information "Previously Disclosed" by Bancshares and UCB), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Bancshares or UCB to Seaboard is or will be a true and complete copy of such document, unmodified except by another document delivered by Bancshares or UCB.


                ARTICLE IV.  COVENANTS OF SEABOARD

         4.01. Affirmative Covenants of Seaboard. Seaboard hereby covenants and agrees as follows with Bancshares and UCB.

                  a.       "Affiliates" of Seaboard.    Seaboard will use its
best efforts to cause each person who shall be deemed by Bancshares or its counsel, in their sole discretion, to be an Affiliate of

Seaboard (as defined in Paragraph 2.28 above), to execute and deliver to Bancshares prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Bancshares Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to Bancshares and substantially in the form attached as Schedule B to this Agreement. Certificates for the shares of Bancshares Stock issued to Affiliates of Seaboard shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

                  b.  Conduct of Business Prior to Effective Time.  While

the parties recognize that the operation of Seaboard and the Subsidiary until the Effective Time is the responsibility of Seaboard and the Subsidiary and their respective Boards of Directors and officers, Seaboard agrees that, between the date of this Agreement and the Effective Time, Seaboard will carry on its business, and it will cause the Subsidiary to carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Seaboard agrees that it will:

                         (i)  preserve intact its present business
organization,  keep available its present  officers and employees,  and preserve
its  relationships  with  customers,  depositors,   creditors,   correspondents,
suppliers, and others having business relationships with it;

                        (ii) maintain all its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

                       (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                        (iv) comply with all laws, rules and regulations applicable to it, its properties and to the conduct of its business;

                         (v) continue to maintain in force insurance such as
is described in Paragraph 2.26. above; will not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, will not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

                        (vi) promptly provide to Bancshares and UCB such information about Seaboard and the Subsidiary and their financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as they reasonably shall request.

                  c. Periodic Information Regarding Loans. All new extensions of credit in excess of $250,000 will be submitted by Seaboard to UCB on an after-the-fact basis for UCB's review within 10 business days of the date of the extension of credit.

                    Additionally, Seaboard agrees to make available and provide to Bancshares and UCB the following information with respect to Seaboard's loans and other extensions of credit (such assets herein referred to as "Loans") as of August 31, 1995 and each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of Seaboard's business and to be furnished within twenty (20) days of the end of each month ending after the date hereof:

                         (i) a list of Loans past due for sixty (60) days or more as to principal or interest;

                         (ii) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan;

                       (iii)        a list of Loans in nonaccrual status;

                        (iv) a list of all Loans over $50,000 without principal reduction for a period of longer than one year;

                         (v) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

                        (vi) a list of reworked or restructured Loans over $50,000 and still outstanding, including original terms, restructured terms and status; and

                       (vii) a list of any actual or threatened litigation by or against Seaboard pertaining to any Loans or credits, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

                  d. Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, Seaboard promptly will notify UCB in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its or the Subsidiary's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Seaboard herein, or the Bank Disclosure Statement, to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of Seaboard's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.03. below.

                  e. Accruals for Loan Loss Reserve and Expenses. Seaboard will cooperate with Bancshares and UCB and make such appropriate accounting entries in its books and records and take such other actions as UCB shall, in its sole discretion, deem to be necessary or desirable in anticipation of the Merger, including without limitation additional provisions to Seaboard's Loan Loss
Reserve or accruals or the creation of reserves for employee benefit and Merger-related expenses.

                  f. Consents to Assignment of Leases. Seaboard will use its best efforts to obtain all required consents of its landlords to the assignment to UCB of Seaboard's rights and obligations under the Real Property Leases, each of which consents shall be in such form as shall be specified by UCB.

                  g. Further Action; Instruments of Transfer, etc. Seaboard covenants and agrees with Bancshares and UCB that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to Bancshares and UCB all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested by either of them in consummating such transactions, and,
(iii) will cooperate with Bancshares and UCB in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

         4.02. Negative Covenants of Seaboard. Seaboard hereby covenants and agrees that, between the date hereof and the Effective Time, Seaboard will not do any of the following things or take any of the following actions without the prior written consent and authorization of the President of Bancshares.

                  a. Amendments to Articles of Incorporation or Bylaws. Neither Seaboard nor the Subsidiary will amend its Articles of Incorporation or Bylaws.

                  b. Change in Capital Stock. Neither Seaboard nor the Subsidiary will (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

                  c. Options, Warrants and Rights. Neither Seaboard nor the Subsidiary will grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

                  d. Dividends. Seaboard will not declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders. However, to the extent permitted by applicable law and regulations, during October 1995 Seaboard may pay its customary third quarter cash dividend of $.10 per share on its outstanding shares of Seaboard Stock. If the Merger is not consummated prior to the January 1996 record date for Bancshares' regular fourth quarter cash dividend, then, prior to the Effective Time, Seaboard shall be permitted to declare and pay a cash dividend of $.10 per share on the outstanding shares of Seaboard Stock. If the Merger is not consummated prior to the April 1996 record date for Bancshares' regular first quarter cash dividend, then, prior to the Effective Time, Seaboard shall be permitted to declare and pay a cash dividend of $.10 per share on the outstanding shares of Seaboard Stock.

                  e. Employment, Benefit or Retirement Agreements or Plans. Except as required by law, neither Seaboard nor the Subsidiary will (i) enter into or become bound by any contract, agreement or commitment for the employment or compensation of any officer, employee or consultant which is not immediately terminable by Seaboard or the Subsidiary without cost or other liability on no more than thirty (30) days notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute", stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

                  f. Increase in Compensation; Additional Compensation. Except as otherwise provided herein, neither Seaboard nor the

Subsidiary will increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants. Notwithstanding anything contained herein to the contrary, this Paragraph 4.02.f. shall not prohibit annual merit increases in the salaries of its employees or other payments made to employees or directors in connection with existing compensation or benefit plans so long as such increases or payments are effected at such times and in such manner and amounts as shall be consistent with Seaboard's past compensation policies and practices and, in the case of payments made pursuant to compensation or benefit plans, consistent with the terms of those plans.

                  g. Accounting Practices. Neither Seaboard nor the Subsidiary will make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by generally accepted accounting principles or governmental regulations).

                  h. Acquisitions; Additional Branch Offices. Neither Seaboard nor the Subsidiary will directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

                  i. Changes in Business Practices. Except as may be required by the FDIC, the Administrator any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, neither Seaboard nor the Subsidiary will (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Paragraph 4.01.b. above).

                  j. Exclusive Merger Agreement. Neither Seaboard nor the Subsidiary will, directly or indirectly, through any person (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than Bancshares or UCB) relating to a merger or other acquisition of Seaboard or the Subsidiary, or the purchase or acquisition of any Seaboard Stock or Subsidiary Stock, any branch office of Seaboard or all or any significant part of Seaboard's or the Subsidiary's assets; or provide assistance to any person in connection with any such offer;
(ii) disclose to any person or entity any information not customarily disclosed to the public concerning Seaboard or the Subsidiary or their business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer any branch office of Seaboard or all or any significant part of its or the Subsidiary's assets to any other person or entity, or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

                  k. Acquisition or Disposition of Assets. Neither Seaboard nor the Subsidiary will:

                         (i)    sell or lease (as lessor), or enter into or
become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a value on Seaboard's or the Subsidiary's books or a fair market value, whichever is greater, of more than $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

                        (ii) purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

                       (iii)  enter into any purchase commitment for
supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Seaboard or the Subsidiary for a period longer than 12 months;

                       (iv) sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable (with the exception of residential mortgage loans sold in the ordinary course of Seaboard's business); or

                         (v)  sell or dispose of, or enter into or become
bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset of Seaboard or the Subsidiary (whether tangible or intangible, and including without limitation any trade name, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under Seaboard's or the Subsidiary's corporate name or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright or intellectual property right.

                  l. Debt; Liabilities. Except in the ordinary course of its business consistent with its past practices (including routine borrowings for liquidity purposes from the Federal Home Loan Bank of Atlanta), neither Seaboard nor the Subsidiary will (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

                  m. Liens; Encumbrances. Neither Seaboard nor the Subsidiary will mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (except as Previously Disclosed) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, repurchase agreements or other similar operating matters).

                  n. Waiver of Rights. Neither Seaboard nor the Subsidiary will waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

                  o. Other Contracts. Neither Seaboard nor the Subsidiary will enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Paragraph 4.02.)
(i) for or with respect to any charitable contributions; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Seaboard or the Subsidiary would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Seaboard or the Subsidiary to make expenditures of more than $10,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of Seaboard's lending operations).


                 ARTICLE V.  COVENANTS OF UCB AND BANCSHARES

         UCB and Bancshares each hereby covenants and agrees as follows with Seaboard.

                  5.01. Ratification of Agreement by Boards of Directors. Bancshares and UCB each will submit this Agreement to their respective Boards of Directors for ratification and approval at their next regularly scheduled meetings following the date hereof.

                  5.02. Local Advisory Board. Each of the members of Seaboard's Board of Directors at the Effective Time (other than directors who also are employees of Seaboard or who do not desire to serve as such) shall be appointed to serve at UCB's pleasure as members of a local advisory board for one of UCB's branch offices in Seaboard's former geographic market. Each former Seaboard director who serves as an advisory board member for UCB for a period of one year following the Effective Time (and who during that period discharges his duties in that capacity and promotes in good faith UCB's best interests) will be paid fees for such service (payable at the end of the one-year period) in the same amount as that person was paid by Seaboard for service as a director of Seaboard for 1995. Following the one-year transition period, each such director who continues to serve as an advisory direct will receive fees for such service in accordance with UCB's then current schedule of advisory board fees. Each such director's service as an advisory director will be at UCB's pleasure and will be subject to UCB's normal policies and procedures regarding the appointment and service of advisory directors, including retirement policies. However, for a period of one year following the Effective Time, UCB's normal policy of retirement at age 70 will be waived.

                  5.03. Nasdaq Notification of Listing of Additional Shares of Bancshares Stock. On or before the fifteenth day prior to the Effective Time, Bancshares shall file with Nasdaq such notifications and other materials (and shall pay such fees) as shall be required for the listing on the Nasdaq National Market of the shares of Bancshares Stock to be issued to Seaboard's shareholders at the Effective Time.


                        ARTICLE VI.  MUTUAL AGREEMENTS

         6.01. Shareholders' Meeting; Registration Statement; Proxy Statement/Prospectus.

                  a. Meeting of Shareholders. Seaboard shall cause a meeting of its shareholders (the "Shareholder Meeting", which may be a regular annual meeting or a specially called meeting) to be held as soon as reasonably possible (but in no event less than 20 days following the mailing to Seaboard's shareholders of the "Proxy Statement/Prospectus" described below or, without UCB's approval, later than March 31, 1996) for the purpose of Seaboard's shareholders voting on the approval of the Agreement and the Merger. In connection with the call and conduct of and all other matters relating to the Shareholder Meeting (including the solicitation of proxies), Seaboard shall fully comply with all provisions of applicable law and regulations and with Seaboard's Articles of Incorporation and By-laws.

                  b. Preparation and Distribution of Proxy Statement/Prospectus. Bancshares and Seaboard jointly will prepare a "Proxy Statement/Prospectus" for distribution to Seaboard's shareholders as Seaboard's proxy statement relating to Seaboard's solicitation of proxies for use at the Shareholder Meeting and as Bancshares' prospectus relating to the offer and distribution of Bancshares Stock as described herein. The Proxy Statement/ Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Shareholder Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by Bancshares and Seaboard. Bancshares shall include the Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described below; and, each party hereto will cooperate with the other in good faith and will use their best efforts to cause the Proxy Statement/Prospectus to comply with any comments of the SEC thereon.

                  Bancshares and Seaboard will mail the Proxy Statement/Prospectus to Seaboard's shareholders not less than 20 days prior to the scheduled date of the Shareholder Meeting; provided, however, that no such materials shall be mailed to Seaboard's shareholders unless and until Bancshares shall have determined to its own satisfaction that the conditions specified in Paragraph 7.03.d. below have been satisfied and shall have approved such mailing.

                  c. Registration Statement and "Blue Sky" Approvals. As soon as practicable following the execution of this Agreement, Bancshares will prepare and file with the SEC a registration statement on Form S-4 (or on such other form as Bancshares shall determine to be appropriate) (the "Registration Statement") covering the Bancshares Stock to be issued to shareholders of Seaboard pursuant to this Agreement. Additionally, Bancshares shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the Bancshares Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock.

                  d. Recommendation of Seaboard's Board of Directors. Unless, due to a material change in circumstances or for any other reason Seaboard's Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to Seaboard or to its shareholders, Seaboard's Board of Directors will recommend to and actively encourage Seaboard's shareholders that they vote their shares of Seaboard Stock at the Shareholder Meeting to ratify and approve this Agreement and the Merger, and the Proxy Statement/Prospectus mailed to Seaboard's shareholders will so indicate and state that Seaboard's Board of

Directors considers the Merger to be advisable and in the best interests of Seaboard and its shareholders.

                  e. Information for Proxy Statement/Prospectus and Registration Statement. Bancshares, UCB and Seaboard each agrees to respond promptly, and to use its best efforts to cause its directors, officers, accountants and affiliates to respond promptly, to requests by any other such party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus. Bancshares, UCB and Seaboard each hereby covenants with the others that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing to Seaboard's shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

         6.02. Regulatory Approvals. Promptly following the date of this Agreement, UCB, Bancshares and Seaboard each shall use their respective best efforts in good faith to (i) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the FDIC, the Commissioner and the North Carolina State Banking Commission, the Administrator, and to any other applicable federal or state banking, securities or other regulatory authority), and (ii) obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each such party shall cooperate with each other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefore, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

         6.03. Access. Following the date of this Agreement and to and including the Effective Time, Seaboard shall provide Bancshares and UCB and their employees, accountants and counsel, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants, for purposes of the conduct of such reasonable investigation and review as they shall, in their sole discretion, consider to be necessary or appropriate; provided, however, that any such review conducted by Bancshares and UCB shall be performed in such a manner as will not interfere unreasonably with Seaboard's normal operations, or with Seaboard's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

         6.04. Costs. Subject to the provisions of Paragraph 8.03. below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, Seaboard, Bancshares and UCB each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of Seaboard, all fees owed to The Meritas Group, Inc. ("Meritas") and the cost of Seaboard's "Fairness Opinion" described in Paragraph 7.01.d. below, and, in the case of Bancshares and UCB, the cost of the "Environmental Survey" described in Paragraph 6.06. below). However, subject to the provisions of Paragraph 8.03. below, all costs incurred in connection with the printing and mailing of the Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid fifty percent (50%) by Seaboard and fifty percent (50%) by Bancshares.

         6.05. Announcements. Seaboard, Bancshares and UCB each agrees that no person other than the parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to Bancshares any such disclosure by Bancshares or UCB is required by law or otherwise is prudent.

         6.06. Environmental Studies. At its option UCB may cause to be conducted Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as Bancshares or UCB shall deem necessary or desirable (collectively, the "Environmental Survey"). UCB shall attempt in good faith to complete all such Phase I environmental assessments within sixty

(60) days following the date of this Agreement and thereafter to conduct and complete any such additional studies, testing, sampling and analyses as promptly as practicable. Subject to the provisions of Paragraph 8.03. below, the costs of the Environmental Survey shall be paid by Bancshares and UCB. If (i) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would or may constitute a violation of any Environmental Laws, and if, (ii) based on the advice of their legal counsel or other consultants, Bancshares or UCB believes that Seaboard, the Subsidiary or either of them could become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Seaboard, the Subsidiary or either of them could become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, Seaboard could incur any such liability if it acquired title to such Loan Collateral), and if, (iii) based on the advice of their legal counsel or other consultants, Bancshares or UCB believes the amount of expenses or liability which Seaboard, the Subsidiary or either of them could incur or for which Seaboard, the Subsidiary or either of them could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $50,000, then Bancshares or UCB shall give Seaboard prompt written notice thereof (together with all information in its possession relating thereto) and, at Bancshares' or UCB's sole option and discretion, at any time thereafter and up to the Effective Time, Bancshares or UCB may terminate this
Agreement   without   further   obligation  or  liability  to  Seaboard  or  its
shareholders.

         6.07. Employees; Severance Payments; Employee Benefits.

                  a. Employment Agreements. Provided they remain employed by Seaboard at the Effective Time in their current positions, then (i) UCB shall enter into an employment agreement with Samuel J. Styons as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same form as is attached as Schedule C to this Agreement, and
(ii) UCB shall enter into an employment agreement with Donald A. Hall as of the Effective Time which shall contain substantially the same terms and conditions (including a two-year term of employment) and be in substantially the same form as is attached as Schedule D to this Agreement.

                  b. Employment of Other Seaboard Employees. Provided they remain employed by Seaboard at the Effective Time, UCB will attempt in good faith, but shall have no obligation, to locate suitable positions for and to offer employment (at an office of UCB located within a reasonable commuting distance from their respective job locations at the Effective Time) to, all other employees of Seaboard. Any employment so offered by UCB to an employee of Seaboard shall be in such a position, at such location within UCB's state-wide branch system, and for such rate of compensation as UCB shall determine in its sole discretion. Each such person's employment with UCB shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate UCB to employ any such person for any specific period of time or in any specific position or to restrict UCB's right to terminate the employment of any such person at any time and for any reason satisfactory to it.

                  c. Severance Compensation. Seaboard will be permitted to pay severance compensation to any employee of Seaboard at the Effective Time who is not offered employment by UCB (other than any employee who is party to an employment agreement with Seaboard). The amount of such compensation paid to any employee shall not exceed the total of (i) one month's salary or normal wages (at the person's then current salary or wage rate as an employee of Seaboard) plus (ii) one week's salary or wages (at the person's then current salary or wage rate as an employee of Seaboard) multiplied by a number (which in no event shall be less than 3 or more than 26) equal to the person's number of complete years of service as an employee of Seaboard. In the case of any employee of Seaboard at the Effective Time who is offered employment by and becomes an employee of UCB (a "New Employee"), UCB agrees that, if such New Employee's employment is terminated by UCB within sixty (60) days following the Effective Time without cause, then UCB will pay to such terminated New Employee severance compensation in an amount equal to the amount of severance compensation such person would have received from Seaboard as provided above if he or she had not been offered employment with UCB, less one week's salary or wages (at the person's last salary or wage rate as an employee of Seaboard) multiplied by a number equal to the number of complete weeks following the Effective Time during which the New Employee was employed by UCB. The determination of whether there exists cause for UCB's termination of any New Employee's employment shall be made by and solely within the discretion of UCB's Director of Human Resources.

                    In the case of Janet J. Jones, Gwen L. Edmondson and Barbara
S. Everett, in the event any such person who is employed by Seaboard at the Effective Time is not offered employment by UCB, then Seaboard will be permitted to pay severance compensation to such employee in an amount not to exceed the total of twelve month's salary (at the person's then current salary rate as an employee of Seaboard). In the case of any such person who becomes a New Employee, UCB agrees that, if such New Employee's employment is terminated by UCB within twelve months following the Effective Time without cause (determined in the manner described above), then UCB will pay to such terminated New Employee severance compensation in an amount equal to the amount of severance compensation such person would have received from Seaboard as provided above if he or she had not been offered employment with UCB, less one week's salary or wages (at the person's last salary or wage rate as an employee of Seaboard) multiplied by a number equal to the number of complete weeks following the Effective Time during which the New Employee was employed by UCB.

               In addition, in the case of certain employees of Seaboard who will not be offered employment with UCB following the Effective Time or who will be offered employment with UCB but at salary or wage rates that are lower than their rates as employees of Seaboard, UCB may specifically request in writing that such employees remain employed by Seaboard until the Effective Time and, in the case of each such employee who does remain so employed until the Effective Time, then (whether or not such person becomes a New Employee) UCB will pay to such employee as a bonus an amount equal to 10% of the employees' then current annual salary or wage rate as an employee of Seaboard. No such bonus shall be payable to any employee unless UCB shall have specifically requested in writing that such employee remain until the Effective Time (and which written request shall specifically refer to such bonus). Employees of Seaboard who receive such a written request but who terminate their employment prior to the Effective Time shall not be entitled to receive such bonus payment.

               UCB shall attempt in good faith to determine which of Seaboard's employees will and will not be offered employment with UCB following the Effective Time and, within 75 days following the date of this Agreement, to notify each of Seaboard's employees of its determination with respect to that employee and to issue the written requests described above to certain of Seaboard's employees. Notwithstanding anything contained herein to the contrary, no payment of severance compensation shall be made to any person who does not remain an employee of Seaboard at the Effective Time.

                  d. Employee Benefits. Except as otherwise provided herein, any New Employee shall become entitled to receive all employee benefits and to participate in all benefit plans provided by UCB on the same basis (including costs) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of UCB. However, each New Employee shall be given credit for his or her full years of service with Seaboard for purposes of (i) entitlement to vacation and sick leave, and (ii) eligibility for participation and vesting in Bancshares' Section 401(k) savings plan and in its defined benefit pension plan (the "Pension Plan"); provided however, that in no event shall any New Employee be entitled to or be given credit for past service with Seaboard for purposes of the calculation or determination of benefits under the Pension Plan. Notwithstanding anything contained herein to the contrary, if UCB shall believe in good faith that the granting of any such past service credit would not be permissible under the terms and requirements of ERISA, the Code, any governmental rules, regulations and policies thereunder, or any other law or regulations applicable to the operation of any such plan or program, or otherwise would expose any such plan or program or UCB or Bancshares to any penalty, then UCB shall not be required to give any New Employee any such credit for past service with Seaboard.

                  The number of days of vacation and sick leave, respectively, which shall be available to any New Employee during 1996 as an employee of UCB shall be reduced by the number of days of vacation or sick leave used by such New Employee during 1996 prior to the Effective Time as an employee of Seaboard, and, except as provided below, the New Employee shall not be entitled to any credit with UCB for unused vacation leave, sick leave or other paid leave from Seaboard for 1995 or years prior thereto.

                  e. Other Agreements. At the Effective Time, UCB will assume Seaboard's obligations under that certain Supplemental Income Agreement dated April 21, 1988, between Seaboard and Samuel J. Styons. Also, UCB hereby agrees that, immediately prior to the Effective Time, Seaboard may transfer to Samuel
J. Styons title to the automobile then owned by Seaboard and being used by him provided that the original cost of such automobile shall not have been materially higher than the original cost of the automobile owned by the Bank and being used by him as of the date of this Agreement.

         6.08. Confidentiality. Bancshares, UCB and Seaboard each agrees that it will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the others during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties; and, that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.08), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or regulatory authorities in connection with the transactions described herein, or (iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

                  In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other parties all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties.

                  The  parties'   obligations  of  confidentiality   under  this
Paragraph 6.08 shall survive and remain in effect following any termination of this Agreement

     6.09. Tax-Free Reorganization. Bancshares, UCB and Seaboard each undertakes and agrees to use its best efforts to cause the Merger to qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

     6.10. Accounting Treatment. Bancshares, UCB and Seaboard each undertakes and agrees to use its best efforts to cause the Merger to qualify to be treated as a pooling-of-interests for accounting purposes and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

     6.11. Directors' and Officers' Liability Insurance. Bancshares, UCB and Seaboard agree that, to the extent the same can be purchased at a reasonable cost, then immediately prior to the Closing Date Seaboard shall purchase "tail" coverage under and in the same amount of coverage as is provided by its then current directors' and officers' liability insurance policy, effective as of the Effective Time.


               ARTICLE VII.  CONDITIONS PRECEDENT TO MERGER

         7.01. Conditions to all Parties' Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  a. Approval by Governmental or Regulatory Authorities; No Disadvantageous Conditions. (i) The Merger and other transactions described herein shall have been approved, to the extent required by law, by the FDIC, the Commissioner and the North
Carolina State Banking Commission, the Administrator, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions, (ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by Bancshares or UCB to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement to Bancshares and UCB as to render it inadvisable for them to consummate the Merger; (iii) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of the waiting period following approval by the FDIC, no unwithdrawn objection to the Merger shall have been raised by the U.S. Department of Justice; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

                  b. Adverse  Proceedings,  Injunction,  Etc. There shall not be
(i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction; or (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or listed on the Nasdaq National Market as of the Effective Time.

                  h. Employment Agreement. The employment agreements described in Paragraph 6.07. above shall have been executed by the parties thereto.

         7.02. Additional Conditions to Seaboard's Obligations. Notwithstanding any other provision of this Agreement to the contrary, Seaboard's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  a. Material Adverse Change. There shall not have been any material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Bancshares and its consolidated subsidiaries considered as one enterprise, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

                  b. Compliance with Laws. Bancshares and UCB shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Bancshares and its consolidated subsidiaries considered as one enterprise.

                  c. Bancshares' and UCB's Representations and Warranties and Performance of Agreements; Officers' Certificate. Unless waived in writing by Seaboard as provided in Paragraph 10.03. below, each of the respective representations and warranties of Bancshares and UCB contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Bancshares and its consolidated subsidiaries considered as one enterprise, and (ii) as otherwise contemplated by this Agreement; and Bancshares and UCB each shall have performed in all material respects all its respective obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

               Seaboard shall have received a certificate dated as of the Closing Date and executed by Bancshares and UCB and their respective Presidents and Chief Financial Officers to the foregoing effect.

                  d. Legal Opinion of Bancshares and UCB Counsel. Seaboard shall have received from Howard V. Hudson, Esq., General Counsel of Bancshares and UCB, a written opinion dated as of the Closing Date and substantially in the form of Schedule E attached hereto or otherwise in form and substance reasonably satisfactory to Seaboard.

                  e. Other Documents and Information from Bancshares and UCB. Bancshares and UCB shall have provided to Seaboard correct and complete copies of their respective Bylaws, Articles of Incorporation and board resolutions (all certified by their respective Secretaries), together with certificates of the incumbency of their respective officers and such other closing documents and information as may be reasonably requested by Seaboard or its counsel.

                  f. Articles of Merger; Other Actions. Articles of Merger in the form described in Paragraph 1.07. above shall have been duly executed and delivered by UCB as provided in that Paragraph.

                  g. Acceptance by Seaboard's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Seaboard's legal counsel.

         7.03. Additional Conditions to Bancshares' and UCB's Obligations. Notwithstanding any other provision of this Agreement to the contrary, Bancshares' and UCB's separate obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  a. Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Seaboard, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

                  b. Compliance with Laws; Adverse Proceedings, Injunction, Etc. Seaboard shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Seaboard.

                  c. Seaboard's  Representations  and Warranties and Performance
of Agreements; Officers' Certificate. Unless waived in writing by Bancshares or UCB as provided in Paragraph 10.03. below, each of the representations and warranties of Seaboard contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Seaboard, and (ii) as otherwise contemplated by this Agreement; and Seaboard shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                       Bancshares and UCB shall have received a certificate dated as of the Closing Date and executed by Seaboard and its President and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by Bancshares and UCB.

                  d. Effectiveness of Registration Statement; Compliance with Securities and Other "Blue Sky" Requirements. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. Bancshares shall have taken all such other actions, if any, as it shall consider to be required by applicable state securities laws

(i) to cause the Bancshares Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

                  e. Agreements from Seaboard Affiliates. Bancshares shall have received the written Affiliates' Agreements in form and content satisfactory to Bancshares and signed by all persons who are deemed by Bancshares or its counsel to be Affiliates of Seaboard as provided in Paragraph 4.01.a. above.

                  f. Accounting Treatment. (i) Bancshares shall have received assurances from KPMG Peat Marwick LLP, in form and content satisfactory to it, to the effect that the Merger will qualify to be treated as a "pooling-of-interests" for accounting purposes; (ii) if requested by Bancshares, Seaboard's independent public accountants shall have delivered to Bancshares a letter in form and content satisfactory to it to the effect that such accountants are not aware of any facts or circumstances that might cause the Merger not to qualify for such treatment; and (iii) it shall not have come to the attention of management of Bancshares that any event has occurred or that any condition or circumstance exists that makes it likely that the Merger may not so qualify.

                  g. Legal Opinion of Seaboard Counsel. Bancshares and UCB shall have received from Seaboard's special counsel, The Sanford Law Firm PLLC, a written opinion, dated as of the Closing Date and substantially in the form of Schedule F attached hereto or otherwise in form and substance reasonably satisfactory to Bancshares and UCB.

                  h. Other Documents and Information from Seaboard. Seaboard shall have provided to Bancshares and UCB correct and complete copies of Seaboard's Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by Seaboard's Secretary), together with certificates of the incumbency of Seaboard's officers and such other closing documents and information as may be reasonably requested by the Bancshares or UCB or its counsel.

                  i. Consents to Assignment of Real Property Leases. Seaboard shall have obtained all required consents to the assignment to UCB of its rights and obligations under the Real Property Leases, and such consents shall be in such form and substance as shall be satisfactory to Bancshares and UCB; and, each of Seaboard's lessors shall have confirmed in writing that Seaboard is not in default under the terms and conditions of the Real Property Lease between such lessor and Seaboard.

                  j. Articles of Merger; Other Actions. Articles of Merger in the form described in Paragraph 1.07. above shall have been duly executed and delivered by Seaboard as provided in that Paragraph.

                  k. Acceptance by the Bancshares' and UCB's Counsel. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Bancshares' and UCB's legal counsel.

                  l. Certain Merger Expenses. The aggregate of amounts paid or payable by Seaboard for legal and accounting fees
(including amounts payable for the Fairness Opinion described in Paragraph 7.01.d. above) shall not exceed $100,000.


                   ARTICLE VIII.  TERMINATION; BREACH; REMEDIES

         8.01.  Mutual Termination.     At any time prior to the
Effective Time (and whether before or after approval hereof by the shareholders of Seaboard), this Agreement may be terminated by the mutual agreement of Bancshares, UCB and Seaboard. Upon any such mutual termination, all obligations of Seaboard, Bancshares and UCB hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04. above.

         8.02.  Unilateral Termination.   This Agreement may be
terminated by either Bancshares, UCB or Seaboard (whether before or after approval hereof by Seaboard's shareholders) upon written notice to the other parties and under the circumstances described below.

                  a. Termination by Bancshares or UCB. This Agreement may be terminated by Bancshares or UCB by action of its respective Board of Directors or Executive Committee:

                         (i) if Seaboard shall have violated or failed
to fully perform any of its obligations, covenants or agreements contained in Article IV or Article VI herein in any material respect;

                         (ii) if Bancshares or UCB determines at any
time that any of Seaboard's representations or warranties contained in Article II or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

                         (iii) if, notwithstanding Bancshares'
satisfaction of its obligations under Paragraphs 6.01.b., 6.01.c. and 6.01.e. above, Seaboard's shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholder Meeting, or if the Shareholder Meeting is not held on or before March 31, 1996;

                         (iv)  if, upon its consideration of this
Agreement as provided in Paragraph 5.01.a. above, the Board of Directors of either Bancshares or UCB expressly declines to ratify and approve this Agreement;

                         (v)   under the circumstances described in
Paragraph 6.06. above; or,

                         (vi)  if any of the conditions of the
obligations  of  Bancshares  or UCB (as set forth in  Paragraph  7.01.  or 7.03.
above) shall not have been satisfied or effectively waived in writing by Bancshares and UCB, or if the Merger shall not have become effective, on or before June 30, 1996, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

                  However, before Bancshares or UCB may terminate this Agreement for any of the reasons specified above in (i) or (ii) of this Paragraph 8.02.a., it shall give written notice to Seaboard as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Bancshares or UCB shall not become effective if, within thirty (30) days following the giving of such notice, Seaboard shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Bancshares and UCB.

                  b. Termination by Seaboard. This Agreement may be terminated by Seaboard by action of its Board of Directors:

                  (i) if Bancshares or UCB shall have violated or failed to fully perform any of their respective obligations, covenants or agreements contained in Article V or VI herein in any material respect;

                     (ii) if Seaboard determines that any of
Bancshares' or UCB's  respective  representations  and  warranties  contained in
Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

                 (iii) if, subject to Seaboard's satisfaction of its obligations contained in Paragraphs 6.01.a., 6.01.b., 6.01.d. and 6.01.e above, its shareholders do not ratify and approve this Agreement and approve the Merger at the Shareholder Meeting, or if the Shareholder Meeting is not held on or before March 31, 1996; or,

                                 (iv) if any of the conditions of the
obligations of Seaboard (as set forth in Paragraph 7.01. or 7.02.
above) shall not have been satisfied or effectively waived in writing by Seaboard, or if the Merger shall not have become effective, on or before June 30, 1996, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

                       However, before Seaboard may terminate this Agreement for any of the reasons specified above in clause (i) or (ii) of this Paragraph 8.02.b., it shall give written notice to Bancshares and UCB as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Seaboard shall not become effective if, within thirty (30) days following the giving of such notice, Bancshares or UCB shall cure such breach, default or violation or satisfy such condition the reasonable satisfaction of Seaboard.

                  c. Extension of Expiration Date. Except as otherwise shall be agreed among the parties, in the event Bancshares, UCB and Seaboard mutually shall agree to extend the June 30, 1996 expiration date described in Paragraphs 8.02.a.vi and 8.02.b.iv above, then, notwithstanding anything contained in this Agreement to the contrary and to the extent permitted by applicable law and regulations, during the period beginning July 1, 1996, and ending at the Effective Time, Seaboard shall be permitted to declare and pay quarterly cash dividends to its shareholders in amounts not to exceed $.10 per share on the outstanding shares of Seaboard Stock; provided, however, that in no event may Seaboard declare or pay a cash dividend for a calendar quarter if the Effective Time will have occurred prior to the record date for the determination of shareholders entitled to receive Bancshares' regular cash dividend for that same quarter (it being the intent of the parties that Seaboard's shareholders not become entitled to receive a cash dividend from both Seaboard and Bancshares for the same calendar quarter).

         8.03. Breach; Remedies. Except as otherwise provided below, (i) in the event of a breach by Seaboard of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then Bancshares' and UCB's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02. above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by Bancshares or UCB, then Seaboard shall be obligated to reimburse Bancshares and UCB for up to (but not more than) $100,000 in expenses described in Paragraph 6.04. which actually have been incurred by them.

                  Likewise, and except as otherwise provided below, in the event of a breach by Bancshares or UCB of any of its representations or warranties contained in Article III of this

Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Seaboard's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02. above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof. In the event of any such termination of this Agreement by Seaboard, then Bancshares and UCB shall be obligated to reimburse Seaboard for up to (but not more than) $100,000 in expenses described in Paragraph 6.04. which actually have been incurred by Seaboard.

                  Notwithstanding anything contained herein to the contrary, if any party to this Agreement breaches this Agreement by wilfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other party(ies) described in Paragraph 6.04., together with other damages recoverable at law or in equity.


                      ARTICLE IX.  INDEMNIFICATION

         9.01. Indemnification Following Termination of Agreement. Seaboard, Bancshares and UCB each hereby agree that in event this Agreement is terminated for any reason and the Merger is not consummated, then they will indemnify each other as provided below.

                  a. By Seaboard. Seaboard shall indemnify, hold harmless and defend Bancshares and UCB from and against any and all claims, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature, together with reasonable attorneys' fees and legal costs in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which Bancshares or UCB may receive, suffer, pay or incur:

                      (i) in connection with or which arise
out of or result from or are based upon (A) Seaboard's or the Subsidiary's operations or business transactions or their relationship with any of their employees, or (B) Seaboard's or the Subsidiary's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                                 (ii) in connection with or which
arise out of or result from or are based upon any fact, condition or circumstance that constitutes a breach by Seaboard of, or any inaccuracy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Seaboard to perform any of it covenants, agreements or obligations under or in connection with this Agreement;

                     (iii) in connection with or which arise
out of or result from or are based upon any information about or provided by Seaboard which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to Seaboard's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and,

                     (iv) in connection with or which arise
out of or result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up on, from or relating to the Real Property by Seaboard or the Subsidiary or any other person of any Hazardous Substances, or any action taken or any event or condition occurring or existing with respect to the Real Property which constitutes a violation of any Environmental Laws by Seaboard or the Subsidiary or any other person.

                  b. By Bancshares and UCB. UCB shall indemnify, hold harmless and defend Seaboard from and against any and all claims, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature, together with reasonable attorneys' fees and legal costs in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which Seaboard may receive, suffer, pay or incur:

                      (i) in connection with or which arise
out of or result from or are based upon (A) Bancshares' or UCB's operations or business transactions or their relationship with any of their employees, or (B) Bancshares' or UCB's failure to comply with any statute or regulation of any federal , state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

                     (ii) in connection with or which arise
out of or result from or are based upon any fact, condition or circumstance that constitutes a breach by Bancshares or UCB of any of their respective representations or warranties under or in connection with this Agreement, or any failure of Bancshares or UCB to perform any of their respective covenants, agreements or obligations under or in connection with this Agreement; and,

                     (iii) in connection with or which arise
out of or result from or are based upon any information about or provided by them which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to Seaboard's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

         9.02. Indemnification Following Effective Time. Following the Effective Time, UCB agrees that, to the extent they would have had a right to indemnification from Seaboard or the Subsidiary,
then  UCB  will  indemnify Seaboard's  and  the   Subsidiary's   former
officers  and  directors   against liabilities  arising from actions in
their official capacities as officers and directors of Seaboard or the Subsidiary.

         9.03. Procedure for Claiming Indemnification. Any party seeking to be indemnified hereunder promptly shall give written notice and furnish adequate documentation to the other party of any claims in respect of which indemnity is sought. The indemnifying party, through its own counsel and at its own expense, shall defend any such claim and shall have exclusive control over the investigation, preparation, and defense of such claim and all negotiations relating to its settlement or compromise. The obligations of either party to indemnify the other hereunder apply only if the party seeking to be indemnified cooperates with and assists the indemnifying party in all reasonably necessary respects in the conduct of the suit.


                ARTICLE X.  MISCELLANEOUS PROVISIONS

         10.01. "Previously Disclosed" Information. "Previously Disclosed" shall mean, as to Seaboard or as to Bancshares and UCB, the disclosure of information in a letter delivered by such party to the other prior to the date of this Agreement and which specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs and items of this Agreement applicable thereto.

                Information disclosed in either party's letter described above shall be deemed to have been Previously Disclosed by such party for the purpose of any given Paragraph, subparagraph or item of this Agreement only to the extent that information is expressly set forth in such party's letter described above and that, in connection with such disclosure, a specific reference is made in the letter to that Paragraph, subparagraph or item.

         10.02. Survival of Representations, Warranties,
Indemnification and Other Agreements.

                  a. Representations, Warranties and Other Agreements. None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties agreements contained in Paragraph 6.08. above, and Bancshares' representation and warranty contained in Paragraph 3.02. above, shall survive the effectiveness of the Merger.

                  b. Indemnification. The parties' indemnification agreements and obligations pursuant to Paragraph 9.1. above shall become effective only in the event this Agreement is terminated, and neither of the parties shall have any obligations under that Paragraph in the event of or following consummation of the Merger. UCB's indemnification agreements and obligations pursuant to Paragraph 9.2. above shall become effective only at the Effective Time, and UCB shall not have any obligation under that Paragraph prior to the Effective Time or in the event of or following termination of this Agreement.

         10.03. Waiver. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

         10.04. Amendment. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Seaboard, by an agreement in writing approved by a majority of the Board of Directors of Bancshares, UCB and Seaboard executed in the same manner as this Agreement; provided however, that, except with the further approval of Seaboard's shareholders of that change or as otherwise provided herein, following approval of this Agreement by the shareholders of Seaboard no change may be made in the number of shares of Bancshares Stock into which each share of Seaboard Stock will be converted.

         10.05.  Notices.   All notices and other communications
hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, postage prepaid, as follows:

                  a.       If to Seaboard, to:

                           Seaboard Savings Bank, Inc., SSB
                           433 US Highway 64 East
                           Post Office Box 127
                           Plymouth, North Carolina  27962

                           Attention:  Samuel J. Styons, President

                        With copy to:  Ronald D. Raxter, Esq.
                            The Sanford Law Firm PLLC
                          234 Fayetteville Street Mall
                                       Suite 100
                          Raleigh, North Carolina 27601

                  b.   If to either Bancshares or UCB, to:

                           United Carolina Bancshares Corporation
                           127 West Webster Street
                           Post Office Box 632
                           Whiteville, North Carolina  28472

                Attention: David L. Thomas, Exec. Vice President

                            With copy to:  William R. Lathan, Jr., Esq.
                              Ward and Smith, P.A.
                               1001 College Court
                               Post Office Box 867
                         New Bern, North Carolina 28563

         10.06. Further Assurance. Seaboard, Bancshares and UCB each agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request.

         10.07.  Headings and Captions.   Headings and captions of
the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

         10.08. Entire Agreement. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.

         10.09. Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

         10.10. Assignment. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

         10.11. Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

         10.12. Governing Law. This Agreement is made in and shall be construed and enforced in accordance with the laws of North
Carolina.

         IN WITNESS WHEREOF, Seaboard, Bancshares and UCB each has caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.


                                   UNITED CAROLINA BANK



                               By:
                                  David Thomas
ATTEST:                                         Executive Vice President



       Secretary

                     UNITED CAROLINA BANCSHARES CORPORATION



                                By:
                                  David Thomas
ATTEST:                                        Executive Vice President



       Secretary

                        SEABOARD SAVINGS BANK, INC., SSB



                                By:
                                Samuel J. Styons
ATTEST:                                       President



       Secretary

         With respect to the above Agreement and Plan of Reorganization and Merger (the "Agreement"), each of the individuals signing below agrees as follows:

         1. As a director of SEABOARD SAVINGS BANK, INC., SSB ("Seaboard"), unless there has been a material change in circumstances since the date of such Agreement or for any reason it would, in my reasonable opinion, violate my duty or obligations as a director to the Bank or to its shareholders, I will:

                  a. Recommend to Seaboard's shareholders that they vote their shares in favor of ratification and approval of the Agreement and approval of the Merger described therein;

                  b. Vote against any action on the part of Seaboard that would be in violation of the Agreement; and

                  c. Vote in favor of any action on the part of Seaboard that is necessary or appropriate to carry out the intent and purposes or the Agreement.

         2.  Further, in my individual capacity, I will:

                  a. Vote all shares of Seaboard's common stock which I have the power to vote in favor of ratification and approval of the Agreement and approval of the Merger described therein; and

                  b. During a period commencing on the date of this Agreement and ending two (2) years following the Effective Time (the "Restriction Period"), I will not "Compete" (as defined below), directly or indirectly, with Seaboard, the Subsidiary or UCB in the geographic area consisting of Washington, Martin, Bertie and Tyrrell Counties, North Carolina (the "Relevant Market").

                           I hereby acknowledge and agree that the Relevant
Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect UCB's economic interest to be acquired in connection with the Merger.

                           For the purposes of this Paragraph 2(b), the
following terms shall have the meanings set forth below:

                     Compete. The term "Compete" means: (i)
soliciting or securing deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person; (iii) soliciting any Person residing in the Relevant Market to purchase an insurance policy from or through any insurance agent or agency other than the Subsidiary or UCB; (iv) prior to the Effective Time, inducing or attempting to induce any Person who is a Customer of Seaboard or the Subsidiary to change any depository, loan and/or other banking relationship of the Customer from Seaboard to another Financial Institution, or to change any insurance relationship from the Subsidiary to another insurance agent or agency; (iv) after the Effective Time, inducing or attempting to induce any Person who was a Customer of Seaboard or the Subsidiary at the Effective Time or who is a Customer of UCB to change any depository, loan and/or other banking relationship of the Customer from UCB to another Financial Institution, or to change any insurance relationship from the Subsidiary or UCB to another insurance agent or agency; (v) acting as a consultant, officer, director (including an advisory or "local" director), independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, supervision, business or operation of any office of such Financial Institution located in the Relevant Market; or (vi) prior to the Effective Time, communicating to any Financial Institution the names or addresses or any financial information concerning any Person who is a Customer of Seaboard or the Subsidiary; (vi) after the Effective Time, communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of Seaboard or the Subsidiary at the Effective Time or who is a Customer of UCB.

                           Customer.  The terms "Customer of Seaboard",
"Customer of the Subsidiary" and "Customer of UCB" mean any Person with whom Seaboard, the Subsidiary or UCB, respectively, has a depository, loan, insurance and/or other banking or financial service relationship.

                           Financial Institution.  The term "Financial
Institution" means any federal or state chartered bank, savings bank, savings and loan association or credit union, or any holding company for or corporation that owns or controls any such entity, or any other Person engaged in the business of making loans of any type or receiving deposits, other than Seaboard, UCB or one of their affiliated corporations.

                           Person.  The term "Person" means any natural
person or any corporation,  partnership,  proprietorship,  joint venture, trust,
estate,  governmental  agency  or  instrumentality,   fiduciary,  unincorporated
association or other entity.

         This Paragraph 2.b. shall not apply to Samuel J. Styons or Donald A. Hall who shall be subject to separate covenants regarding competition contained in their employment agreements with UCB.

         WITNESS our hands and seals this the date first above written.




                         (Seal)                              (Seal)
E. G. Cantrell                       Samuel J. Styons





                         (Seal)                              (Seal)
John L. Goodwin                      W. Braxton Voliva




                         (Seal)                              (Seal)
Donald A. Hall                       Dallas G. Waters




                         (Seal)
Robert L. Howell

                       SCHEDULES TO AGREEMENT AND PLAN OF
                            REORGANIZATION AND MERGER




                     SCHEDULE                                                   DESCRIPTION

                         A                           Plan of Merger

                         B                           Form of Affiliate's Letter

                         C                           Form of Employment Agreement with
                                                     Samuel J. Styons

                         D                           Form of Employment Agreement with
                                                     Donald A. Hall

                         E                           Form of Legal Opinion of Counsel
                                                     for Bancshares and UCB

                         F                           Form of Legal Opinion of Counsel
                                                     for Seaboard


Seaboard Savings Bank, Inc., SSB, agrees to furnish supplementally a copy of any omitted schedule upon request

                                                       APPENDIX B

                            APPENDIX B

       EXCERPT FROM NORTH CAROLINA BUSINESS CORPORATION ACT


                           ARTICLE 13.

                       Dissenters' Rights.

Part 1.  Right to Dissent and Obtain Payment for Shares.

(section mark) 55-13-01.  Definitions.

     In this Article:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

(section mark) 55-13-02.  Right to dissent.

     (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or
          (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
          (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(section mark) 55-13-03.  Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

     (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (2) He does so with respect to all shares of which he is the beneficial shareholder.

      Part 2.  Procedure for Exercise of Dissenters' Rights.

(section mark) 55-13-20.  Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

     (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

     (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

(section mark) 55-13-21.  Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

     (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (2)  Must not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

(section mark) 55-13-22.  Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (3)  Supply a form for demanding payment;

     (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

     (5)  Be accompanied by a copy of this Article.

(section mark) 55-13-23.  Duty to demand payment.

     (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his share under this Article.

(section mark) 55-13-24.  Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(section mark) 55-13-25.  Offer of payment.

     (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment, and shall pay this amount to each dissenter who agrees in writing to accept it in full satisfaction of his demand.

     (b)  The offer of payment must be accompanied by:

     (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

     (2) A statement of the corporation's estimate of the fair value of the shares;

     (3)  An explanation of how the interest was calculated;

     (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

     (5)  A copy of this Article.

(section mark) 55-13-26.  Failure to take action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must sent a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

(section mark) 55-13-28.    Procedure if shareholder dissatisfied with
                            corporation's offer or failure to perform.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate or reject the corporation's offer under G.S. 55-13-25 and demand payment of the fair value of his shares and interest due, if:

     (1) The dissenter believes that the amount offered under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

     (2) The corporation fails to make payment to a dissenter who accepts the corporation's offer under G.S. 55-13-25 within 30 days after the dissenter's acceptance; or

     (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation offered payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

              Part 3. Judicial Appraisal of Shares.

(section mark) 55-13-30.  Court action.

     (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the date of his payment demand under G.S. 55-13-28 and petition the court to determine the fair value of the shares and accrued interest. Upon service upon it of the petition filed with the court, the corporation shall pay to the dissenter the amount offered by the corporation under G.S. 55-13-25.

     (a1) If the dissenter does not commence the proceeding within the 60-day period, the dissenter shall have an additional 30 days to either
(i) accept in writing the amount offered by the corporation under G.S. 55-13-25, upon which the corporation shall pay such amount to the dissenter in full satisfaction of his demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting shareholder. A dissenter who takes no action within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

     (b)  Reserved for future codification purposes.

     (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. However, in a proceeding by a dissenter in a public corporation, there is no right to a trial by jury.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

(section mark) 55-13-31.  Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

     (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                       APPENDIX C



                         EXPECTED FORM OF FORMAL OPINION
             FOR INCLUSION AS EXHIBIT IN PROSPECUTS/PROXY STATEMENT


                                                   _______, 1995



Board of Directors
Seaboard Savings Bank, Inc. SSB
P.O. Box 127
Plymouth, North Carolina 27962

Members of the Board:

Seaboard Savings Bank, Inc. SSB ("Seaboard Savings Bank") and United Carolina Bancshares Corporation ("Bancshares") have entered into an Agreement and Plan Reorganization and Merger, dated as of September 19, 1995 (the "Merger Agreement"), pursuant to which Bancshares will acquire Seaboard Savings Bank by means of a merger ("the Merger") of Seaboard Savings Bank into United Carolina Bank ("UCB") and the exchange by Bancshares of .9104 shares of Bancshares stock for each of the outstanding no par value shares of common stock of Seaboard Savings Bank.

The Meritas Group, Inc., as a customary part of its financial advisory consulting business, is engaged in the valuation of commercial banking and thrift institutions and their securities in connection with mergers and acquisitions, conversions from mutual to stock form, private placements and valuations for corporate and other purposes.

You have requested our opinion as to the fairness, from a financial point of view, to Seaboard Savings Bank and its shareholders of the proposed exchange of each share of common stock of Seaboard Savings Bank for .9104 shares of Bancshares common stock pursuant to the terms of Merger Agreement.

In arriving at the opinion set forth below, we have, among other things:

         (1) Reviewed Seaboard Savings Bank' Annual Reports to Stockholders and related financial information for the two fiscal years ended December 31, 1994 and for the quarters and nine month periods ended September 30, 1995;

         (2) Compared the results of  operations  of Seaboard  Savings Bank with
         those  of  certain  financial   institutions  which  we  deemed  to  be
         reasonably similar to Seaboard Savings Bank;

         (3) Conducted discussions with members of senior management of Seaboard Savings Bank concerning the current business and prospects;

         (4) Reviewed the historical market prices and trading activity for the shares of Bancshares common stock and compared them with those certain publicly-traded bank holding companies which we deemed to be reasonably similar to Bancshares;

         (5) Reviewed Bancshares's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1994;and the first quarter ended March 31, 1995;and for the quarter and six months ended June 30, 1995;

         (6) Reviewed the Merger Agreement;

         (7) Compared the proposed financial terms of the transaction contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant and;

Board of Directors
_______, 1995
Page 2



         (8) Reviewed other financial data, including data regarding Bancshares's financial ratios and stock trading data, compared such information to similar information for certain other companies and performed such other investigations and took into account such other matters as we deemed necessary.

In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by Seaboard Savings Bank and Bancshares, including the representations and warranties of such parties included in the Merger Agreement, and we have not independently verified such information or undertaken an independent appraisal of the assets of Seaboard Savings Bank.

It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof.

Consummation of the Merger is subject to the receipt of final regulatory approvals and approval of the stockholders of Seaboard Savings Bank.

It is understood that this opinion may be included in its entirety in any communication by Seaboard Savings Bank or its Board of Directors to the stockholders of Seaboard Savings Bank. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

On the basis of, and subject to the foregoing, we are of the opinion that as of the date hereof, the terms of the Merger Agreement are fair, from a financial point of view, to the holders of Seaboard Savings Bank common stock including shares resulting from the conversion of the Seaboard Savings Bank convertible preferred stock.

                                                      THE MERITAS GROUP, INC.

                        PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers

    The North Carolina Business Corporation Act (the "NCBCA") provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorney's fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

    Permissible Indemnification. Under the NCBCA, a corporation may, but is not required to, indemnify or agree to indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

    Mandatory Indemnification. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

    Advance for Expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

    Court-Ordered Indemnification. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either
(i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

    Voluntary Indemnification. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution,m "indemnify or agree to indemnify any one or more of its officers, directors, employees and agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

    Parties Entitled to Indemnification. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

    Indemnification by Registrant. Subject to such restrictions as are provided by federal securities law, Registrant's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification. In addition, Registrant currently maintain directors' and officers' liability insurance.


Item 21.  Exhibits and Financial Statement Schedules.

    The following exhibits and financial statement schedules are filed as part of this Registration Statement.

(a)  Exhibits


    Exhibit Number
     pursuant to
     Item 601 of
    Regulation S-K                     Description of Exhibit

          2                             Agreement and Plan of Reorganization
                                        and Merger by and among Seaboard
                                        Savings Bank, Inc., SSB, United
                                        Carolina Bancshares Corporation and
                                        United Carolina Bank (included as
                                        and incorporated from Appendix A of
                                        the Prospectus/Proxy Statement
                                        filed as part of the Registration
                                        Statement)


          5                             Opinion and Consent of Howard V.
                                        Hudson, Esq., as to legality of
                                        shares being registered


          8                             Opinion of KPMG Peat Marwick LLP as
                                        to tax matters


          10.1                          Form of proposed Employment
                                        Agreement between United Carolina
                                        Bank and Samuel J. Styons


          10.2                          Form of proposed Employment
                                        Agreement between United Carolina
                                        Bank and Donald A. Hall


          23.1                          Consent of Howard V. Hudson, Jr.,
                                        Esq. (included in Exhibit 5)


          23.2                          Consents of KPMG Peat Marwick LLP


          23.3                          Consent of McGladrey & Pullen, LLP



                                  II-2



          23.4                          Consent of The Meritas Group, Inc.


          24                            Power of Attorney


          99                            Form of appointment of proxy to be
                                        used in connection with the Special
                                        Meeting of Shareholders of the
                                        Seaboard Savings Bank, Inc., SSB

_______________________

* Filed previously

(b)  Financial Statement Schedules.

    All financial statement schedules are omitted as substantially all the required information is contained in the Registrant's consolidated financial statements which are incorporated herein by reference or is not applicable.

Item 22.  Undertakings

    (a)  The undersigned registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

         Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (e) The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whiteville, State of North Carolina, on October 31, 1995.

                             UNITED CAROLINA BANCSHARES CORPORATION


                             BY:    /s/ E. Rhone Sasser
                                       E. Rhone Sasser
                                       President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                              Title                     Date

      /s/ E. Rhone Sasser          Chairman of the Board,          October 31, 1995
       E. Rhone Sasser             President and Chief Executive
                                   Officer (principal executive
                                   officer)

      /s/ Ronald C. Monger         Executive Vice President and    October 31, 1995
       Ronald C. Monger            Chief Financial Officer
                                   (principal financial officer)


      /s/ John F. Watson           Controller (principal           October 31, 1995
       John F. Watson              accounting officer)


     /s/ J. W. Adams               Director                        October 31, 1995
       J. W. Adams


     /s/ John V. Andrews          Director                         October 31, 1995
      John V. Andrews


     /s/ Russell M. Carter       Director                          October 31, 1995
       Russell M. Carter


          W. E. Carter           Director                          October __, 1995


     /s/ Alfred E. Cleveland     Director                          October 31, 1995
       Alfred E. Cleveland


     /s/ James L. Cresimore      Director                          October 31, 1995
       James L. Cresimore


                                      II-5


     /s/ Thomas P. Dillon       Director                           October 31, 1995
       Thomas P. Dillon


     /s/ C. Frank Griffin      Director                            October 31, 1995
       C. Frank Griffin


     /s/ James C. High         Director                            October 31, 1995
       James C. High


     /s/ Jack E. Shaw          Director                            October 31, 1995
       Jack E. Shaw


     /s/ Harold B. Wells      Director                             October 31, 1995
       Harold B. Wells


     /s/ Charles M. Winston   Director                             October 31, 1995
       Charles M. Winston





                                    II-6


                              EXHIBIT INDEX




 Exhibit Number
  pursuant to
  Item 601 of
 Regulation S-K                         Description of Exhibit
       2                 Agreement and Plan of Reorganization and Merger by and
                         among Seaboard Savings Bank, Inc., SSB, United Carolina
                         Bancshares Corporation and United Carolina Bank (included
                         as and incorporated from Appendix A of the Prospectus/Proxy
                         Statement filed as part of the Registration Statement)


       5 Opinion and Consent of Howard V. Hudson, Jr., Esq., as to legality of shares being registered


       8                 Form of Opinion of KPMG Peat Marwick LLP as to tax matters


      10.1               Form of proposed Employment Agreement between United
                         Carolina Bank and Samuel J. Styons


      10.2               Form of proposed Employment Agreement between United
                         Carolina Bank and Donald A. Hall


      23.1               Consent of Howard V. Hudson, Jr., Esq. (included in Exhibit
                         5)


      23.2               Consents of KPMG Peat Marwick LLP


      23.3               Consent of McGladrey & Pullen, LLP


      23.4               Consent of The Meritas Group, Inc.


      24                 Power of Attorney


      99                 Form of appointment of proxy to be used in connection with the Special Meeting of Shareholders of the Seaboard Savings
                         Bank, Inc., SSB